     As filed with the Securities and Exchange Commission on March 7, 1997.


                                                      REGISTRATION NO. 333-21175
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                MCN CORPORATION
                                MCN Financing II
                               MCN Financing III
                                MCN Financing IV
                          (Exact Name of Registrant as
                           Specified in Its Charter)

                                    Michigan
                                    Delaware
                                    Delaware
                                    Delaware
                        (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   38-2820658
                                   38-6668275

                                   38-3334051


                                   38-3334052

                                (I.R.S. Employer
                              Identification No.)

                            ------------------------

          500 Griswold Street, Detroit, Michigan 48226, (313) 256-5500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            ------------------------

                            DANIEL L. SCHIFFER, ESQ.
              Senior Vice President, General Counsel and Secretary
                                MCN CORPORATION
          500 Griswold Street, Detroit, Michigan 48226, (313) 256-5500
 (Name, Address, Including Zip Code, and Telephone Number, Area Code, of Agent
                        for Service for Each Registrant)

                                   Copies to:

                              JOHN W. OSBORN, ESQ.
                            VINCENT J. PISANO, ESQ.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 735-2718
                             WILLIAM S. LAMB, ESQ.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                         New York, New York 10019-5389
                                 (212) 424-8000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [X]

                            ------------------------


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains four forms of prospectus: (i) a prospectus supplement covering Trust Originated Preferred Securities(SM) ("TOPrS(SM)") to be issued by MCN Financing II and guaranteed to the extent set forth therein by MCN Corporation, doing business as MCN Energy Group Inc. (ii) a prospectus supplement covering preferred securities ("Capital Securities") to be issued by MCN Financing IV and guaranteed to the extent set forth therein by MCN Energy Group Inc., (iii) a prospectus supplement covering FELINE PRIDES(SM), consisting of Income PRIDES and Growth PRIDES, both of which are referred to as "Stock Purchase Units" in the base prospectus, to be issued by MCN Energy Group Inc., and (iv) a base prospectus for MCN Energy Group Inc., MCN Financing II, MCN Financing III and MCN Financing IV.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MARCH 7, 1997


PROSPECTUS SUPPLEMENT
----------------------------------

(TO PROSPECTUS DATED             , 1997)

                         6,000,000 PREFERRED SECURITIES

                                MCN FINANCING II
           % TRUST ORIGINATED PREFERRED SECURITIESSM ("TOPRS(SM)")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                           MCN ENERGY GROUP INC. LOGO

     The    % Trust Originated Preferred Securities (the "Preferred Securities")
offered hereby represent preferred undivided beneficial interests in the assets of MCN Financing II, a statutory business trust formed under the laws of the State of Delaware ("MCN Financing" or the "Trust"). MCN Corporation, a Michigan corporation, doing business as MCN Energy Group Inc., ("MCN" or the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of MCN Financing. MCN Financing exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in an
equivalent amount of    % Junior Subordinated Debentures due 2037 (the "Junior
Subordinated Debentures") of MCN. The Junior Subordinated Debentures and the Preferred Securities in respect of which this Prospectus Supplement is being delivered shall be referred to herein as the "Offered Securities." The Junior Subordinated Debentures when issued will be unsecured obligations of MCN and will be subordinate and junior in right to certain other indebtedness of the Company, as described herein, and pari passu in right of payment with MCN's other junior subordinated debentures. Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.
                                                       (Continued on next page.)
                            ------------------------


    SEE "RISK FACTORS" BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.


    Application will be made to list the Preferred Securities on the New York
Stock Exchange, Inc. (the "New York Stock Exchange") under the symbol "      ."
If so approved, trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=======================================================================================================================
                                                  INITIAL PUBLIC            UNDERWRITING             PROCEEDS TO
                                                OFFERING PRICE(1)          COMMISSION(2)             TRUST(3)(4)
-----------------------------------------------------------------------------------------------------------------------
Per Preferred Security......................          $25.00                    (3)                     $25.00
-----------------------------------------------------------------------------------------------------------------------
Total.......................................       $150,000,000                 (3)                  $150,000,000
=======================================================================================================================

(1) Plus accrued distributions, if any, from                 , 1997.

(2) MCN Financing and MCN have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Debentures, MCN has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of such proceeds $ per Preferred Security (or $ in the aggregate); provided, that such compensation for sales of 10,000 or more Preferred Securities to a
    single purchaser will be $      per Preferred Security. Therefore, to the
    extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."

(4) Expenses of the offering which are payable by MCN are estimated to be
    $      .

                            ------------------------

    The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form
through the facilities of The Depository Trust Company, on or about            ,
1997.
                            ------------------------

                              MERRILL LYNCH & CO.
                            ------------------------

          The date of this Prospectus Supplement is            , 1997.

(SM)"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

(Continued from previous page)


    Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of    % of the liquidation amount of $25 per
Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing            , 1997 ("distributions"). The payment of
distributions out of moneys held by MCN Financing and payments on liquidation of MCN Financing or the redemption of Preferred Securities, as set forth below, are guaranteed by MCN (the "Guarantee") to the extent described herein and under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that MCN has made a payment of interest or principal or other payments on the Junior Subordinated Debentures held by MCN Financing as its sole asset. The Guarantee, when taken together with MCN's obligations under the Junior Subordinated Debentures and the Indenture (as defined below) and its obligations under the Declaration (as defined below), including its obligations to pay costs, expenses, debts and liabilities of MCN Financing (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. See "Risk Factors -- Rights Under the Guarantee" herein. The obligations of MCN under the Guarantee are subordinate and junior in right of payment to all other liabilities of MCN (other than any guarantee, now existing or hereafter entered into, by the Company in respect of any preferred or preference stock of any subsidiary of the Company, which ranks pari passu with the Guarantee) and pari passu with the most senior preferred stock issued, from time to time, if any, by MCN. The obligations of MCN under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of MCN, which aggregated approximately $1,673 million at December 31, 1996, and rank pari passu with other junior subordinated debentures issued by MCN and with MCN's other general unsecured creditors. The Junior Subordinated Debentures purchased by MCN Financing may be subsequently distributed pro rata to holders of the Preferred Securities and Common Securities in connection with the dissolution of MCN Financing, upon the occurrence of certain events.


    The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment date and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of MCN Financing. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, no amounts will be paid on the Preferred Securities. If MCN does not make principal or interest payments on the Junior Subordinated Debentures, MCN Financing will not have sufficient funds to make distributions on the Preferred Securities, in which event, the Guarantee will not apply to such distributions until MCN Financing has sufficient funds available therefor.

    MCN has the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), provided that such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon
(to the extent permitted by applicable law) at an annual rate of    % per annum
compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period," "Risk Factors -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

    The Junior Subordinated Debentures are redeemable by MCN, in whole or in
part, from time to time, on or after            , 2002, or at any time in
certain circumstances upon the occurrence of a Tax Event (as defined herein). If MCN redeems Junior Subordinated Debentures, MCN Financing must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed at $25 per Preferred Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities -- Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Debentures. The Junior
Subordinated Debentures mature on            , 2037. In addition, upon the
occurrence of a Special Event (as defined herein), unless the Junior Subordinated Debentures are redeemed in the limited circumstances described herein, MCN Financing shall be dissolved, with the result that the Junior Subordinated Debentures will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of any cash distribution. See "Description of the Preferred Securities -- Special Event Redemption or Distribution." In the case of the occurrence of a Special Event that is a Tax Event, MCN will have the right in certain circumstances to redeem the Junior Subordinated Debentures, which would result in the redemption by MCN Financing of Trust Securities in the same amount on a pro rata basis. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, MCN will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures."

    In the event of the involuntary or voluntary dissolution, winding up or termination of MCN Financing, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, winding up or termination the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."
                            ------------------------


CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             MCN ENERGY GROUP INC.

             SELECTED HISTORICAL FINANCIAL INFORMATION (UNAUDITED)


                                                                     YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------------------------
                                                     1996         1995         1994         1993         1992
                                                  ----------   ----------   ----------   ----------   ----------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING RESULTS(1)
  Operating Revenues............................  $1,997,268   $1,495,232   $1,473,633   $1,420,754   $1,395,341
  Operating Income..............................  $  211,293   $  188,229   $  147,914   $  138,694   $  120,744
  Net income from:
    Continuing Operations.......................  $  112,569   $   93,169   $   74,598   $   70,173   $   54,537
    Discontinued Operations.....................      37,771        3,587        3,170        2,617        2,581
                                                  ----------   ----------   ----------   ----------   ----------
         Total..................................  $  150,340   $   96,756   $   77,768   $   72,790   $   57,118
                                                  ==========   ==========   ==========   ==========   ==========
  Earnings Per Share from:
    Continuing Operations.......................  $     1.68   $     1.44   $     1.26   $     1.20   $     1.00
    Discontinued Operations.....................         .57         0.05         0.05         0.04         0.05
                                                  ----------   ----------   ----------   ----------   ----------
         Total..................................  $     2.25   $     1.49   $     1.31   $     1.24   $     1.05
                                                  ==========   ==========   ==========   ==========   ==========
  Average Number of Common Shares Outstanding
    (000's).....................................      66,944       64,743       59,394       58,642       54,216

  GAS DISTRIBUTION (MMCF)(2)
    Gas sales...................................     220,958      209,816      204,384      205,372      203,110
    End user transportation.....................     146,895      145,761      140,020      128,643      129,722
    Intermediate transportation.................     527,510      374,428      322,969      302,662      209,360
                                                  ----------   ----------   ----------   ----------   ----------
         Total..................................     895,363      730,005      667,373      636,677      542,192
                                                  ==========   ==========   ==========   ==========   ==========
    Customers...................................   1,183,443    1,172,613    1,154,545    1,141,986    1,130,165
  DIVERSIFIED ENERGY(2)
    Exploration & Production
      Gas Production (MMcf).....................      57,202       31,420       16,513        2,307           --
      Oil Production (Mbbl).....................       1,086          388           85           --           --
      Gas and Oil Production (MMcf
         Equivalent)............................      63,718       33,748       17,023        2,307           --
    Pipelines & Processing (MMcf)(3)
      Gas Processed.............................      44,223       14,588        1,942           --           --
      Transportation............................      86,391        4,994        1,194          294           --
    Energy Marketing and Power Generation (MMcf)
      Gas Sales.................................     218,952      170,668      142,352      122,782      112,263
      Exchange Gas Deliveries...................      22,586       16,462       13,301       10,016        2,443
                                                  ----------   ----------   ----------   ----------   ----------
                                                     241,538      187,130      155,653      132,798      114,706
                                                  ==========   ==========   ==========   ==========   ==========
CAPITAL INVESTMENTS(4)
  Gas Distribution..............................  $  215,318   $  241,494   $  153,059   $  143,120   $  130,776
  Diversified Energy............................     552,866      385,114      196,030       60,925       34,608
  MCN's Share of Joint Ventures.................      16,056       52,850       40,422       36,502       31,203
  Discontinued Operations(1)....................       6,508        9,380       12,458        5,064        5,484
                                                  ----------   ----------   ----------   ----------   ----------
         Total..................................  $  790,748   $  688,838   $  401,969   $  245,611   $  202,071
                                                  ==========   ==========   ==========   ==========   ==========
TOTAL ASSETS....................................  $3,633,404   $2,898,640   $2,240,973   $1,881,900   $1,648,989
                                                  ==========   ==========   ==========   ==========   ==========


                                                        (continued on next page)

                                                                     YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------------------------
                                                     1996         1995         1994         1993         1992
                                                  ----------   ----------   ----------   ----------   ----------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
LONG-TERM DEBT AND CAPITAL LEASE
  OBLIGATIONS(5)................................  $1,252,040   $  993,407   $  685,519   $  494,821   $  379,811
                                                  ==========   ==========   ==========   ==========   ==========
REDEEMABLE CUMULATIVE PREFERRED STOCK OF
  SUBSIDIARY(5).................................  $       --   $       --   $    2,618   $    5,618   $    9,000
                                                  ==========   ==========   ==========   ==========   ==========
MCN-OBLIGATED MANDATORILY REDEEMABLE PREFERRED
  SECURITIES OF SUBSIDIARIES HOLDING SOLELY
  SUBORDINATED DEBENTURES OF MCN................  $  173,809   $   96,449   $   96,349   $       --   $       --
                                                  ==========   ==========   ==========   ==========   ==========
COMMON STOCK
  Market Price Per Share (end of period)........  $   28.875   $    23.25   $    18.00   $    17.38   $    15.44
  Dividends Paid Per Share......................  $    .9400   $    .9000   $    .8675   $    .8450   $    .8250


---------------
MMcf -- One million cubic feet.

Mbbl -- Thousands of barrels

(1) In June 1996, MCN sold its computer operations subsidiary, The Genix Group, Inc. ("Genix"). Accordingly, Genix has been accounted for as a discontinued operation.

(2) Includes intercompany volumes.

(3) Includes MCN's share of joint ventures.

(4) Capital investments represent consolidated capital expenditures, acquisitions, and MCN's share of capital expenditures made by joint ventures, less the minority partners' share of consolidated capital expenditures.


(5) Excludes current requirements. Long-term debt includes a $100 million term loan, due 2000, of MCNIC Oil & Gas Company, a wholly-owned subsidiary of MCNIC, with recourse to MCN limited to certain events, including the realization of tax credits and performance under swap contracts.

                             MCN ENERGY GROUP INC.


     In January 1997, MCN Corporation began doing business under the name MCN Energy Group Inc. (MCN). The formal corporate name change is subject to shareholder approval to be sought at the Company's 1997 Annual Shareholders' Meeting. The name change reflects the Company's evolution during the past five years from a natural gas distribution company into a new, diversified energy company. MCN Energy Group Inc. will retain its current New York Stock Exchange symbol of "MCN".



     As of December 31, 1996, MCN was a $3.6 billion (assets) diversified energy holding company with natural gas markets and investments in various regions in North America and internationally. MCN's strategy is to aggressively invest in a diverse portfolio of domestic and international energy-related projects. MCN's intent is:



      - to invest in a portfolio of projects including investments in exploration and production, power generation, gas gathering and processing systems, and gas storage;



      - to continue to market natural gas to large-volume users and utilities;
        and



      - to continue the growth of its Gas Distribution business through investments and acquisition of assets leading to business and market expansion.



     Accordingly, MCN's capital investments could exceed $3.0 billion by the year 2000. This expected level of investment will increase capital requirements materially in excess of internally generated funds and require the issuance of additional debt and equity securities. MCN's capital requirements and general market conditions will affect the timing and amount of future issuances. As it expands its business, MCN's capitalization objective is to maintain its solid investment-grade credit ratings through a strong balance sheet.



     MCN operates through two major business groups, Diversified Energy and Gas Distribution.



     DIVERSIFIED ENERGY, operating through MCN Investment Corporation (MCNIC), is an integrated energy group with investments in exploration and production, gas gathering and processing, gas storage fields and electric power generation. It also markets natural gas to large-volume users and utilities. For the twelve months ended December 31, 1996, operating revenues for this segment exceeded $700 million and, at December 31, 1996, total assets exceeded $1.5 billion, including investments in joint ventures. For the twelve month period ended December 31, 1996, MCNIC invested approximately $575 million in various projects, of which approximately $400 million was for exploration and production projects. Expanding domestic and international opportunities should enable MCNIC to continue to grow its markets and increase its asset-based investments.



     At December 31, 1996, MCNIC owned 1,138 billion cubic feet (Bcf) of proved gas reserves, and proved oil reserves totaled 17.2 million barrels, or the equivalent of another 103 Bcf of natural gas. The number of producing oil and gas wells totaled 2,890 at December 31, 1996.



     GAS DISTRIBUTION, operating principally through Michigan Consolidated Gas Company, operates the largest natural gas distribution and intrastate transmission system in Michigan and one of the largest in the United States. For the twelve months ended December 31, 1996, operating revenues for this segment were approximately $1.3 billion. In addition, at December 31, 1996, the segment had total assets of approximately $2.1 billion. Gas Distribution serves approximately 1.2 million customers in more than 500 communities throughout Michigan with gas sales and transportation markets of about 900 Bcf. Gas Distribution continues to increase its markets by reaching customers in new communities, offering new services to current customers and expanding its intrastate gas transportation network.


     The mailing address of MCN's principal executive office is 500 Griswold Street, Detroit, Michigan 48226, and its telephone number is (313) 256-5500.

                                MCN FINANCING II


     MCN Financing is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of March 6, 1996 (as amended by the Amendment to Declaration of Trust, dated May 29, 1996), executed by MCN, as sponsor (the "Sponsor"), and the trustees of MCN Financing (the "MCN Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 6, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." MCN will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of MCN Financing. MCN Financing exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. MCN Financing has a term of approximately forty-five (45) years, but may terminate earlier as provided in the Declaration.


     Pursuant to the Declaration, the number of MCN Trustees will initially be three. Two of the MCN Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with MCN. The third trustee will be a financial institution that is unaffiliated with MCN, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For the purpose of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as trustee (the "Guarantee Trustee") under the Guarantee and as Delaware Trustee for the purposes of the Trust Act (as defined herein), until removed or replaced by the holder of the Common Securities. See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. See "Description of the Preferred Securities -- Voting Rights."


     The Institutional Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Junior Subordinated Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. MCN, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any MCN Trustee and to increase or decrease the number of MCN Trustees; provided, that the number of MCN Trustees shall be at least three, a majority of which shall be Regular Trustees. MCN will pay all fees and expenses related to MCN Financing and the offering of the Trust Securities. See "Description of the Junior Subordinated Debentures -- Miscellaneous."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

     The trustee in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of the Trust shall be c/o MCN Energy Group Inc., 500 Griswold Street, Detroit, Michigan 48226, and its telephone number is (313) 256-5500.

                                  RISK FACTORS

     Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE, AND JUNIOR SUBORDINATED DEBENTURES


     MCN's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of MCN (other than any guarantee, now existing or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary of the Company, which ranks pari passu with the Guarantee) and pari passu with the most senior preferred stock issued, from time to time, if any, by MCN. The obligations of MCN under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of MCN and pari passu with the other junior subordinated debentures issued by MCN, and obligations to or rights of MCN's other general unsecured creditors. No payment of principal of (including redemption payments, if any), premium, if any, or interest on the Junior Subordinated Debentures may be made if (i) any Senior Indebtedness of MCN is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or
(ii) the maturity of any Senior Indebtedness has been accelerated because of a default. As of December 31, 1996, Senior Indebtedness aggregated approximately $1,673 million. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Guarantee that limit MCN's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debentures and the Guarantee. See "Description of the Preferred Securities Guarantees -- Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debentures" in the accompanying Prospectus, and "Description of the Junior Subordinated Debentures -- Subordination" herein.


RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

     The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment, to the extent the Trust has funds available therefor, or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against MCN to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If MCN were to default on its obligation to pay amounts payable on the Junior Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Junior Subordinated Debentures against MCN pursuant to the terms of the Junior Subordinated Debentures or (2) by such holder of its right against MCN to enforce payments on Junior Subordinated Debentures. See "Description of the Preferred Securities Guarantees" and "Description of the Subordinated Debt Securities" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture (as such term is defined in "Description of Junior Subordinated Debentures" herein).

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debentures against MCN. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. The Subordinated Debt Securities Indenture provides that the Debt Trustee (as defined herein) shall give holders of the Junior Subordinated Debentures notice of all uncured defaults or events of default within 30 days after occurrence. However, except in the case of a default or an event of default in payment on the Junior Subordinated Debentures, the Debt Trustee is protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of the holders.

     If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against MCN to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, MCN will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by MCN to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Indenture Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD


     MCN has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Junior Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by MCN Financing during any such extended interest payment period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters; provided that such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. In the event that MCN exercises this right to defer interest payments, then (a) MCN shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of MCN Common Stock in connection with the satisfaction by MCN of its obligations under any employee benefit plans or the satisfaction by MCN of its obligations pursuant to any contract or security outstanding on the date of such exercise requiring MCN to purchase shares of MCN Common Stock, (ii) as a result of a reclassification of MCN capital stock or the exchange or conversion of one class or series of MCN's capital stock for another class or series of MCN capital stock or (iii) the purchase of fractional interests in shares of MCN's capital stock pursuant to the conversion or exchange provisions of such MCN capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing), (b) MCN shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by MCN that rank pari passu with or junior to the Junior Subordinated Debentures, including other junior subordinated debentures issued by MCN, and (c) MCN shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such extension period, MCN may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Junior Subordinated Debenture. Upon the termination of any Extension Period and the payment of all amounts then due, MCN may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

     MCN believes that the likelihood that it will exercise its rights to defer payments of interest is remote and that, therefore, the Junior Subordinated Debentures should not be considered to be issued with original issue discount ("OID") unless it actually exercises such deferral right. There is no assurance that the Internal Revenue Service (the "IRS") will agree with such position. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

     Should MCN exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will accrue income (as OID) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from MCN Financing related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. MCN has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should MCN determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of MCN's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Debentures) may be more volatile than the market prices of other securities that are not subject to such deferrals. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

PROPOSED TAX LEGISLATION


     On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law that would, among other things, deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after the date of first Congressional committee action. The proposed legislation, if enacted in its current form, would not apply to the Junior Subordinated Debentures if they are issued prior to the date of first Congressional committee action. There can be no assurance, however, that legislation enacted after the date hereof will not adversely affect the ability of MCN to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."


SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Special Event (as defined herein), MCN Financing shall be dissolved, except in the limited circumstance described below, with the result that the Junior Subordinated Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In the case of a Special Event that is a Tax Event, in certain circumstances, MCN shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, in lieu of a distribution of the Junior Subordinated Debentures by the Trust; in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed by MCN. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."


     Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of MCN Financing would not be a taxable event to holders of the Preferred Securities. If however, MCN Financing is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of MCN Financing, the distribution of Junior Subordinated Debentures may constitute a taxable event to the holder of Preferred Securities. Upon the occurrence of a Tax Event, a dissolution of MCN Financing in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of MCN Financing."


     There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, MCN Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

TRADING PRICE

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are treated as issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Interest and Original Issue Discount" and "-- Sales of Preferred Securities."

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for MCN on a historical basis for the periods indicated.


                                                                      YEAR ENDED DECEMBER 31,
                                                                ------------------------------------
                                                                1996    1995    1994    1993    1992
                                                                ----    ----    ----    ----    ----
MCN(1)(2)(3)................................................    2.28    2.55    2.70    3.15    2.82


-------------------------
(1) MCN has authority to issue up to 25,000,000 shares of preferred stock, no par value, however, there are currently no shares outstanding and MCN currently does not have a preferred stock dividend obligation. Therefore, the Ratio of Combined Earnings to Fixed Charges and Preferred Stock Dividends is equal to the Ratio of Earnings to Fixed Charges and is not disclosed separately.

(2) The Ratio of Earnings to Fixed Charges is based on earnings from operations. "Earnings" consist of the pre-tax income of majority-owned and 50%-owned companies adjusted to include any income actually received from less than 50%-owned companies, plus fixed charges, less interest capitalized during the period for nonutility companies and less the preferred stock dividend requirements of MichCon included in fixed charges but not deducted in the determination of pre-tax income. "Fixed Charges" represent (a) interest (whether expensed or capitalized), (b) amortization of debt discount, premium and expense, (c) an estimate of interest implicit in rentals, and
    (d) in the case of MCN, the preferred securities dividend requirements of subsidiaries (MichCon, MCN Michigan Limited Partnership and MCN Financing
    I), increased to reflect the pre-tax earnings requirement for MichCon.

(3) In June 1996, MCN sold its computer operations subsidiary, Genix. For purposes of calculating the Ratio of Earnings to Fixed Charges, Genix has been classified as a discontinued operation and is therefore excluded from the ratio for all periods presented.

                                 CAPITALIZATION


     The following table sets forth the unaudited summary capitalization at December 31, 1996 of the Company and its consolidated subsidiaries on a historical basis and on a pro forma basis after giving effect to the sale by the Company of the 6,000,000 Preferred Securities offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds". The table should be read in conjunction with MCN's consolidated financial statements and notes thereto and other financial data incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.



                                                                    AT DECEMBER 31, 1996
                                                                ----------------------------
                                                                  ACTUAL      AS ADJUSTED(1)
                                                                  ------      --------------
                                                                   (DOLLARS IN THOUSANDS)
Short-Term Debt (includes notes payable and current portion
  of long-term debt and capital leases).....................    $  420,873      $
                                                                ==========      ==========
Long-Term Debt (including capital leases)(2)................    $1,252,040      $
MCN-obligated mandatorily redeemable preferred securities of subsidiaries holding solely subordinated debentures of
  MCN(3)....................................................       173,809
Common Stockholders' Equity.................................       784,568
                                                                ----------      ----------
Total Capitalization........................................    $2,210,417      $
                                                                ==========      ==========


-------------------------

(1) Adjusted for the sale of 6,000,000 Preferred Securities, the application of the estimated net proceeds to the purchase of Junior Subordinated Debentures of MCN and the application by MCN of the estimated net proceeds of Junior Subordinated Debentures for the purposes set out under "Use of Proceeds".

(2) Includes a $100 million term loan, due 2000, of MCNIC Oil & Gas Company, a wholly-owned subsidiary of MCN Investment, with recourse to MCN limited to certain events, including the realization of tax credits and performance under swap contracts.


(3) The sole assets of the subsidiaries are as follows: MCN Financing I -- 8 5/8% junior subordinated debentures of MCN due 2036 with a principal amount of $82,474,250; MCN Michigan Limited Partnership -- 9 3/8% subordinated deferrable interest debt securities of MCN due 2024 with a
    principal amount of $101,100,000; and MCN Financing II --    % junior
    subordinated debentures of MCN due 2037 with a principal amount of
    approximately $       . Upon redemption of such debt, the preferred
    securities of such subsidiaries will be mandatorily redeemable.


                              ACCOUNTING TREATMENT


     The financial statements of MCN Financing will be reflected in MCN's consolidated financial statements with the $150,000,000 Preferred Securities shown as MCN-obligated mandatorily redeemable preferred securities of subsidiaries holding solely subordinated debentures of MCN. The financial statement footnotes of MCN will reflect that the sole asset of MCN Financing
will be approximately $154,650,000 principal amount of    % Junior Subordinated
Debentures due             , 2037 of MCN. See "Capitalization."


                                USE OF PROCEEDS

     All of the proceeds from the sale of the Preferred Securities will be invested by MCN Financing in Junior Subordinated Debentures of MCN issued pursuant to the Indenture described herein and ultimately will be used by MCN for general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by MCN. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Junior Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by MCN to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee, when taken together with MCN's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. The Guarantee will be held by Wilmington Trust Company, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures (except in the limited circumstances in which the holder may take Direct Action). See "Description of the Preferred Securities -- Voting Rights."

DISTRIBUTIONS


     Distributions on the Preferred Securities will be fixed at a rate per annum
of    % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one payment period will bear interest
thereon at the rate per annum of    % thereof compounded quarterly. The term
"distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.


     Distributions on the Preferred Securities will be cumulative, will accrue
from             , 1997, and will be payable quarterly in arrears on March 31,
June 30, September 30 and December 31 of each year, commencing             ,
1997, when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     MCN has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures, which right, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Junior Subordinated Debentures) during any such extended interest payment period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters nor extending beyond the maturity date of the Junior Subordinated Debenture. In the event that MCN exercises this right, then (a) MCN shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of MCN's Common Stock in connection with the satisfaction by MCN of its obligations under any employee benefit plans or the satisfaction by MCN of its obligations pursuant to any contract or security outstanding on the date of such exercise requiring MCN to purchase shares of MCN's Common Stock, (ii) as a result of a reclassification of MCN's capital stock or the exchange or conversion of one class or series of MCN's capital stock for another class or series of MCN capital stock or (iii) the purchase of fractional interests in shares of MCN's capital stock pursuant to the conversion or exchange provisions of such MCN's capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, (b) MCN shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by MCN that rank pari passu with or junior to such Junior Subordinated Debentures, including other junior subordinated debentures issued by MCN, and (c) MCN shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, MCN may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, MCN may select a new Extension Period, subject to the above requirements. See "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from MCN on the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by MCN to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee which will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the Regular Trustee shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

MANDATORY REDEMPTION


     The Junior Subordinated Debentures will mature on             , 2037.
Moreover, the Junior Subordinated Debentures are redeemable, (i) in whole or in
part, at any time after               , 2002, at the option of MCN, or (ii) in
whole but not in part at any time prior to               , 2002, at the option
of MCN upon the occurrence and continuation of a Tax Event. Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid or redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption, except in the case of payments upon maturity. See "Description of the Junior Subordinated Debentures -- Optional Redemption." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "Book-Entry Only Issuance -- The Depository Trust Company" below.


SPECIAL EVENT REDEMPTION OR DISTRIBUTION


     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), which change or amendment, in the case of (a) or (b) becomes effective on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) interest payable to the Trust on the Junior Subordinated Debentures would not be deductible by MCN for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.



     "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel experienced in practice under the 1940 Act (as defined herein) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").


     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Trust shall, except in the limited circumstances described below, be dissolved with the result that the Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence, of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures and (ii) MCN being unable to avoid such Tax Event within such 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, MCN or the holders of the Trust Securities. Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustee (i) MCN has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that MCN would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes, even after the Junior Subordinated Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Trust, MCN shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Junior Subordinated Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that if at the time there is available to MCN or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, MCN or the holders of the Trust Securities, MCN or the Trust will pursue such measure in lieu of redemption.

     If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, MCN will use its best efforts to cause the Junior Subordinated Debentures to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

     After the date for any distribution of Junior Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Preferred Securities until such certificates are presented to MCN or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that MCN has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a

Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by MCN pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described below under "Book-Entry Only Issuance -- The Depository Trust Company."

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), MCN or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION


     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such Liquidation, Junior Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities in exchange for such Preferred Securities.


     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, the Trust shall terminate (i) on July 26, 2041, the expiration of the term of the Trust, (ii) upon the bankruptcy of MCN or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to MCN, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities effected thereby voting together as a single class to file such certificate of cancellation, or the revocation of the charter of MCN and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debentures upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, MCN or the Trust, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT


     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If a

Declaration Event of Default with respect to the Preferred Securities is waived by holders of Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration, without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, any holder of Preferred Securities may institute a legal proceeding against MCN to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, MCN will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by MCN to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures. See "Effect of Obligations under the Junior Subordinated Debentures and the Guarantee."


     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. MCN and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act and the Trust Indenture Act and under "Description of the Preferred Securities Guarantees -- Modification of the Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Junior Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under Section 513 of the Indenture (as defined herein), (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures for which such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Declaration, a record holder of Preferred Securities may, after such holder's written request to the Institutional Trustee to enforce such rights, institute a legal proceeding directly against MCN to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures or the Declaration without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee (as defined herein) with respect to the Junior Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by MCN or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, MCN, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

     Holders of the Preferred Securities will have no rights to appoint or remove the MCN Trustees, who may be appointed, removed or replaced solely by MCN as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS


     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) MCN expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, MCN has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes, and (viii) MCN guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee (as described in the accompanying Prospectus). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co.

(DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.


     To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.



     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.



     DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC's interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such participant or Participants has or have given such direction. However, if there is an Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.


     Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures. Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). MCN and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.



     Distribution payments on the Preferred Securities will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or MCN, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.


     Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.


     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor any Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing the DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered to holders. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered to holders. In each of the above circumstances, the Company will appoint a paying agent with respect to the Preferred Securities.


     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that MCN and MCN Financing believe to be reliable, but neither MCN nor MCN Financing takes responsibility for the accuracy thereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of holders of the Preferred Securities. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Regular Trustees. In the event that Wilmington Trust Company shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

     The Institutional Trustee will act as registrar, transfer agent and paying agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.


INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE



     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee.



GOVERNING LAW



     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.


MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. MCN is authorized and directed to conduct its affairs so that the Junior Subordinated Debentures will be treated as indebtedness of MCN for United States federal income tax purposes. In this connection, MCN and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of MCN, that each of MCN and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

     Pursuant to the Guarantee, MCN will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined in the accompanying Prospectus)(except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the Guarantee. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding directly against the Trust, the Guarantee Trustee or any other person or entity. A summary description of the Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Particular Terms of the Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Subordinated Debt Securities Indenture, dated as of September 1, 1994 (as supplemented by the First Supplemental Indenture, dated April 17, 1996, and the Second Supplemental Indenture, dated July 24, 1996; as so supplemented, the "Base Indenture") between MCN and NBD Bank, N.A. (now known as NBD Bank, a Michigan banking corporation), as Trustee (the "Debt Trustee"), as supplemented
by a Supplemental Indenture, dated as of             , 1997 (the Base Indenture,
as so supplemented, is hereinafter referred to as the "Indenture"), the form of which is incorporated by reference as an Exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, MCN will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

     The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture. The Junior Subordinated Debentures will be limited in aggregate principal amount to approximately $154,650,000, such amount being the sum of the aggregate stated liquidation of the Preferred Securities and the capital contributed by MCN in exchange for the Common Securities (the "MCN Payment").

     The Junior Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional
Interest (as defined herein), if any, on             , 2037.

     If Junior Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "--Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior

Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee in Wilmington, Delaware; provided, that at the option of MCN payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debentures is the Property Trustee, the payment of principal and interest on the Junior Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

     The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving MCN.

SUBORDINATION

     The Indenture provides that the Junior Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of MCN and pari passu with MCN trade creditors and other junior subordinated debentures issued by MCN. No payment of principal (including redemption and sinking fund payments), premium, if any, or interest on the Junior Subordinated Debentures may be made (i) if any Senior Indebtedness of MCN is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) if the maturity of any Senior Indebtedness of MCN has been accelerated because of a default. Upon any distribution of assets of MCN to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of MCN must be paid in full before the holders of Junior Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Indebtedness of MCN to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full.


     The term "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Debt Securities Indenture or thereafter incurred or created:
(i) indebtedness of MCN for money borrowed by MCN (including purchase money obligations with an original maturity in excess of one year) or evidenced by debentures (other than the Subordinated Debt Securities), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by MCN; (ii) obligations with respect to letters of credit; (iii) indebtedness of MCN constituting a guarantee of indebtedness of others of the type referred to in the preceding clauses (i) and (ii); or (iv) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (i),
(ii) and (iii) unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or such renewal extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities. In November 1994, MCN issued approximately $101 million of Series A Subordinated Deferrable Interest Debt Securities to MCN Michigan Limited Partnership that rank pari passu with the Junior Subordinated Debentures and in July 1996, MCN issued approximately $82 million of junior subordinated debentures due 2036 (the "8 5/8% Debentures") to MCN Financing I that also rank pari passu with the Junior Subordinated Debentures.



     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by MCN. As of December 31, 1996, Senior Indebtedness of MCN aggregated approximately $1,673 million.


OPTIONAL REDEMPTION

     MCN shall have the right to redeem the Junior Subordinated Debentures, in
whole or in part, from time to time, on or after             , 2002, or at any
time in certain circumstances upon the occurrence of a Special Event as described under "Description of the Preferred Securities -- Special Event Redemption or

Distribution," upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debentures would result in the delisting of the Preferred Securities by such exchange on which the Preferred Securities are then listed, MCN may only redeem the Junior Subordinated Debentures in whole.

INTEREST


     Each Junior Subordinated Debenture shall bear interest at the rate of
     % per annum from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an
"Interest Payment Date"), commencing             , 1997, to the person in whose
name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debentures shall not continue to remain in book-entry only form, MCN shall have the right to select record dates, which shall be more than one Business Day but less than 60 Business Days prior to the Interest Payment Date.


     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PROPOSED TAX LEGISLATION


     On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law that would, among other things, deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after the date of first Congressional committee action. The proposed legislation, if enacted in its current form, would not apply to the Junior Subordinated Debentures if they are issued prior to the date of first Congressional committee action. There can be no assurance, however, that legislation enacted after the date hereof will not adversely affect the ability of MCN to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."


OPTION TO EXTEND INTEREST PAYMENT PERIOD

     MCN shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters or extending beyond the maturity of the Junior Subordinated Debentures, at the end of which Extension Period, MCN shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) MCN shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of MCN Common Stock in connection with the satisfaction by MCN of its obligations under any employee benefit plans or the satisfaction by MCN of its obligations pursuant to any contract or security outstanding on the date of such election requiring MCN to purchase shares of MCN Common Stock, (ii) as a result of a reclassification of MCN capital stock or the exchange or conversion of one class or series of MCN's capital stock for another class or series of MCN capital stock or (iii) the purchase of fractional interests in shares of MCN's capital stock pursuant to the conversion or exchange provisions of such MCN capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, (b) MCN shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by MCN that rank pari passu with or junior to the Junior Subordinated Debentures, including other junior subordinated debentures issued by MCN, and (c) MCN shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, MCN may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, MCN may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. MCN has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debentures, MCN shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or
(ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of MCN's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debentures, MCN shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which MCN is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, MCN will pay as additional interest ("Additional Interest") on the Junior Subordinated Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debentures, will have the right to declare the principal of and the interest on the Junior Subordinated Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures. See "Particular Terms of the Subordinated Debt Securities -- Events of Default and Notice Thereof" in the accompanying Prospectus for a description of the Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, MCN acknowledges that then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures. Notwithstanding any payments made to such holder of Preferred Securities by MCN in connection with a Direct Action, MCN shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by MCN

Financing or the Institutional Trustee of MCN Financing, and MCN shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Junior Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Junior Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Junior Subordinated Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by MCN. MCN may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of MCN, the Trust, the Institutional Trustee, any paying agent or any other agent of MCN or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the depositary notifies MCN that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) MCN, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     MCN will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the MCN Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by MCN.

                        EFFECT OF OBLIGATIONS UNDER THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, invest the proceeds from such issuance and sale in the Junior Subordinated Debentures and engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) MCN shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the MCN Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by MCN as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. If MCN does not make interest payments on the Junior Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that MCN has made a payment of interest or principal on the Junior Subordinated Debentures held by the Trust as its sole asset.

     If MCN fails to make interest or other payments on the Junior Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding against MCN to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may directly institute a proceeding against the Company for payment. MCN, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If MCN fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against MCN to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

     The Guarantee, when taken together with MCN's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. See "Description of the Preferred Securities Guarantees -- General" in the accompanying Prospectus.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the Junior Subordinated Debentures, Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to MCN and the Trust ("Special Tax Counsel"), will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures held by the Trust will be classified for United States federal income tax purposes as indebtedness of MCN.

CLASSIFICATION OF MCN FINANCING

     In connection with the issuance of the Preferred Securities, Special Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID) accrued with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations, a debt instrument will be deemed to be issued with OID if there is more than a remote contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by MCN of its option to defer the payment of stated interest on the Junior Subordinated Debentures would, among other things, prevent MCN from declaring dividends on any of its capital stock, MCN believes that the likelihood of its exercising the option is remote within the meaning of such regulations. As a result, MCN intends to take the position, based upon the advice of Special Tax Counsel, that the Junior Subordinated Debentures will not be issued with OID. Accordingly, based upon this position and except as set forth below, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder of Preferred Securities as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

     If, however, MCN exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at that time and, consequently, a holder of the Preferred Securities will be required to include such holder's pro rata share of such

OID in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of such holder's regular method of tax accounting, and actual distributions of stated interest will not be separately reported as taxable income. Thereafter, the Junior Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. The amount of OID that will accrue in any month will approximately equal the amount of the interest that accrues on the Junior Subordinated Debentures in that month at the stated interest rate. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Preferred Security will increase such holder's tax basis in such Preferred Security, and the amount of actual distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Preferred Security.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether MCN exercised its option to defer payments of interest on such debt instruments, a holder of Preferred Securities would be required to include such OID in income on a daily economic accrual basis as described above.

     Because income on the Preferred Securities will constitute interest (or
OID), corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

     Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF MCN FINANCING

     Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution," Junior Subordinated Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder.

     Under certain circumstances described herein (see "Description of the Preferred Securities -- Special Event Redemption or Distribution"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption of the Junior Subordinated Debentures would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See " -- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities (including a redemption of Preferred Securities by MCN) will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale or redemption of such Preferred Securities (except to the extent of any amount received in respect of accrued but unpaid interest not previously included in income). A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price (increased by any OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities in respect of any such accrued OID). Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

     Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of MCN entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to MCN through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

     On April 22, 1996, the IRS proposed regulations (the "Proposed Regulations"), which, if adopted in their current form, could affect the procedures to be followed by a United States Alien Holder in establishing such United States Alien Holder's status as a United States Alien for the purposes of the withholding rules (including the back-up withholding rules referred to below). The Proposed Regulations, if adopted in their present form, generally would be effective for payments made after December 31, 1997. Prospective investors should consult their tax advisors concerning the potential adoption of such Proposed Regulations and the potential effect on their ownership of the Preferred Securities.

INFORMATION REPORTING TO HOLDERS

     Subject to the qualifications discussed below, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

     The Trust will be obligated to report annually to Cede & Co., as holder of record of the Preferred Securities, the interest or OID related to the Junior Subordinated Debentures that accrued during the year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. The Underwriters (as defined herein) have indicated to the Trust that, to the extent that they hold Preferred Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Preferred Securities who hold their respective Preferred Securities through the Underwriters will receive Forms 1099 reflecting the income on their respective Preferred Securities from such nominee holders rather than the Trust.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

PROPOSED TAX LEGISLATION


     On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law that would, among other things, deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after the date of first Congressional committee action. The proposed legislation, if enacted in its current form, would not apply to the Junior Subordinated Debentures if they are issued prior to the date of first Congressional committee action. There can be no assurance, however, that legislation enacted after the date hereof will not adversely affect the ability of MCN to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."


THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch,
Pierce, Fenner & Smith Incorporated,                         and
            are acting as representatives (the "Representatives"), have severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.


                                                              Number of
                                                              Preferred
                        Underwriters                          Securities
                        ------------                          ----------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................

                                                               ---------
             Total..........................................   6,000,000
                                                               =========


     The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at
such price less a concession not in excess of $     per Preferred Security,
provided that such concession for sales of 10,000 or more Preferred Securities
to any single purchaser will be $     per Preferred Security. The Underwriters
may allow, and such dealers may reallow, a discount not in excess of $      per
Preferred Security to certain other brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures of MCN, the Underwriting Agreement provides that MCN will agree to pay as compensation ("Underwriters' Compensation") to the Underwriters for the Underwriters' arranging the investment therein of such proceeds, an amount in New York
Clearing House (same day) funds of $     per Preferred Security (or $     in the
aggregate) for the accounts of the several Underwriters, provided that such compensation for sales of 10,000 or more Preferred Securities to any single
purchaser will be $     per Preferred Security. Therefore, to the extent of such
sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

     During a period of 30 days from the date of the Prospectus Supplement, neither the Trust nor MCN will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or any equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Debentures and the Preferred Securities offered hereby).

     Until the distribution of the Preferred Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Preferred Securities. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Preferred Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Preferred Securities.



     If the Underwriters create a short position in the Preferred Securities in connection with the Offering, i.e., if they sell more Preferred Securities than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Preferred Securities in the open market.



     The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Preferred Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Preferred Securities, they may reclaim the amount of the selling concession from the Underwriters and any selling group members who sold those Preferred Securities as part of the Offering.



     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.



     Neither the Trust, MCN nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. In addition, neither the Trust, MCN nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


     Application will be made to list the Preferred Securities on the NYSE under
the symbol "     ". Trading of the Preferred Securities on the New York Stock
Exchange is expected to commence within a 30 day period after the initial delivery of the Preferred Securities. The Representatives have advised the Trust that they intend to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

     Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

     MCN and the Trust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, MCN and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS


     The validity of the Indenture, the Guarantee and the Junior Subordinated Debentures and certain matters relating thereto will be passed upon on behalf of MCN by Daniel L. Schiffer, Senior Vice President, General Counsel and Secretary of MCN. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the Trust. Certain United States federal income taxation matters will be passed upon for MCN and MCN Financing by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to MCN and MCN Financing. Certain legal matters will be passed upon for the Underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York. Mr. Schiffer is a full-time employee and officer of MCN and owns 23,941 shares of MCN as of February 26, 1997. LeBoeuf, Lamb, Greene & MacRae, L.L.P. from time to time renders legal services to MCN.

            ======================================================

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MCN CORPORATION, MCN FINANCING II OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MCN CORPORATION OR MCN FINANCING II SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                             PAGE
                                             ----
Selected Historical Financial
  Information..............................   S-3
MCN Energy Group Inc.......................   S-5
MCN Financing II...........................   S-6
Risk Factors...............................   S-7
Ratio of Earnings to Fixed Charges and
  Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock Dividends....  S-11
Capitalization.............................  S-12
Accounting Treatment.......................  S-12
Use of Proceeds............................  S-12
Description of the Preferred Securities....  S-13
Description of the Guarantee...............  S-23
Description of the Junior Subordinated
  Debentures...............................  S-24
Effect of Obligations Under the Junior
  Subordinated Debentures and the
  Guarantee................................  S-30
United States Federal Income Taxation......  S-31
Underwriting...............................  S-35
Legal Matters..............................  S-36
PROSPECTUS
Available Information......................     3
Incorporation of Certain Documents by
  Reference................................     4
MCN Energy Group Inc.......................     5
The MCN Trusts.............................     5
Use of Proceeds............................     6
Ratio of Earnings to Fixed Charges and
  Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock Dividends....     7
Description of MCN Debt Securities.........     8
Particular Terms of the Senior Debt
  Securities...............................    12
Particular Terms of the Subordinated Debt
  Securities...............................    16
Description of MCN Capital Stock...........    20
Description of the MCN Trust Preferred
  Securities...............................    23
Description of the Preferred Securities
  Guarantees...............................    25
Effect of Obligations Under the
  Subordinated Debt Securities and the
  Guarantee................................    27
Description of Stock Purchase Contracts and
  Stock Purchase Units.....................    28
Plan of Distribution.......................    29
Validity of Securities.....................    30
Experts....................................    30


            ======================================================
            ======================================================
                         6,000,000 PREFERRED SECURITIES

                           MCN ENERGY GROUP INC. LOGO

                                MCN FINANCING II

                                 % TRUST ORIGINATED
                            PREFERRED SECURITIES(SM)
                                 ("TOPRS(SM)")
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY

                                   MCN ENERGY
                                   GROUP INC.
                          ---------------------------

                             PROSPECTUS SUPPLEMENT
                          ---------------------------
                              MERRILL LYNCH & CO.
                                           , 1997

            ======================================================

                   SUBJECT TO COMPLETION, DATED MARCH 7, 1997

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1997)

                                $      ,000,000
                                  % CAPITAL SECURITIES

                                MCN FINANCING IV
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                    GUARANTEED TO EXTENT SET FORTH HEREIN BY

                          [MCN ENERGY GROUP INC. LOGO]

     The   % Capital Securities (the "Capital Securities") offered hereby represent preferred undivided beneficial interests in the assets of MCN Financing IV, a statutory business trust formed under the laws of the State of Delaware ("MCN Financing" or the "Trust"). MCN Corporation, a Michigan corporation, doing business as MCN Energy Group Inc. ("MCN" or the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of MCN Financing. MCN Financing exists for the sole purpose of issuing the Capital Securities and Common Securities and investing the proceeds thereof in an
equivalent amount of    % Junior Subordinated Debentures due 2037 (the "Junior
Subordinated Debentures") of MCN. The Junior Subordinated Debentures and the Capital Securities in respect of which this Prospectus Supplement is being delivered shall be referred to herein as the "Offered Securities." The Junior Subordinated Debentures, when issued, will be unsecured obligations of MCN and will be subordinate and junior in right to certain other indebtedness of the Company, as described herein, and pari passu in right of payment with MCN's other junior subordinated debentures. Upon an event of a default under the Declaration (as defined herein), the holders of Capital Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.
                                                       (Continued on next page.)
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE CAPITAL SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================================================
                                        INITIAL PUBLIC            UNDERWRITING             PROCEEDS TO
                                      OFFERING PRICE(1)          COMMISSION(2)             TRUST(3)(4)
-------------------------------------------------------------------------------------------------------------
Per Capital Security..............          $1,000                    (3)                       $
-------------------------------------------------------------------------------------------------------------
Total.............................            $                       (3)                       $
=============================================================================================================

(1) Plus accrued distributions, if any, from                , 1997.

(2) MCN Financing and MCN have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, MCN has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation")
    for their arranging the investment therein of such proceeds $     per
    Capital Security (or $        in the aggregate). See "Underwriting."

(4) Expenses of the offering which are payable by MCN are estimated to be
    $        .
                            ------------------------

     The Capital Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Capital Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about
               , 1997.
                            ------------------------

                              MERRILL LYNCH & CO.
                            ------------------------

        The date of this Prospectus Supplement is                , 1997.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Continued from previous page)


     Holders of the Capital Securities are entitled to receive cumulative cash
distributions at an annual rate of      % of the liquidation amount of $1,000
per Capital Security, accruing from the date of original issuance and payable
semi-annually in arrears on                and                of each year,
commencing             , 1997 ("distributions"). The payment of distributions
out of moneys held by MCN Financing and payments on liquidation of MCN Financing or the redemption of Capital Securities, as set forth below, are guaranteed by MCN (the "Guarantee") to the extent described herein and under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee covers payments of distributions and other payments on the Capital Securities only if and to the extent that MCN has made a payment of interest or principal or other payments on the Junior Subordinated Debentures held by MCN Financing as its sole asset. The Guarantee, when taken together with MCN's obligations under the Junior Subordinated Debentures and the Indenture (as defined below) and its obligations under the Declaration (as defined below), including its obligations to pay costs, expenses, debts and liabilities of MCN Financing (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Capital Securities. See "Risk Factors -- Rights Under the Guarantee" herein. The obligations of MCN under the Guarantee are subordinate and junior in right of payment to all other liabilities of MCN (other than any guarantee, now existing or hereafter entered into, by the Company in respect of any preferred or preference stock of any subsidiary of the Company, which ranks pari passu with the Guarantee) and pari passu with the most senior preferred stock issued, from time to time, if any, by MCN. The obligations of MCN under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of MCN, which aggregated approximately $1,673 million at December 31, 1996, and rank pari passu with other junior subordinated debentures issued by MCN, and with MCN's other general unsecured creditors. The Junior Subordinated Debentures purchased by MCN Financing may be subsequently distributed pro rata to holders of the Capital Securities and Common Securities in connection with the dissolution of MCN Financing, upon the occurrence of certain events.


     The distribution rate and the distribution payment date and other payment dates for the Capital Securities will correspond to the interest rate and interest payment date and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of MCN Financing. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, no amounts will be paid on the Capital Securities. If MCN does not make principal or interest payments on the Junior Subordinated Debentures, MCN Financing will not have sufficient funds to make distributions on the Capital Securities, in which event, the Guarantee will not apply to such distributions until MCN Financing has sufficient funds available therefor.

     MCN has the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures at any time for up to 10 consecutive semi-annual periods (each, an "Extension Period") provided that such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. If interest payments are so deferred, distributions on the Capital Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest
thereon (to the extent permitted by applicable law) at an annual rate of      %
per annum compounded semi-annually, and during any Extension Period, holders of Capital Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period." See "Risk Factors -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

     The Junior Subordinated Debentures are redeemable by MCN (i) at any time
prior to             , 2007, in whole but not in part, upon the occurrence and
continuation of a Tax Event (as defined herein), at a redemption price equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable as part of the redemption price with respect to an optional redemption of such Junior Subordinated Debentures on
               , 2007, together with scheduled payments of interest from the
redemption date to             , 2007, in each case discounted to the redemption
date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined herein), or (ii) on or after
            , 2007, in whole or in part, at a redemption price equal to      %
of the principal amount thereof on             , 2007, declining ratably on each
               thereafter to 100% on or after             , 2017, plus, in
either case, accrued interest thereon to the date of redemption. If MCN redeems Junior Subordinated Debentures, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed at a redemption price per Trust Security equal to the redemption price per $1,000 principal amount of the Junior Subordinated Debentures plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Capital Securities -- Mandatory Redemption." The Trust Securities will also be redeemed upon maturity of the Junior Subordinated Debentures. MCN will also have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities.

     The Capital Securities will be represented by global Capital Securities registered in the name of the nominee of The Depository Trust Company ("DTC"). Interests in the global Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as provided herein, Capital Securities in definitive form will not be issued. Settlement for the Capital Securities will be made in immediately available funds. The Capital Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity for the Capital Securities will therefore settle in immediately available funds. See "Description of Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company."

     In the event of the involuntary or voluntary dissolution, winding up or termination of MCN Financing, the holders of the Capital Securities will be entitled to receive for each Capital Security a liquidation amount of $1,000 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, winding up or termination the Junior Subordinated Debentures are distributed to the holders of the Trust Securities. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."
                            ------------------------


CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             MCN ENERGY GROUP INC.

             SELECTED HISTORICAL FINANCIAL INFORMATION (UNAUDITED)


                                                                     YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------------------------
                                                     1996         1995         1994         1993         1992
                                                  ----------   ----------   ----------   ----------   ----------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING RESULTS(1)
  Operating Revenues............................  $1,997,268   $1,495,232   $1,473,633   $1,420,754   $1,395,341
  Operating Income..............................  $  211,293   $  188,229   $  147,914   $  138,694   $  120,744
  Net income from:
    Continuing Operations.......................  $  112,569   $   93,169   $   74,598   $   70,173   $   54,537
    Discontinued Operations.....................      37,771        3,587        3,170        2,617        2,581
                                                  ----------   ----------   ----------   ----------   ----------
         Total..................................  $  150,340   $   96,756   $   77,768   $   72,790   $   57,118
                                                  ==========   ==========   ==========   ==========   ==========
  Earnings Per Share from:
    Continuing Operations.......................  $     1.68   $     1.44   $     1.26   $     1.20   $     1.00
    Discontinued Operations.....................         .57         0.05         0.05         0.04         0.05
                                                  ----------   ----------   ----------   ----------   ----------
         Total..................................  $     2.25   $     1.49   $     1.31   $     1.24   $     1.05
                                                  ==========   ==========   ==========   ==========   ==========
  Average Number of Common Shares
    Outstanding (000's).........................      66,944       64,743       59,394       58,642       54,216

  GAS DISTRIBUTION (MMCF)(2)
    Gas sales...................................     220,958      209,816      204,384      205,372      203,110
    End user transportation.....................     146,895      145,761      140,020      128,643      129,722
    Intermediate transportation.................     527,510      374,428      322,969      302,662      209,360
                                                  ----------   ----------   ----------   ----------   ----------
         Total..................................     895,363      730,005      667,373      636,677      542,192
                                                  ==========   ==========   ==========   ==========   ==========
    Customers...................................   1,183,443    1,172,613    1,154,545    1,141,986    1,130,165
  DIVERSIFIED ENERGY(2)
    Exploration & Production
      Gas Production (MMcf).....................      57,202       31,420       16,513        2,307           --
      Oil Production (Mbbl).....................       1,086          388           85           --           --
      Gas and Oil Production (MMcf
         Equivalent)............................      63,718       33,748       17,023        2,307           --
    Pipelines & Processing (MMcf)(3)
      Gas Processed.............................      44,223       14,588        1,942           --           --
      Transportation............................      86,391        4,994        1,194          294           --
    Energy Marketing and Power Generation (MMcf)
      Gas Sales.................................     218,952      170,668      142,352      122,782      112,263
      Exchange Gas Deliveries...................      22,586       16,462       13,301       10,016        2,443
                                                  ----------   ----------   ----------   ----------   ----------
                                                     241,538      187,130      155,653      132,798      114,706
                                                  ==========   ==========   ==========   ==========   ==========
CAPITAL INVESTMENTS(4)
  Gas Distribution..............................  $  215,318   $  241,494   $  153,059   $  143,120   $  130,776
  Diversified Energy............................     552,866      385,114      196,030       60,925       34,608
  MCN's Share of Joint Ventures.................      16,056       52,850       40,422       36,502       31,203
  Discontinued Operations(1)....................       6,508        9,380       12,458        5,064        5,484
                                                  ----------   ----------   ----------   ----------   ----------
         Total..................................  $  790,748   $  688,838   $  401,969   $  245,611   $  202,071
                                                  ==========   ==========   ==========   ==========   ==========
TOTAL ASSETS....................................  $3,633,404   $2,898,640   $2,240,973   $1,881,900   $1,648,989
                                                  ==========   ==========   ==========   ==========   ==========


                                                        (continued on next page)

                                                                     YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------------------------
                                                     1996         1995         1994         1993         1992
                                                  ----------   ----------   ----------   ----------   ----------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
LONG-TERM DEBT AND CAPITAL LEASE
  OBLIGATIONS(5)................................  $1,252,040   $  993,407   $  685,519   $  494,821   $  379,811
                                                  ==========   ==========   ==========   ==========   ==========
REDEEMABLE CUMULATIVE PREFERRED STOCK OF
  SUBSIDIARY(5).................................  $       --   $       --   $    2,618   $    5,618   $    9,000
                                                  ==========   ==========   ==========   ==========   ==========
MCN-OBLIGATED MANDATORILY REDEEMABLE PREFERRED
  SECURITIES OF SUBSIDIARIES HOLDING SOLELY
  SUBORDINATED DEBENTURES OF MCN................  $  173,809   $   96,449   $   96,349   $       --   $       --
                                                  ==========   ==========   ==========   ==========   ==========
COMMON STOCK
  Market Price Per Share (end of period)........  $   28.875   $    23.25   $    18.00   $    17.38   $    15.44
  Dividends Paid Per Share......................  $    .9400   $    .9000   $    .8675   $    .8450   $    .8250


---------------
MMcf -- One million cubic feet.

Mbbl -- Thousands of barrels

(1) In June 1996, MCN sold its computer operations subsidiary, The Genix Group, Inc. ("Genix"). Accordingly, Genix has been accounted for as a discontinued operation.

(2) Includes intercompany volumes.

(3) Includes MCN's share of joint ventures.

(4) Capital investments represent consolidated capital expenditures, acquisitions, and MCN's share of capital expenditures made by joint ventures, less the minority partners' share of consolidated capital expenditures.


(5) Excludes current requirements. Long-term debt includes a $100 million term loan, due 2000, of MCNIC Oil & Gas Company, a wholly-owned subsidiary of MCNIC, with recourse to MCN Corporation limited to certain events, including the realization of tax credits and performance under swap contracts.

                             MCN ENERGY GROUP INC.


     In January 1997, MCN Corporation began doing business under the name MCN Energy Group Inc. (MCN). The formal corporate name change is subject to shareholder approval to be sought at the Company's 1997 Annual Shareholders' Meeting. The name change reflects the Company's evolution during the past five years from a natural gas distribution company into a new, diversified energy company. MCN Energy Group Inc. will retain its current New York Stock Exchange symbol of "MCN".



     As of December 31, 1996, MCN was a $3.6 billion (assets) diversified energy holding company with natural gas markets and investments in various regions in North America and internationally. MCN's strategy is to aggressively invest in a diverse portfolio of domestic and international energy-related projects. MCN's intent is:



      - to invest in a portfolio of projects including investments in exploration and production, power generation, gas gathering and processing systems, and gas storage;



      - to continue to market natural gas to large-volume users and utilities;
        and



      - to continue the growth of its Gas Distribution business through investments and acquisition of assets leading to business and market expansion.



     Accordingly, MCN's capital investments could exceed $3.0 billion by the year 2000. This expected level of investment will increase capital requirements materially in excess of internally generated funds and require the issuance of additional debt and equity securities. MCN's capital requirements and general market conditions will affect the timing and amount of future issuances. As it expands its business, MCN's capitalization objective is to maintain its solid investment-grade credit ratings through a strong balance sheet.



     MCN operates through two major business groups, Diversified Energy and Gas Distribution.



     DIVERSIFIED ENERGY, operating through MCN Investment Corporation (MCNIC), is an integrated energy group with investments in exploration and production, gas gathering and processing, gas storage fields and electric power generation. It also markets natural gas to large-volume users and utilities. For the twelve months ended December 31, 1996, operating revenues for this segment exceeded $700 million and, at December 31, 1996, total assets exceeded $1.5 billion, including investments in joint ventures. For the twelve month period ended December 31, 1996, MCNIC invested approximately $575 million in various projects, of which approximately $400 million was for exploration and production projects. Expanding domestic and international opportunities should enable MCNIC to continue to grow its markets and increase its asset-based investments.



     At December 31, 1996, MCNIC owned 1,138 billion cubic feet (Bcf) of proved gas reserves, and proved oil reserves totaled 17.2 million barrels, or the equivalent of another 103 Bcf of natural gas. The number of producing oil and gas wells totaled 2,890 at December 31, 1996.



     GAS DISTRIBUTION, operating principally through Michigan Consolidated Gas Company, operates the largest natural gas distribution and intrastate transmission system in Michigan and one of the largest in the United States. For the twelve months ended December 31, 1996, operating revenues for this segment were approximately $1.3 billion. In addition, at December 31, 1996, the segment had total assets of approximately $2.1 billion. Gas Distribution serves approximately 1.2 million customers in more than 500 communities throughout Michigan with gas sales and transportation markets of about 900 Bcf. Gas Distribution continues to increase its markets by reaching customers in new communities, offering new services to current customers and expanding its intrastate gas transportation network.


     The mailing address of MCN's principal executive office is 500 Griswold Street, Detroit, Michigan 48226, and its telephone number is (313) 256-5500.

                                MCN FINANCING IV


     MCN Financing is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of February 3, 1997 executed by MCN, as sponsor (the "Sponsor"), and the trustees of MCN Financing (the "MCN Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on February 3, 1997. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Capital Securities, the purchasers thereof will own all of the Capital Securities. See "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." MCN will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of MCN Financing. MCN Financing exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. MCN Financing has a term of approximately forty-five (45) years, but may terminate earlier as provided in the Declaration.


     Pursuant to the Declaration, the number of MCN Trustees will initially be three. Two of the MCN Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with MCN. The third trustee will be a financial institution that is unaffiliated with MCN, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For the purpose of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as trustee (the "Guarantee Trustee") under the Guarantee and as Delaware Trustee for the purposes of the Trust Act (as defined herein), until removed or replaced by the holder of the Common Securities. See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. See "Description of the Capital Securities -- Voting Rights."


     The Institutional Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Junior Subordinated Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. MCN, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any MCN Trustee and to increase or decrease the number of MCN Trustees; provided, that the number of MCN Trustees shall be at least three, a majority of which shall be Regular Trustees. MCN will pay all fees and expenses related to MCN Financing and the offering of the Trust Securities. See "Description of the Junior Subordinated Debentures -- Miscellaneous."

     The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Capital Securities."

     The trustee in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of the Trust shall be c/o MCN Energy Group Inc., 500 Griswold Street, Detroit, Michigan 48226, and its telephone number is (313) 256-5500.

                                  RISK FACTORS

     Prospective purchasers of Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE, AND JUNIOR SUBORDINATED DEBENTURES


     MCN's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of MCN (other than any guarantee, now existing or hereafter entered into, by the Company in respect of any preferred or preference stock of any subsidiary of the Company, which ranks pari passu) and pari passu with the most senior preferred stock issued, from time to time, if any, by MCN. The obligations of MCN under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of MCN and pari passu with the other junior subordinated debentures issued by MCN, and obligations to or rights of MCN's other general unsecured creditors. No payment of principal of (including redemption payments, if any), premium, if any, or interest on the Junior Subordinated Debentures may be made if (i) any Senior Indebtedness of MCN is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. As of December 31, 1996, Senior Indebtedness aggregated approximately $1,673 million. There are no terms in the Capital Securities, the Junior Subordinated Debentures or the Guarantee that limit MCN's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debentures and the Guarantee. See "Description of the Preferred Securities Guarantees -- Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debentures" in the accompanying Prospectus, and "Description of the Junior Subordinated Debentures -- Subordination" herein.


RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

     The Guarantee guarantees to the holders of the Capital Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Capital Securities, to the extent the Trust has funds available therefor,
(ii) the Redemption Price, including all accrued and unpaid distributions with respect to Capital Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Capital Securities or a redemption of all the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of the payment, to the extent the Trust has funds available therefor, or (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Capital Securities may institute a legal proceeding directly against MCN to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If MCN were to default on its obligation to pay amounts payable on the Junior Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Capital Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Junior Subordinated Debentures against MCN pursuant to the terms of the Junior Subordinated Debentures or (2) by such holder of its right against MCN to enforce payments on Junior Subordinated Debentures. See "Description of the Preferred Securities Guarantees" and "Description of the Subordinated Debt Securities" in the accompanying Prospectus. The Declaration provides that each holder of Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture (as such term is defined in "Description of Junior Subordinated Debentures" herein).


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debentures against MCN. In addition, the holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. The Subordinated Debt Securities Indenture provides that the Debt Trustee (as defined herein) shall give holders of the Junior Subordinated Debentures notice of all uncured defaults or events of default within 30 days after occurrence. However, except in the case of a default or an event of default in payment on the Junior Subordinated Debentures, the Debt Trustee is protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of the holders.

     If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Capital Securities may institute a legal proceeding directly against MCN to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, MCN will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by MCN to such holder of Capital Securities in such Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Indenture Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD


     MCN has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Junior Subordinated Debentures. As a consequence of such an extension, semi-annual distributions on the Capital Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded semi-annually) by MCN Financing during any such extended interest payment period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 10 consecutive semi-periods; provided that such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. In the event that MCN exercises this right to defer interest payments, then (a) MCN shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of MCN Common Stock in connection with the satisfaction by MCN of its obligations under any employee benefit plans or the satisfaction by MCN of its obligations pursuant to any contract or security outstanding on the date of such exercise requiring MCN to purchase shares of MCN Common Stock, (ii) as a result of a reclassification of MCN capital stock or the exchange or conversion of one class or series of MCN's capital stock for another class or series of MCN capital stock or

(iii) the purchase of fractional interests in shares of MCN's capital stock pursuant to the conversion or exchange provisions of such MCN capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) MCN shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by MCN that rank pari passu with or junior to the Junior Subordinated Debentures, including the other junior subordinated debentures issued by MCN, and (c) MCN shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Capital Securities Guarantee). Prior to the termination of any such extension period, MCN may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semi-annual periods or extend beyond the maturity date of the Junior Subordinated Debenture. Upon the termination of any Extension Period and the payment of all amounts then due, MCN may commence a new Extension Period, subject to the above requirements. See "Description of the Capital Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

     MCN believes that the likelihood that it will exercise its right to defer payments of interest is remote and that, therefore, the Junior Subordinated Debentures should not be considered to be issued with original issue discount ("OID") unless it actually exercises such deferral right. There is no assurance that the Internal Revenue Service (the "IRS") will agree with such position. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

     Should MCN exercise its right to defer payments of interest by extending the interest payment period, each holder of Capital Securities will accrue income (as OID) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Capital Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from MCN Financing related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which distributions of such amounts are made. MCN has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should MCN determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of MCN's right to defer interest payments, the market price of the Capital Securities (which represent an undivided beneficial interest in the Junior Subordinated Debentures) may be more volatile than the market prices of other securities that are not subject to such deferrals. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

PROPOSED TAX LEGISLATION


     On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law that would, among other things, deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after the date of first Congressional committee action. The proposed legislation, if enacted in its current form, would not apply to the Junior Subordinated Debentures if they are issued prior to the date of first Congressional committee action. There can be no assurance, however, that legislation enacted after the date hereof will not adversely affect the ability of MCN to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Capital Securities -- Special Event Redemption or Distribution."


REDEMPTION OR DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

     MCN will have the right at any time to terminate the Trust and, after satisfaction of claims of creditors as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, (i) prior to 2007 upon the occurrence of a Tax Event (as defined herein) MCN shall have the right to redeem the Junior Subordinated Debentures,
in whole but not in part and (ii) subsequent to             , 2007, MCN shall
have the right to redeem the Junior Subordinated Debentures, in whole or in part. In either such event, the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed by MCN. See "Description of the Capital Securities -- Mandatory Redemption."


     Under current United States federal income tax law, a distribution of Junior Subordinated Debentures to the holders of Trust Securities upon the dissolution of MCN Financing would not be a taxable event to holders of the Capital Securities. If, however, MCN Financing is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of MCN Financing, the distribution of Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Upon the occurrence of a Tax Event, a dissolution of MCN Financing in which holders of the Trust Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debt Securities or Cash Upon Liquidation of MCN Financing."


     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Capital Securities -- Mandatory Redemption" and "Description of the Junior Subordinated Debentures."

LIMITED VOTING RIGHTS

     Holders of Capital Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, MCN Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Capital Securities -- Voting Rights."

TRADING PRICE

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are treated as issued with OID) and who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Interest and Original Issue Discount" and "-- Sales of Capital Securities."

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for MCN on a historical basis for the periods indicated.


                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                              1996   1995   1994   1993   1992
                                                              ----   ----   ----   ----   ----
MCN(1)(2)(3)................................................  2.28   2.55   2.70   3.15   2.82


-------------------------
(1) MCN has authority to issue up to 25,000,000 shares of preferred stock, no par value, however, there are currently no shares outstanding and MCN currently does not have a preferred stock dividend obligation. Therefore, the Ratio of Combined Earnings to Fixed Charges and Preferred Stock Dividends is equal to the Ratio of Earnings to Fixed Charges and is not disclosed separately.

(2) The Ratio of Earnings to Fixed Charges is based on earnings from operations. "Earnings" consist of the pre-tax income of majority-owned and 50%-owned companies adjusted to include any income actually received from less than 50%-owned companies, plus fixed charges, less interest capitalized during the period for nonutility companies and less the preferred stock dividend requirements of MichCon included in fixed charges but not deducted in the determination of pre-tax income. "Fixed Charges" represent (a) interest (whether expensed or capitalized), (b) amortization of debt discount, premium and expense, (c) an estimate of interest implicit in rentals, and
    (d) in the case of MCN, the preferred securities dividend requirements of subsidiaries (MichCon, MCN Michigan Limited Partnership and MCN Financing
    I), increased to reflect the pre-tax earnings requirement for MichCon.

(3) In June 1996, MCN sold its computer operations subsidiary, Genix. For purposes of calculating the Ratio of Earnings to Fixed Charges, Genix has been classified as a discontinued operation and is therefore excluded from the ratio for all periods presented.

                                 CAPITALIZATION


     The following table sets forth the unaudited summary capitalization at December 31, 1996 of the Company and its consolidated subsidiaries on a historical basis and on a pro forma basis after giving effect to the sale by the
Company of the             Capital Securities offered hereby and the application
of the net proceeds therefrom. See "Use of Proceeds". The table should be read in conjunction with MCN's consolidated financial statements and notes thereto and other financial data incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.



                                                                    AT DECEMBER 31, 1996
                                                                ----------------------------
                                                                  ACTUAL      AS ADJUSTED(1)
                                                                ----------    --------------
                                                                   (DOLLARS IN THOUSANDS)
Short-Term Debt (includes notes payable and current portion
  of long-term debt and capital leases).....................    $  420,873      $
                                                                ==========      ==========
Long-Term Debt (including capital leases)(2)................    $1,252,040      $
MCN-obligated mandatorily redeemable preferred securities of subsidiaries holding solely subordinated debentures of
  MCN(3)....................................................       173,809
Common Stockholders' Equity.................................       784,568
                                                                ----------      ----------
Total Capitalization........................................    $2,210,417      $
                                                                ==========      ==========


-------------------------
(1) Adjusted for the sale of             Capital Securities, the application of
    the estimated net proceeds to the purchase of Junior Subordinated Debentures of MCN and the application by MCN of the estimated net proceeds of Junior Subordinated Debentures for the purposes set out under "Use of Proceeds".

(2) Includes a $100 million term loan, due 2000, of MCNIC Oil & Gas Company, a wholly-owned subsidiary of MCN Investment, with recourse to MCN limited to certain events, including the realization of tax credits and performance under swap contracts.


(3) The sole assets of the subsidiaries are as follows: MCN Financing I -- 8 5/8% junior subordinated debentures of MCN due 2036 with a principal amount of $82,474,250; MCN Michigan Limited Partnership -- 9 3/8% subordinated deferrable interest debt securities of MCN due 2024 with a
    principal amount of $101,100,000; and MCN Financing IV --    % junior
    subordinated debentures of MCN due 2037 with a principal amount of
    approximately $       . Upon redemption of such debt, the preferred
    securities of such subsidiaries will be mandatorily redeemable.


                              ACCOUNTING TREATMENT


     The financial statements of MCN Financing will be reflected in MCN's
consolidated financial statements with the $            Capital Securities shown
as MCN-obligated mandatorily redeemable preferred securities of subsidiaries holding solely subordinated debentures of MCN. The financial statement footnotes of MCN will reflect that the sole asset of MCN Financing will be approximately
$            principal amount of      % Junior Subordinated Debentures due
            , 2037 of MCN. See "Capitalization."


                                USE OF PROCEEDS

     All of the proceeds from the sale of the Capital Securities will be invested by MCN Financing in Junior Subordinated Debentures of MCN issued pursuant to the Indenture described herein and ultimately will be used by MCN for general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt.

                     DESCRIPTION OF THE CAPITAL SECURITIES

     The Capital Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the Capital Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by MCN. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Junior Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or liquidation of the Trust, are guaranteed by MCN to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee, when taken together with MCN's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Capital Securities. The Guarantee will be held by Wilmington Trust Company, the Guarantee Trustee, for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Capital Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures except in the limited circumstances in which the holder may take Direct Action. See "Description of the Capital Securities -- Voting Rights."

DISTRIBUTIONS

     Distributions on the Capital Securities will be fixed at a rate per annum
of      % of the stated liquidation amount of $1,000 per Capital Security.
Distributions in arrears for more than one payment period will bear interest
thereon at the rate per annum of      % thereof compounded semi-annually. The
term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Capital Securities will be cumulative, will accrue
from               , 1997, and will be payable semi-annually in arrears on
              and               of each year, commencing               , 1997,
when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     MCN has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures, which right, if exercised, would defer distributions on the Capital Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Junior Subordinated Debentures) during any such extended interest payment period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 10 consecutive semi-annual periods or extending beyond the maturity date of the Junior Subordinated Debenture. In the event that MCN exercises this right, then (a) MCN shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of MCN's Common Stock in connection with the satisfaction by MCN of its obligations under any employee benefit plans or the satisfaction by MCN of its obligations pursuant to any contract or security outstanding on the date of such exercise requiring MCN to purchase shares of MCN's Common Stock, (ii) as a result of a reclassification of MCN's capital stock or the exchange or conversion of one class or series of MCN's capital stock for another class or series of MCN capital stock or (iii) the purchase of fractional interests in shares of MCN's capital stock pursuant to the conversion or exchange provisions of such MCN's capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, (b) MCN shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by MCN that rank pari passu with or junior to such Junior Subordinated Debentures, including other junior subordinated debentures issued by MCN and (c) MCN shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Capital Securities Guarantee). Prior to the termination of any such Extension Period, MCN may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semi-annual periods or extend beyond the maturity date of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, MCN may select a new Extension Period, subject to the above requirements. See "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Capital Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

     Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from MCN on the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by MCN to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

     Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant
record dates, which will be the               or               prior to the
relevant payment dates. Such distributions will be paid through the Institutional Trustee which will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

MANDATORY REDEMPTION


     The Junior Subordinated Debentures will mature on               , 2037.
Moreover, the Junior Subordinated Debentures are redeemable, (i) in whole or in
part, at any time on or after               , 2007, at the option of MCN, or
(ii) in whole but not in part at any time prior to               , 2007, at the
option of MCN upon the occurrence and continuation of a Tax Event. Upon the repayment of the Junior Subordinated

Debentures, whether at maturity or upon redemption, the proceeds from such payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid or redeemed at the redemption price for the Junior Subordinated Debentures; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption, except in the case of payments upon maturity. See "Description of the Junior Subordinated Debentures -- Optional Redemption." In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities will be redeemed pro rata as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.


REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all Capital Securities for all semi-annual distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Capital Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that MCN has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid either by the Trust, or by MCN pursuant to the Guarantee, distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities will be redeemed pro rata as described below under "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), MCN or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

DISTRIBUTION OF THE SUBORDINATED DEBT SECURITIES

     MCN will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. As of the date of any distribution of Junior Subordinated Debentures upon dissolution of the Trust, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificate representing Capital Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Capital Securities until such certificates are presented to MCN or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount to the price that an investor paid to purchase the Capital Securities offered hereby.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION


     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Capital Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Capital Security plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such Liquidation, Junior Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Capital Securities have been distributed on a pro rata basis to the holders of the Capital Securities.


     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, the Trust shall terminate (i) on February 3, 2042, the expiration of the term of the Trust, (ii) upon the bankruptcy of MCN or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to MCN, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certificate of cancellation, or the revocation of the charter of MCN and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debentures, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, MCN or the Trust, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT


     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Capital Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If a Declaration Event of Default with respect to the Capital Securities is waived by holders of Capital Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration, without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, any holder of Capital Securities may institute a legal proceeding against MCN to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, MCN will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by MCN to such holder of Capital Securities in such Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures. See "Effect of Obligations under the Junior Subordinated Debentures and the Guarantee."

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. MCN and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities Guarantees -- Modification of the Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Junior Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under Section 513 of the Indenture (as defined herein), (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Capital Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Declaration, a record holder of Preferred Securities may, after such holder's written request to the Institutional Trustee to enforce such rights, institute a legal proceeding directly against MCN to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures or the Declaration without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of the Capital Securities of any notice of default received from the Debt Trustee (as defined below) with respect to the Junior Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the affect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel Capital Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by MCN or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, MCN, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

     Holders of the Capital Securities will have no rights to appoint or remove the MCN Trustees, who may be appointed, removed or replaced solely by MCN as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS


     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Capital Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) MCN expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debentures, (iii) the Capital Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Capital Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, MCN has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes, and (viii) MCN guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee (as described in the accompanying Prospectus). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Capital Securities. The Capital Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Capital Securities certificates, representing the total aggregate number of Capital Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.


     To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership of the Capital Securities. DTC has no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.


     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Declaration and the Capital Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Capital Securities (including the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Capital Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


     Redemption notices in respect of the Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures. Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). MCN and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial

Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.



     Distributions on the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with Securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.


     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Capital Securities.


     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor any Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Capital Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Capital Security certificates are required to be printed and delivered to holders. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Capital Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Capital Securities.



     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that MCN and MCN Financing believe to be reliable, but neither MCN nor MCN Financing takes responsibility for the accuracy thereof.


REGISTRAR, TRANSFER AGENT AND PAYING AGENT


     Payments in respect of the Capital Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of holders of the Capital Securities. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that Wilmington Trust Company shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).


     The Institutional Trustee will act as registrar, transfer agent and paying agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.


     The Trust will not be required to register or cause to be registered the transfer of Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee.

GOVERNING LAW

     The Declaration and the Capital Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. MCN is authorized and directed to conduct its affairs so that the Junior Subordinated Debentures will be treated as indebtedness of MCN for United States federal income tax purposes. In this connection, MCN and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of MCN, that each of MCN and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities or vary the terms thereof.

     Holders of the Capital Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

     Pursuant to the Guarantee, MCN will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Capital Securities issued by the Trust, the Guarantee Payments (as defined in the accompanying Prospectus)(except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by causing the Trust to pay such amounts to such holders. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the Guarantee. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding directly against the Trust, the Guarantee Trustee or any other person or entity. A summary description of the Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Particular Terms of the Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Subordinated Debt Securities Indenture, dated as of September 1, 1994 (as supplemented by the First Supplemental Indenture, dated April 17, 1996 and the Second Supplemental Indenture dated July 24, 1996, as so supplemented, the "Base Indenture") between MCN and NBD Bank, N.A., (now known as NBD Bank, a Michigan banking corporation) as Trustee (the "Debt Trustee"), as supplemented by a Supplemental Indenture, dated as of
              , 1997 (the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"), the form of which is incorporated by reference as an Exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Certain capitalized terms used herein are defined in the Indenture.

GENERAL

     The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture. The Junior Subordinated Debentures will be limited in aggregate
principal amount to $            such amount being the sum of the aggregate
stated liquidation of the Capital Securities and the capital contributed by MCN in exchange for the Common Securities (the "MCN Payment").

     The Junior Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional
Interest (as defined herein), if any, on               , 2037.

     If Junior Subordinated Debentures are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee in Wilmington, Delaware; provided, that at the option of MCN payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debentures is the Institutional Trustee, the payment of principal and interest on the Junior Subordinated Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving MCN.

SUBORDINATION

     The Indenture provides that the Junior Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of MCN and pari passu with MCN trade creditors and other junior subordinated debentures issued by MCN. No payment of principal (including redemption and sinking fund payments), premium, if any, or interest on the Junior Subordinated Debentures may be made (i) if any Senior Indebtedness of MCN is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) if the maturity of any Senior Indebtedness of MCN has been accelerated because of a default. Upon any distribution of assets of MCN to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of MCN must be paid in full before the holders of Junior Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Indebtedness of MCN to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full.


     The term "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Debt Securities Indenture or thereafter incurred or created:
(i) indebtedness of MCN for money borrowed by MCN (including purchase money obligations with an original maturity in excess of one year) or evidenced by debentures (other than the Subordinated Debt Securities), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by MCN; (ii) obligations with respect to letters of credit; (iii) indebtedness of MCN constituting a guarantee of indebtedness of others of the type referred to in the preceding clauses (i) and (ii); or (iv) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (i),
(ii) and (iii) unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or such renewal extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities. In November 1994, MCN issued approximately $101 million of Series A Subordinated Deferrable Interest Debt Securities to MCN Michigan Limited Partnership that rank pari passu with the Junior Subordinated Debentures and in July 1996, MCN issued approximately $82 million of junior subordinated debentures due 2036 (the "8 5/8% Debentures") to MCN Financing I that also rank pari passu with the Junior Subordinated Debentures.



     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by MCN. As of December 31, 1996, Senior Indebtedness of MCN aggregated approximately $1,673 million.


OPTIONAL REDEMPTION

     The Junior Subordinated Debentures will be redeemable, in whole or in part,
at the option of MCN on or after             , 2007, at a redemption price equal
to the percentage of the principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of
redemption if redeemed during the 12-month period beginning             of the
years indicated below:

                            YEAR                                PERCENTAGE
                            ----                                ----------
2007........................................................
2008........................................................
2009........................................................
2010........................................................
2011........................................................
2012........................................................
2013........................................................
2014........................................................
2015........................................................
2016........................................................
2017 and thereafter.........................................

     If a Tax Event shall occur and be continuing, MCN may at its option redeem the Junior Subordinated Debentures in whole (but not in part) at any time prior
to             , 2007 and within 90 days of the occurrence of such Tax Event, at a redemption price equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the redemption price with respect to an optional redemption
of such Junior Subordinated Debentures on             , 2007, together with
scheduled
payments of interest from the redemption date to             , 2007 (the
"Remaining Life"), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of redemption.

     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that interest payable to the Trust on the Junior Subordinated Debentures would not be deductible by MCN for United States federal income tax purposes.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day
preceding the redemption date, plus in each case (a)      % if such redemption
date occurs on or prior to             , 1998, and (b)      % in all other
cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Junior Subordinated Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life of the Junior Subordinated Debentures. If no United States Treasury security has a maturity which is within a period from
three months before to three months after             , 2007, the two most
closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issues, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.


     "Quotation Agent" means the Reference Treasury Dealer appointed by the Debt Trustee after consultation with MCN. "Reference Treasury Dealer" means: (i) Merrill Lynch Government Securities, Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), MCN shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Debt Trustee after consultation with MCN.


     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference

Treasury Dealer Quotations, or (b) if the Debt Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each reference Treasury Dealer and any redemption date, the average, as determined by the Debt Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debt Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless MCN defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures called for redemption.

INTEREST


     Each Junior Subordinated Debenture shall bear interest at the rate of
     % per annum from the original date of issuance, payable semi-annually in
arrears on                and             of each year (each an "Interest
Payment Date"), commencing             , 1997, to the person in whose name such
Junior Subordinated Debenture is registered, subject to certain exceptions, at
the close of business on the                and                next preceding
such Interest Payment Date. In the event that the Junior Subordinated Debentures shall not continue to remain in book-entry only form, MCN shall have the right to select record dates which shall be more than one Business Day but less than 60 Business Days prior to the Interest Payment Date.


     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PROPOSED TAX LEGISLATION


     On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law that would, among other things, deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after the date of first Congressional committee action. The proposed legislation, if enacted in its current form, would not apply to the Junior Subordinated Debentures if they are issued prior to the date of first Congressional committee action. There can be no assurance, however, that legislation enacted after the date hereof will not adversely affect the ability of MCN to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Capital Securities -- Special Event Redemption or Distribution."


OPTION TO EXTEND INTEREST PAYMENT PERIOD

     MCN shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 10 consecutive semiannual periods or extending beyond the maturity of the Junior Subordinated Debentures, at the end of which Extension Period, MCN shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded semi-annually at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) MCN shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of MCN's Common Stock in connection with the satisfaction by MCN of its obligations under any employee benefit plans or the satisfaction by MCN of its obligations pursuant to any contract or security outstanding on the date of such election requiring MCN to purchase shares of MCN's Common Stock, (ii) as a result of a reclassification of MCN's capital stock or the exchange or conversion of one class or series of MCN's capital stock for another class or series of MCN's capital stock or (iii) the purchase of fractional interests in shares of MCN's capital stock pursuant to the conversion or exchange provisions of such MCN capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing), (b) MCN shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by MCN that rank pari passu with or junior to the Junior Subordinated Debentures, including other junior subordinated debentures issued by MCN and (c) MCN shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Capital Securities Guarantee). Prior to the termination of any such Extension Period, MCN may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 10 consecutive semi-annual periods or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, MCN may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. MCN has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debentures, MCN shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities are payable or
(ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Capital Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of MCN's selection of such Extension Period to the holders of the Capital Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debentures, MCN shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which MCN is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, MCN will pay as additional interest ("Additional Interest") on the Junior Subordinated Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debentures, will have the right to declare the principal of and the interest on the Junior Subordinated Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures. See "Particular Terms of the Subordinated Debt Securities -- Events of Default and Notice Thereof" in the accompanying Prospectus for a description of the Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Capital Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debentures. See "Description of the Capital Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, MCN acknowledges that a holder of Capital Securities may then institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures. Notwithstanding any payments made to such holder of Capital Securities by MCN in connection with a Direct Action, MCN shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by MCN Financing or the Institutional Trustee of MCN Financing, and MCN shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Capital Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Tax Event, the Junior Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Junior Subordinated Debentures are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Junior Subordinated Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by MCN. MCN may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of MCN, the Trust, the Institutional Trustee, any paying agent and any other agent of MCN or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the depositary notifies MCN that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) MCN, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     MCN will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the MCN Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by MCN.

                        EFFECT OF OBLIGATIONS UNDER THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, to invest the proceeds from such issuance and sale in the Junior Subordinated Debentures and engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Capital Securities; (iii) MCN shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the MCN Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Capital Securities (to the extent funds therefor are available) are guaranteed by MCN as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. If MCN does not make interest payments on the Junior Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Capital Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Capital Securities only if and to the extent that MCN has made a payment of interest or principal on the Junior Subordinated Debentures held by the Trust as its sole asset.

     If MCN fails to make interest or other payments on the Junior Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described in "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Capital Securities may institute a legal proceeding against MCN to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, then a holder of Capital Securities may directly institute a proceeding against the Company for payment. MCN, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Capital Securities. If MCN fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Capital Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Capital Securities may institute a legal proceeding directly against MCN to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

     The Guarantee, when taken together with MCN's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Capital Securities. See "Description of the Preferred Securities Guarantees -- General" in the accompanying Prospectus.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by holders who purchase the Capital Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the Junior Subordinated Debentures, Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to MCN and the Trust ("Special Tax Counsel"), will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures held by the Trust will be classified for United States federal income tax purposes as indebtedness of MCN.

CLASSIFICATION OF MCN FINANCING

     In connection with the issuance of the Capital Securities, Special Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID) accrued with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations, a debt instrument will be deemed to be issued with OID if there is more than a remote contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by MCN of its option to defer the payment of stated interest on the Junior Subordinated Debentures would, among other things, prevent MCN from declaring dividends on any of its capital stock, MCN believes that the likelihood of its exercising the option is remote within the meaning of such regulations. As a result, MCN intends to take the position, based upon the advice of Special Tax Counsel, that the Junior Subordinated Debentures will not be issued with OID. Accordingly, based upon this position and except as set forth below, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder of Capital Securities as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

     If, however, MCN exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at that time and, consequently, a holder of the Capital Securities will be required to include such holder's pro rata share of such OID in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of such holder's regular method of tax accounting, and actual distributions of stated interest will not be separately reported as taxable income. Thereafter, the Junior Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. The amount of OID that will accrue in any month will approximately equal the amount of the interest that accrues on the Junior Subordinated Debentures in that month at the stated interest rate. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of actual distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether MCN exercised its option to defer payments of interest on such debt instruments, a holder of Capital Securities would be required to include such OID in income on a daily economic accrual basis as described above.

     Because income on the Capital Securities will constitute interest (or OID), corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

MARKET DISCOUNT AND BOND PREMIUM

     Holders of Capital Securities other than Initial Holders may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF MCN FINANCING

     Under certain circumstances, as described under the caption "Description of the Capital Securities -- Special Event Redemption or Distribution," Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder.

     Under certain circumstances described herein (see "Description of the Capital Securities -- Special Event Redemption or Distribution"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption of the Junior Subordinated Debentures would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities (including a redemption of Capital Securities by MCN) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale or redemption of such Capital Securities (except to the extent of any amount received in respect of accrued but unpaid interest not previously included in income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price (increased by any OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Capital Securities in respect of any such accrued OID). Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

     Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of MCN entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to MCN through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

     On April 22, 1996, the IRS proposed regulations (the "Proposed Regulations"), which, if adopted in their current form, could affect the procedures to be followed by a United States Alien Holder in establishing such United States Alien Holder's status as a United States Alien for the purposes of the withholding rules (including the back-up withholding rules referred to below). The Proposed Regulations, if adopted in their present form, generally would be effective for payments made after December 31, 1997. Prospective investors should consult their tax advisors concerning the potential adoption of such Proposed Regulations and the potential effect on their ownership of the Capital Securities.

INFORMATION REPORTING TO HOLDERS

     Subject to the qualifications discussed below, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

     The Trust will be obligated to report annually to Cede & Co., as holder of record of the Capital Securities, the interest or OID related to the Junior Subordinated Debentures that accrued during the year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. The Underwriters (as defined herein) have indicated to the Trust that, to the extent that they hold Capital Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Capital Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Capital Securities who hold their respective Capital Securities through the Underwriters will receive Forms 1099 reflecting the income on their respective Capital Securities from such nominee holders rather than the Trust.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

PROPOSED TAX LEGISLATION


     On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law that would, among other things, deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after the date of first Congressional committee action. The proposed legislation, if enacted in its current form, would not apply to the Junior Subordinated Debentures if they are issued prior to the date of first Congressional committee action. There can be no assurance, however, that legislation enacted after the date hereof will not adversely affect the ability of MCN to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Capital Securities -- Special Event Redemption or Distribution."


THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch,
Pierce, Fenner & Smith Incorporated,                and                are
acting as representatives (the "Representatives"), have severally agreed to purchase the number of Capital Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Capital Securities offered hereby if any of the Capital Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                NUMBER OF
                                                                 CAPITAL
                                                                SECURITIES
                        UNDERWRITERS                            ----------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................

                                                                 ---------
             Total..........................................
                                                                 =========

     The Underwriters propose to offer the Capital Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at
such price less a concession not in excess of $   per Capital Security. The
Underwriters may allow, and such dealers may reallow, a discount not in excess
of $   per Capital Security to certain other brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures of MCN, the Underwriting Agreement provides that MCN will agree to pay as compensation ("Underwriters' Compensation") to the Underwriters for the Underwriters' arranging the investment therein of such proceeds, an amount in New York
Clearing House (same day) funds of $   per Capital Security (or $   in the
aggregate) for the accounts of the several Underwriters.

     During a period of 30 days from the date of the Prospectus Supplement, neither the Trust nor MCN will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Capital Securities, any security convertible into or exchangeable into or exercisable for Capital Securities or the Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or any equity securities substantially similar to the Capital Securities (except for the Junior Subordinated Debentures and the Capital Securities offered hereby).


     Until the distribution of the Capital Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Capital Securities. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Capital Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Capital Securities.

     If the Underwriters create a short position in the Capital Securities in connection with the Offering, i.e., if they sell more Capital Securities than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Capital Securities in the open market.



     The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Capital Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Capital Securities, they may reclaim the amount of the selling concession from the Underwriters and any selling group members who sold those Capital Securities as part of the Offering.



     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.



     Neither the Trust, MCN nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities. In addition, neither the Trust, MCN nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


     The Representatives have advised the Trust that they intend to make a market in the Capital Securities but they will have no obligation to make a market in the Capital Securities and may cease market making activities, if commenced, at any time.

     Prior to this offering, there has been no public market for the Capital Securities.

     MCN and the Trust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, MCN and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS


     The validity of the Indenture, the Guarantee and the Junior Subordinated Debentures and certain matters relating thereto will be passed upon on behalf of MCN by Daniel L. Schiffer, Senior Vice President, General Counsel and Secretary of MCN. Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the Trust. Certain United States federal income taxation matters will be passed upon for MCN and the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to MCN and the Trust. Certain legal matters will be passed upon for the Underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York. Mr. Schiffer is a full-time employee and officer of MCN and owns 23,941 shares of MCN as of February 26, 1997. LeBoeuf, Lamb, Greene & MacRae, L.L.P. from time to time renders legal services to MCN.

            ======================================================

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MCN CORPORATION, MCN FINANCING IV OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MCN CORPORATION OR MCN FINANCING IV SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                             PAGE
                                             ----
Selected Historical Financial
  Information..............................   S-4
MCN Energy Group Inc.......................   S-6
MCN Financing IV...........................   S-7
Risk Factors...............................   S-8
Ratio of Earnings to Fixed Charges and
  Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock Dividends....  S-12
Capitalization.............................  S-13
Accounting Treatment.......................  S-13
Use of Proceeds............................  S-13
Description of the Capital Securities......  S-14
Description of the Guarantee...............  S-23
Description of the Junior Subordinated
  Debentures...............................  S-23
Effect of Obligations Under the Junior
  Subordinated Debentures and the
  Guarantee................................  S-31
United States Federal Income Taxation......  S-32
Underwriting...............................  S-36
Legal Matters..............................  S-37
PROSPECTUS
Available Information......................     3
Incorporation of Certain Documents by
  Reference................................     4
MCN Energy Group Inc.......................     5
The MCN Trusts.............................     5
Use of Proceeds............................     6
Ratio of Earnings to Fixed Charges and
  Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock Dividends....     7
Description of MCN Debt Securities.........     8
Particular Terms of the Senior Debt
  Securities...............................    12
Particular Terms of the Subordinated Debt
  Securities...............................    16
Description of MCN Capital Stock...........    20
Description of the MCN Trust Preferred
  Securities...............................    23
Description of the Preferred Securities
  Guarantees...............................    25
Effect of Obligations Under the
  Subordinated Debt Securities and the
  Guarantee................................    27
Description of Stock Purchase Contracts and
  Stock Purchase Units.....................    28
Plan of Distribution.......................    29
Validity of Securities.....................    30
Experts....................................    30


            ======================================================
            ======================================================
                                $       ,000,000

                           MCN ENERGY GROUP INC. LOGO

                                MCN FINANCING IV

                               % CAPITAL SECURITIES
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY

                                   MCN ENERGY
                                   GROUP INC.
                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                          ---------------------------
                              MERRILL LYNCH & CO.
                                           , 1997

            ======================================================

                   SUBJECT TO COMPLETION, DATED MARCH 7, 1997

PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED           , 1997)


                          2,300,000 FELINE PRIDES(SM)


                      MCN ENERGY GROUP INC. LOGO   MCN
                                              FINANCING III


    The securities offered hereby are 2,300,000 FELINE PRIDES(SM) (the "Securities") of MCN Corporation, doing business as MCN Energy Group Inc. ("MCN" or the "Company"). Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an Income PRIDES(SM)) with a Stated Amount of $50 (the "Stated Amount") comprised of (a) a stock purchase contract (the "Purchase Contract") under which (i) the holder will purchase from the Company on May
    , 2000 (the "Purchase Contract Settlement Date"), for an amount equal to the Stated Amount, a number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") equal to the Settlement Rate described herein, and (ii) the Company will pay the holder unsecured, subordinated contract adjustment payments ("Contract Adjustment Payments"), and (b) beneficial
ownership of a    % Trust Originated Preferred Security (a "Trust Preferred
Security"), having a liquidation amount per Trust Preferred Security equal to the Stated Amount, representing a preferred, undivided beneficial interest in the assets of MCN Financing III, a statutory business trust formed under the laws of the State of Delaware ("MCN Financing" or "the Trust"). MCN will, directly or indirectly, own all of the common securities (the "Common Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Preferred Securities and Common Securities and investing the proceeds thereof in an
equivalent amount of    % Junior Subordinated Debentures of the Company, due May
  , 2002 (the "Junior Subordinated Debentures"). As long as the FELINE PRIDES are in the form of Income PRIDES, the Trust Preferred Securities will be pledged to the Collateral Agent, to secure the holder's obligation to purchase Common Stock under the Purchase Contract.

                                                       (Continued on next page.)

                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

                            ------------------------


    Prior to the offering made hereby there has been no public market for the Securities. Application has been made to list the Income PRIDES on the New York Stock Exchange ("NYSE") under the symbol "MCN prI". The Growth PRIDES (as defined herein) and the Trust Preferred Securities will not be listed or traded on any securities exchange. On March 5, 1997, the last reported sale price of the Common Stock on the NYSE was $29 7/8 per share.

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


==================================================================================================================
                                                PRICE TO               UNDERWRITING             PROCEEDS TO
                                               PUBLIC(1)             COMMISSION(2)(3)            COMPANY(4)
------------------------------------------------------------------------------------------------------------------
Per Income PRIDES......................          $50.00                     $                        $
------------------------------------------------------------------------------------------------------------------
Total(5)...............................       $115,000,000                  $                        $
==================================================================================================================



(1) Plus accrued distributions on the Trust Preferred Securities and Contract
    Adjustment Payments, if any, from           , 1997.

(2) The Company has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended. See
    "Underwriting".

(3) The Underwriting Commission will be $      for each Income PRIDES sold to
    certain institutions. Therefore, to the extent the Income PRIDES are sold to such institutions, the Total Underwriting Commission will be less than, and the actual Proceeds to the Company will be greater than, the amounts shown.


(4) Before deducting estimated expenses payable by the Company estimated at
    $        .


(5) The Company and the Trust have granted the Underwriters a 30-day option to purchase up to an additional 345,000 Income PRIDES to cover over-allotments, if any. If such an option is exercised in full, the total Price to Public
    will be $   , Underwriting Commission will be $     and Proceeds to Company
    will be $     . See "Underwriting."

                            ------------------------
    The Securities are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in New York, New York on
or about         , 1997.
                            ------------------------
MERRILL LYNCH & CO.

           DONALDSON, LUFKIN & JENRETTE
                   SECURITIES CORPORATION


                          SALOMON BROTHERS INC


                                   SMITH BARNEY INC.


                                                   LADENBURG THALMANN & CO. INC.

                            ------------------------
         The date of this Prospectus Supplement is             , 1997.
---------------
(SM) Service Mark of Merrill Lynch & Co. Inc.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Continued from previous page)


    Payments of    % of the Stated Amount per annum will be made or accrue on each Income PRIDES quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1997, until the Purchase Contract Settlement Date. These payments will consist of cumulative cash distributions on
the Trust Preferred Securities payable by the Trust at the rate of    % of the
Stated Amount per annum, and Contract Adjustment Payments, payable by the
Company, at the rate of    % of the Stated Amount per annum. The ability of the
Trust to make the quarterly distributions on the Trust Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Junior Subordinated Debentures. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Junior Subordinated Debentures, to defer the interest payments due on the Junior Subordinated Debentures and to defer Contract Adjustment Payments until the Purchase Contract Settlement Date. As a consequence of such deferral, quarterly distributions on the Income PRIDES would be deferred, but would continue to accrue with interest compounded quarterly.



    The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust are guaranteed by MCN (the "Guarantee") to the extent described herein and under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Trust Preferred Securities only if and to the extent the Trust has funds available therefor, which will not be the case unless MCN has made a payment of principal or interest on the Junior Subordinated Debentures held by the Trust as its sole asset. The Guarantee, when taken together with MCN's obligations under the Junior Subordinated Debentures, the Indenture (as defined below) and MCN's obligations under the Declaration (as defined below), provides a full and unconditional guarantee on a subordinated basis by MCN of amounts due on the Trust Preferred Securities.



    Each holder will have the right, at any time after issuance of the Income PRIDES, to substitute for any Trust Preferred Securities held by the Collateral Agent zero-coupon U.S. Treasury Securities (CUSIP No. 912820 AW7) maturing on May 15, 2000 (the "Treasury Securities"), in a principal amount per Purchase Contract equal to the Stated Amount per Trust Preferred Security. Holders may make such substitution only in integral multiples of 20 Income PRIDES. Securities with respect to which Treasury Securities have been substituted for Trust Preferred Securities as collateral to secure a holder's obligation under the Purchase Contracts, will be referred to as Growth PRIDES(SM). Each Growth PRIDES will consist of a unit with a face amount of $1000 comprised of (a) 20 Purchase Contracts under which for each Purchase Contract (i) the holder will purchase from the Company on the Purchase Contract Settlement Date for an amount equal to the Stated Amount, a number of shares of Common Stock of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder Contract Adjustment Payments, and (b) beneficial ownership of a Treasury Security having a principal amount at maturity equal to $1,000. Upon the substitution of Treasury Securities for Trust Preferred Securities as collateral, such Trust Preferred Securities will be released to the holder as described herein and thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments will be payable by the Company on the Growth PRIDES on March 31, June 30, September 30 and December 31 of each year from the time each Growth PRIDES was created. In addition, interest would accrete on the underlying Treasury Securities. Distributions on any Trust Preferred Securities still outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth
PRIDES will continue to be payable by the Trust at the rate of    % of the
Stated Amount per annum, subject to the deferral right described above. A holder of Growth PRIDES will have the right to subsequently recreate Income PRIDES by delivering a Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred Securities per Growth PRIDES to the Collateral Agent in exchange for 20 Income PRIDES and the release of the underlying Treasury Securities to such holder.



    On the Purchase Contract Settlement Date, unless a holder of the Income PRIDES (i) has settled the underlying Purchase Contract either through the early delivery of cash to the Purchase Contract Agent in the manner described herein or otherwise, or (ii) has notified the Purchase Contract Agent of its intention to settle the related Purchase Contract with separate cash on the Purchase Contract Settlement Date and has so settled the related Purchase Contract, such holder will be deemed to have requested the Trust to put the related Junior Subordinated Debenture to the Company, and the principal amount of such Junior Subordinated Debenture equal to the Stated Amount per Purchase Contract will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the Purchase Contract. See "Description of the Junior Subordinated Debentures -- Put Option."



    With respect to each Growth PRIDES outstanding on the Purchase Contract Settlement Date, the principal amount of the Treasury Securities underlying each Growth PRIDES, when paid at maturity, will be automatically applied to satisfy in full the holder's obligation to purchase Common Stock under the 20 Purchase Contracts per Growth PRIDES.



    In the event that a holder of either an Income PRIDES or Growth PRIDES effects the early settlement of a related Purchase Contract through the delivery of cash or settles a Purchase Contract with cash on the Purchase Contract Settlement Date, the underlying Trust Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein.

                            ------------------------


    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             MCN ENERGY GROUP INC.

             SELECTED HISTORICAL FINANCIAL INFORMATION (UNAUDITED)


                                                                    YEAR ENDED DECEMBER 31,
                                                 --------------------------------------------------------------
                                                    1996         1995         1994         1993         1992
                                                 ----------   ----------   ----------   ----------   ----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING RESULTS(1)
  Operating Revenues...........................  $1,997,268   $1,495,232   $1,473,633   $1,420,754   $1,395,341
  Operating Income.............................  $  211,293   $  188,229   $  147,914   $  138,694   $  120,744
  Net income from:
    Continuing Operations......................  $  112,569   $   93,169   $   74,598   $   70,173   $   54,537
    Discontinued Operations....................      37,771        3,587        3,170        2,617        2,581
                                                 ----------   ----------   ----------   ----------   ----------
         Total.................................  $  150,340   $   96,756   $   77,768   $   72,790   $   57,118
                                                 ==========   ==========   ==========   ==========   ==========
  Earnings Per Share from:
    Continuing Operations......................  $     1.68   $     1.44   $     1.26   $     1.20   $     1.00
    Discontinued Operations....................         .57         0.05         0.05         0.04         0.05
                                                 ----------   ----------   ----------   ----------   ----------
         Total.................................  $     2.25   $     1.49   $     1.31   $     1.24   $     1.05
                                                 ==========   ==========   ==========   ==========   ==========
  Average Number of Common Shares Outstanding
    (000's)....................................      66,944       64,743       59,394       58,642       54,216

  GAS DISTRIBUTION (MMCF)(2)
    Gas sales..................................     220,958      209,816      204,384      205,372      203,110
    End user transportation....................     146,895      145,761      140,020      128,643      129,722
    Intermediate transportation................     527,510      374,428      322,969      302,662      209,360
                                                 ----------   ----------   ----------   ----------   ----------
         Total.................................     895,363      730,005      667,373      636,677      542,192
                                                 ==========   ==========   ==========   ==========   ==========
    Customers..................................   1,183,443    1,172,613    1,154,545    1,141,986    1,130,165
  DIVERSIFIED ENERGY(2)
    Exploration & Production
      Gas Production (MMcf)....................      57,202       31,420       16,513        2,307           --
      Oil Production (Mbbl)....................       1,086          388           85           --           --
      Gas and Oil Production (MMcf
         Equivalent)...........................      63,718       33,748       17,023        2,307           --
    Pipelines & Processing (MMcf)(3)
      Gas Processed............................      44,223       14,588        1,942           --           --
      Transportation...........................      86,391        4,994        1,194          294           --
    Energy Marketing and Power Generation
      (MMcf)
      Gas Sales................................     218,952      170,668      142,352      122,782      112,263
      Exchange Gas Deliveries..................      22,586       16,462       13,301       10,016        2,443
                                                 ----------   ----------   ----------   ----------   ----------
                                                    241,538      187,130      155,653      132,798      114,706
                                                 ==========   ==========   ==========   ==========   ==========
CAPITAL INVESTMENTS(4)
  Gas Distribution.............................  $  215,318   $  241,494   $  153,059   $  143,120   $  130,776
  Diversified Energy...........................     552,866      385,114      196,030       60,925       34,608
  MCN's Share of Joint Ventures................      16,056       52,850       40,422       36,502       31,203
  Discontinued Operations(1)...................       6,508        9,380       12,458        5,064        5,484
                                                 ----------   ----------   ----------   ----------   ----------
         Total.................................  $  790,748   $  688,838   $  401,969   $  245,611   $  202,071
                                                 ==========   ==========   ==========   ==========   ==========
TOTAL ASSETS...................................  $3,633,404   $2,898,640   $2,240,973   $1,881,900   $1,648,989
                                                 ==========   ==========   ==========   ==========   ==========


                                                        (continued on next page)

                                                                    YEAR ENDED DECEMBER 31,
                                                 --------------------------------------------------------------
                                                    1996         1995         1994         1993         1992
                                                 ----------   ----------   ----------   ----------   ----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
LONG-TERM DEBT AND CAPITAL LEASE
  OBLIGATIONS(5)...............................  $1,252,040   $  993,407   $  685,519   $  494,821   $  379,811
                                                 ==========   ==========   ==========   ==========   ==========
REDEEMABLE CUMULATIVE PREFERRED STOCK OF
  SUBSIDIARY(5)................................  $       --   $       --   $    2,618   $    5,618   $    9,000
                                                 ==========   ==========   ==========   ==========   ==========
MCN-OBLIGATED MANDATORILY REDEEMABLE PREFERRED
  SECURITIES OF SUBSIDIARIES HOLDING SOLELY
  SUBORDINATED DEBENTURES OF MCN...............  $  173,809   $   96,449   $   96,349   $       --   $       --
                                                 ==========   ==========   ==========   ==========   ==========
COMMON STOCK
  Market Price Per Share (end of period).......  $   28.875   $    23.25   $    18.00   $    17.38   $    15.44
  Dividends Paid Per Share.....................  $    .9400   $    .9000   $    .8675   $    .8450   $    .8250


---------------
MMcf -- One million cubic feet.

Mbbl -- Thousands of barrels

(1) In June 1996, MCN sold its computer operations subsidiary, The Genix Group, Inc. ("Genix"). Accordingly, Genix has been accounted for as a discontinued operation.

(2) Includes intercompany volumes.

(3) Includes MCN's share of joint ventures.

(4) Capital investments represent consolidated capital expenditures, acquisitions, and MCN's share of capital expenditures made by joint ventures, less the minority partners' share of consolidated capital expenditures.


(5) Excludes current requirements. Long-term debt includes a $100 million term loan, due 2000, of MCNIC Oil & Gas Company, a wholly-owned subsidiary of MCNIC, with recourse to MCN limited to certain events, including the realization of tax credits and performance under swap contracts.

                               PROSPECTUS SUMMARY



     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement.

                                  THE OFFERING


Securities Offered.........  2,300,000 Income PRIDES.


Issuer.....................  MCN Energy Group Inc. ("MCN" or the "Company")


Stated Amount..............  $50 per Income PRIDES.



Components of FELINE
PRIDES.....................  Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an Income PRIDES) comprised of (a) a stock purchase contract (the "Purchase Contract") under which (i) the holder
                             will purchase from the Company on May   , 2000 (the
                             "Purchase Contract Settlement Date"), for an amount equal to the Stated Amount, a number of new shares of common stock, par value $.01 per share (the "Common Stock"), of the Company equal to the Settlement Rate (as defined herein), and (ii) the Company will pay Contract Adjustment Payments to the holder, and (b) beneficial ownership of a
                                  % Trust Preferred Security, having a stated
                             liquidation amount equal to the Stated Amount, representing a preferred, undivided beneficial interest in the assets of the Trust.



                             MCN will, directly or indirectly, own all of the Common Securities. The Trust exists for the sole purpose of issuing the Trust Preferred Securities and Common Securities and investing the proceeds
                             thereof in an equivalent amount of      % Junior
                             Subordinated Debentures of the Company, due May   ,
                             2002 (the "Junior Subordinated Debentures"). Upon the occurrence of an Investment Company Event, or, in certain circumstances, a Tax Event or liquidation of the Trust, as described below, the Junior Subordinated Debentures would be substituted for the Trust Preferred Securities. References herein to Trust Preferred Securities, unless the context otherwise requires, mean the (i) Trust Preferred Securities or (ii) the Junior Subordinated Debentures which have been delivered to holders in the case of an Investment Company Event or, in certain circumstances, a Tax Event or liquidation of the Trust. The distribution rate and the payment dates for the Trust Preferred Securities will correspond to the interest rate and the payment dates for the Junior Subordinated Debentures, which will be the sole assets of the Trust. As long as the FELINE PRIDES are in the form of Income PRIDES, the Trust Preferred Securities will be pledged with The Chase Manhattan Bank as collateral agent for the Company (together with any successor thereto in such capacity, the "Collateral Agent"), to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. See "Risk Factors."



Purchase Contract
Agreement..................  The FELINE PRIDES will be issued under a Purchase
                             Contract Agreement, dated as of             , 1997
                             (the "Purchase Contract Agreement"), between the Company and The First National Bank of Chicago, as agent for the holders of the FELINE PRIDES (together with any successor thereto in such capacity, the "Purchase Contract Agent").



Substitution of Pledged
Securities.................  Each holder will have the right, at any time after issuance of the Income PRIDES, to substitute for any Trust Preferred Securities held by the Collateral Agent zero-coupon U.S. Treasury Securities (CUSIP

                             No. 912820 AW7) maturing on May 15, 2000 (the "Treasury Securities"), in a principal amount per Purchase Contract equal to the Stated Amount per Trust Preferred Security. Holders may make such substitution only in integral multiples of 20 Income PRIDES. Securities with respect to which Treasury Securities have been substituted for Trust Preferred Securities as collateral to secure a holder's obligation under the Purchase Contracts, will be referred to as Growth PRIDES(SM). Each Growth PRIDES will consist of a unit with a face amount of $1000 comprised of (a) 20 Purchase Contracts under which for each Purchase Contract
                             (i) the holder will purchase from the Company on the Purchase Contract Settlement Date for an amount equal to the Stated Amount, a number of shares of Common Stock of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder Contract Adjustment Payments, and
                             (b) beneficial ownership of a Treasury Security having a principal amount at maturity equal to $1,000. Upon the substitution of Treasury Securities for Trust Preferred Securities as collateral, such Trust Preferred Securities will be released to the holder as described herein and thereafter will trade separately from the resulting Growth PRIDES. See "Description of FELINE PRIDES -- Substitution of Pledged Securities."



                             Holders who elect to substitute Pledged Securities (as defined herein), thereby creating Growth PRIDES or recreating Income PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection therewith. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Miscellaneous."



Recreating Income PRIDES...  A holder of Growth PRIDES will have the right to subsequently recreate an Income PRIDES by delivering a Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the underlying Treasury Security to such holder. See "Description of FELINE PRIDES -- Recreating Income PRIDES."



Current Payments...........  Holders of Income PRIDES are entitled to receive
                             cash distributions at a rate of      % of the
                             Stated Amount per annum, payable quarterly in arrears. The quarterly payments will consist of cumulative cash distributions on the Trust Preferred Securities payable by the Trust at the
                             rate of      % of the Stated Amount per annum, and
                             Contract Adjustment Payments, payable by the
                             Company, until the Purchase Contract Settlement
                             Date, at the rate of      % of the Stated Amount
                             per annum.



                             The ability of the Trust to make the quarterly distributions on the Trust Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Junior Subordinated Debentures. The Company's obligations with respect to the Contract Adjustment Payments are subordinate and junior in right of payment to all liabilities of the Company (other than the Yield Enhancement Payments payable by the Company in respect of its 8 3/4% PRIDES and MCN's guarantee of other subordinated debentures with which they rank pari passu). See "Risk Factors -- Ranking of Contract Adjustment Payments and Subordinate Obligations Under the Guarantee and Junior Subordinated Debentures."


                             Subject to the Company's rights of deferral described herein, in the event holders of Income PRIDES elect to substitute Treasury Securities for the Trust Preferred Securities, holders of Growth PRIDES would receive the quarterly distributions of Contract Adjustment Payments and, to the extent that they continue to hold any Trust Preferred Securities, the quarterly distributions on the Trust Preferred Securities. In addition, interest would continue to accrete on the Treasury Securities. See "Risk Factors -- Right to Defer Current Payments."



Option to Extend
Distribution Payment
Periods....................  The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Junior Subordinated Debentures, to defer the interest payments due on the Junior Subordinated Debentures. As a consequence of such deferral, quarterly distributions to holders of Income PRIDES (or any Trust Preferred Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue interest thereon compounded quarterly at the same rate as interest on the Junior Subordinated Debentures). The Company also has the right to defer the payment of Contract Adjustment Payments on the Purchase Contracts until no later than the Purchase Contract Settlement Date; however, deferred Contract Adjustment Payments will bear additional Contract Adjustment
                             Payments at the rate of      % per annum (such
                             deferred installments of Contract Adjustment
                             Payments together with the additional Contract Adjustment Payments shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts -- Contract Adjustment Payments Adjustments." If interest payments on the Junior Subordinated Debentures or the Contract Adjustment Payments are deferred, the Company has agreed, among other things, not to declare or pay any dividend on or repurchase its capital stock during the period of such deferral.



                             In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Income PRIDES or Growth PRIDES will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to a holder of either Income PRIDES or Growth PRIDES divided by (y) the Applicable Market Value. See "Description of the Purchase Contracts -- Option to Defer Contract Adjustment Payments."



Payment Dates..............  Subject to the distribution deferral provisions described herein, the current payments described above will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 each year, commencing June 30, 1997, through and including (i) in the case of the Contract Adjustment Payments, the Purchase Contract Settlement Date or the most recent such quarterly date on or prior to the early settlement of the Purchase Contracts and (ii) in the case of Trust Preferred Securities, through and including the most recent such quarterly date on or prior to the date a Junior Subordinated Debenture represented by a Trust Preferred Security is put to the Company, as described under "-- Trust Preferred
                             Securities -- Put Option", or the date the stated amount of a Trust Preferred Security, together with all accrued and unpaid distributions thereon, is paid in full (each, a "Payment Date").


Purchase Contract
Settlement Date............  On the Purchase Contract Settlement Date, unless a holder of the Income PRIDES (i) has settled the underlying Purchase Contract either through the early delivery of cash to the Purchase Contract Agent in the manner described herein or otherwise, or (ii) has notified the Purchase Contract Agent of its intention to settle the related Purchase Contract with separate cash on the Purchase Contract Settlement Date and has so settled the related Purchase Contract, or an event described under "Description of the Purchase Contracts -- Termination" occurs, such holder will be deemed to have requested the Trust to put the related Junior Subordinated Debenture to the Company, and the principal amount of such Junior Subordinated Debenture equal to the Stated Amount per Purchase Contract will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the Purchase Contract. See "Description of the Junior Subordinated Debentures -- Put Option."



                             With respect to each Growth PRIDES outstanding on the Purchase Contract Settlement Date, the principal amount of the Treasury Securities underlying each Growth PRIDES, when paid at maturity, will be automatically applied to satisfy in full the holder's obligation to purchase Common Stock under the 20 Purchase Contracts per Growth PRIDES.



                             In the event that a holder of either an Income PRIDES or Growth PRIDES effects the early settlement of a related Purchase Contract through the delivery of cash or settles a Purchase Contract with cash on the Purchase Contract Settlement Date, the underlying Trust Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein.



Settlement Rate............  The number of new shares of Common Stock issuable upon settlement of each Purchase Contract (the "Settlement Rate") will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value (as defined below) is equal to or greater than
                             $          (the "Threshold Appreciation Price"),
                             the Settlement Rate will be   , (b) if the
                             Applicable Market Value is less than the Threshold
                             Appreciation Price, but greater than $      , the
                             Settlement Rate will equal the Stated Amount
                             divided by the Applicable Market Value, and (c) if the Applicable Market Value is less than or equal
                             to $   , the Settlement Rate will be    .
                             "Applicable Market Value" means the average of the Closing Price (as defined) per share of Common Stock on each of the twenty consecutive Trading Days (as defined) ending on the second Trading Day immediately preceding the Purchase Contract Settlement Date.



Early Settlement...........  A holder of Income PRIDES or Growth PRIDES may settle (an "Early Settlement") the underlying Purchase Contracts prior to the Purchase Contract Settlement Date in the manner described herein, but only in integral multiples of 20 Income PRIDES or one Growth PRIDES. Upon such Early Settlement, (a) the holder will pay to the Company through the Purchase Contract Agent in immediately available funds an amount equal to the Stated Amount per Purchase Contract and deliver the

                             Income PRIDES or Growth PRIDES, as the case may be, to the Purchase Contract Agent, (b) the Trust Preferred Securities underlying such Income PRIDES or, if substituted, the Treasury Securities underlying such Growth PRIDES will, within three Business Days of the Early Settlement Date (defined herein), be transferred to the holder free and clear of the Company's security interest therein, and (c) the Company will, within three Business Days of the Early Settlement Date, deliver newly issued shares of Common Stock to the holder under the Purchase Contract Agreement. Upon Early Settlement, (i) the holder's rights to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, and (ii) the holder's right to receive additional Contract Adjustment Payments will terminate and, except as contemplated by clause (c) above, no adjustment will be made to or for the holder on account of current or deferred amounts accrued in respect thereof.



Termination................  The Purchase Contracts (including the right to receive accrued or Deferred Contract Adjustment Payments and the obligation to purchase Common Stock) will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the Trust Preferred Securities, or if substituted, the Treasury Securities, held by it to the Purchase Contract Agent for distribution to the holders, although there may be a limited delay before such release and distribution.



Voting Rights..............  Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees and will generally have no voting rights except in the limited circumstances described under "Description of Trust Preferred Securities -- Voting Rights." Holders of Purchase Contracts forming part of the Income PRIDES or Growth PRIDES will have no voting rights.



Listing of the Income
PRIDES.....................  Application has been made to list the Income PRIDES on the New York Stock Exchange (the "NYSE") under the symbol "MCN prI." The Growth PRIDES and the Trust Preferred Securities will not be listed or traded on any securities exchange.


NYSE Symbol of Common
Stock......................  "MCN"

TRUST PREFERRED SECURITIES


The Trust..................  MCN Financing III, a Delaware business trust ("MCN
                             Financing" or the "Trust"). The sole assets of the Trust will consist of the Junior Subordinated Debentures of the Company. The Company will directly or indirectly own all of the Common Securities (the Common Securities and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust.



Trust Preferred
Securities.................  2,300,000 of   % Trust Preferred Securities
                             (liquidation amount $50 per Trust Preferred
                             Security), representing preferred, undivided beneficial interests in the assets of the Trust.



Distributions..............  Distributions on the Trust Preferred Securities,
                             which constitute a portion of the distributions on the Income PRIDES, will be cumulative, will accrue from the first date of issuance of the Trust Preferred Securities and will be payable at the
                             annual rate of     % of the liquidation amount of
                             $50 per

                             Trust Preferred Security when, as and if funds are available for payment. Subject to the distribution deferral provisions, distributions will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 1997.



Distribution Deferral
Provisions.................  The ability of the Trust to pay distributions on the Trust Preferred Securities is solely dependent on the receipt of interest payments from the Company on the Junior Subordinated Debentures. The Company has the right at any time, and from time to time, to defer the interest payments due on the Junior Subordinated Debentures for successive extension periods (the "Extension Periods"), limited, in the aggregate, to a period not extending beyond the maturity date of the Junior Subordinated Debentures. Quarterly distributions on the Trust Preferred Securities would be deferred by the Trust (but would continue to accumulate quarterly and would accrue interest, compounded quarterly, at the same rates as interest on the Junior Subordinated Debentures) until the end of any such Extension Period. If a deferral of an interest payment occurs, the holders of the Trust Preferred Securities will accrue interest income for United States federal income tax purposes in advance of the receipt of any corresponding cash distribution with respect to such deferred interest payments. See "Risk Factors -- Right to Defer Current Payments," "Description of the Trust Preferred Securities -- Distributions" and "Certain Federal Income Tax Consequences -- Distributions on Trust Preferred Securities."


Rights Upon Deferral of
Distribution...............  During any period in which interest payments on the
                             Junior Subordinated Debentures are deferred, interest will accrue on the Junior Subordinated Debentures (compounded quarterly) and quarterly distributions on the Trust Preferred Securities will continue to accumulate with interest thereon at the distribution rate, compounded quarterly.


Liquidation Preference.....  In the event of any liquidation of the Trust, holders will be entitled to receive Junior
                             Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities except as described under "-- Termination."



Put Option.................  On the Purchase Contract Settlement Date, each holder of Income PRIDES that has neither previously exercised its option of Early Settlement nor settled its Purchase Contract with cash will be deemed to have requested the Trust to put its Junior Subordinated Debentures to the Company in an amount per Junior Subordinated Debenture equal to $50, plus accumulated and unpaid distributions, if any (a "Put Option"). Upon the repurchase of the Junior Subordinated Debentures by the Company pursuant to a Put Option, the proceeds from such repurchase shall simultaneously be applied to redeem Trust Preferred Securities of such holder having an aggregate Stated Amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repurchased and will be applied to satisfy in full such holder's obligation to purchase Common Stock under the Purchase Contract as described herein.


Tax Event or Investment
Company Event
Distribution...............  In certain circumstances involving a Tax Event
                             (which event will generally be triggered upon the occurrence of certain adverse tax consequences or the denial of an interest deduction to the Company on the Junior Subordinated Debentures held by the Trust) or an Investment

                             Company Event (which event will generally be triggered if the Trust is considered an "investment company" under the Investment Company Act of 1940, as amended), the Trust will be dissolved, with the result that the Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities, would be distributed to the holders of the Trust Preferred Securities on a pro rata basis. In such event, an Income PRIDES will thereafter consist of a Junior Subordinated Debenture with a principal amount equal to the Stated Amount and the related Purchase Contract and a holder may, on the Purchase Contract Settlement Date, cause the Junior Subordinated Debenture to be repaid and the proceeds thereof applied to satisfy in full such holder's obligation to purchase Common Stock under the Purchase Contract as described herein.


Redemption.................  The Company will not have the ability to redeem the
                             Junior Subordinated Debentures prior to the stated maturity date.


Guarantee..................  The Company will irrevocably and unconditionally guarantee (the "Guarantee"), on a subordinated basis and to the extent described herein, the payment in full of (i) distributions on the Trust Preferred Securities to the extent the Trust has funds available therefor, and (ii) generally, the liquidation amount of the Trust Preferred Securities to the extent the Trust has assets available for distribution to holders of Trust Preferred Securities in the event of a dissolution, winding up or termination of the Trust. The Guarantee will be unsecured and will be subordinate and junior in right of payment to all other liabilities of the Company and will rank pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by the Company and with any guarantee entered into by MCN in respect of any preferred or preference stock of any affiliate of the Company. See "Risk Factors -- Ranking of Contact Adjustment Payments and Subordinate Obligations Under the Guarantee and Junior Subordinated Debentures."



Junior Subordinated
Debentures.................  The Junior Subordinated Debentures will mature on
                             May   , 2002, and will bear interest at the rate
                             of     % per annum, payable quarterly in arrears on
                             each March 31, June 30, September 30 and December 31, commencing June 30, 1997. Interest payments may be deferred from time to time by the Company for successive Extension Periods not extending, in the aggregate, beyond the stated maturity date of the Junior Subordinated Debentures. During any Extension Period interest, would continue to accrue and compound quarterly. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, provided such extended Extension Period does not extend beyond the stated maturity date of the Junior Subordinated Debentures. No interest shall be due during an Extension Period until the end of such period. During an Extension Period, the Company will be prohibited from paying dividends on or purchasing any of its capital stock and making certain other restricted payments until quarterly interest payments are resumed and all amounts due on the Junior Subordinated Debentures are made current. The Junior Subordinated Debentures will be subordinate in right of payment of principal and interest to all Senior Indebtedness (as defined herein) of the Company and will rank pari passu in right of payment with other subordinated debentures issued by MCN and with all unsecured trade creditors of the Company. See "Description of the Junior Subordinated Debentures."


Federal Income Tax
Consequences...............  Provided the Company does not exercise its right to defer interest on the Junior Subordinated
                             Debentures, holders of Income PRIDES and Trust Preferred Securities will include in income their allocable share of interest with respect to the Junior Subordinated Debentures when paid or accrued, in accordance with their regular method of accounting. The Company intends to report the Contract Adjustment Payments as income to holders of Income PRIDES and Growth PRIDES, but holders should consult their tax advisors concerning the possibility that the Contract Adjustment Payments may be treated as loans, purchase price adjustments, rebates or option premiums rather than being includible in income on a current basis. Holders of Growth PRIDES will continue to include in income any original issue discount ("OID") or market discount or amortize any bond premium otherwise includible or deductible, respectively, with respect to the Treasury Securities posted with the Collateral Agent. See "Certain Federal Income Tax Consequences."



Use of Proceeds............  All of the proceeds from the sale of the Income
                             PRIDES, of which the Trust Preferred Securities are a component, will be invested by the Trust in Junior Subordinated Debentures of MCN and ultimately will be used by MCN for general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt. Any additional amounts received by the Company upon settlement of the Purchase Contracts, whether on the Purchase Contract Settlement Date or an Early Settlement Date, are also expected to be used for such general corporate purposes. See "Use of Proceeds."

                             MCN ENERGY GROUP INC.


     In January 1997, MCN Corporation began doing business under the name MCN Energy Group Inc. (MCN). The formal corporate name change is subject to shareholder approval to be sought at the Company's 1997 Annual Shareholders' Meeting. The name change reflects the Company's evolution during the past five years from a natural gas distribution company into a new, diversified energy company. MCN Energy Group Inc. will retain its current New York Stock Exchange symbol of "MCN".



     As of December 31, 1996, MCN was a $3.6 billion (assets) diversified energy holding company with natural gas markets and investments in various regions in North America and internationally. MCN's strategy is to aggressively invest in a diverse portfolio of domestic and international energy-related projects. MCN's intent is:



      - to invest in a portfolio of projects including investments in exploration and production, power generation, gas gathering and processing systems, and gas storage;



      - to continue to market natural gas to large-volume users and utilities;
        and



      - to continue the growth of its Gas Distribution business through investments and acquisition of assets leading to business and market expansion.



     Accordingly, MCN's capital investments could exceed $3.0 billion by the year 2000. This expected level of investment will increase capital requirements materially in excess of internally generated funds and require the issuance of additional debt and equity securities. MCN's capital requirements and general market conditions will affect the timing and amount of future issuances. As it expands its business, MCN's capitalization objective is to maintain its solid investment-grade credit ratings through a strong balance sheet.



     MCN operates through two major business groups, Diversified Energy and Gas Distribution.



     DIVERSIFIED ENERGY, operating through MCN Investment Corporation (MCNIC), is an integrated energy group with investments in exploration and production, gas gathering and processing, gas storage fields and electric power generation. It also markets natural gas to large-volume users and utilities. For the twelve months ended December 31, 1996, operating revenues for this segment exceeded $700 million and, at December 31, 1996, total assets exceeded $1.5 billion, including investments in joint ventures. For the twelve month period ended December 31, 1996, MCNIC invested approximately $575 million in various projects, of which approximately $400 million was for exploration and production projects. Expanding domestic and international opportunities should enable MCNIC to continue to grow its markets and increase its asset-based investments.



     At December 31, 1996, MCNIC owned 1,138 billion cubic feet (Bcf) of proved gas reserves, and proved oil reserves totaled 17.2 million barrels, or the equivalent of another 103 Bcf of natural gas. The number of producing oil and gas wells totaled 2,890 at December 31, 1996.



     GAS DISTRIBUTION, operating principally through Michigan Consolidated Gas Company, operates the largest natural gas distribution and intrastate transmission system in Michigan and one of the largest in the United States. For the twelve months ended December 31, 1996, operating revenues for this segment were approximately $1.3 billion. In addition, at December 31, 1996, the segment had total assets of approximately $2.1 billion. Gas Distribution serves approximately 1.2 million customers in more than 500 communities throughout Michigan with gas sales and transportation markets of about 900 Bcf. Gas Distribution continues to increase its markets by reaching customers in new communities, offering new services to current customers and expanding its intrastate gas transportation network.


     The mailing address of MCN's principal executive office is 500 Griswold Street, Detroit, Michigan 48226, and its telephone number is (313) 256-5500.

                               MCN FINANCING III


     MCN Financing is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of February 3, 1997, executed by MCN, as sponsor (the "Sponsor"), and the trustees of MCN Financing (the "MCN Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on February 3, 1997. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Although upon issuance of the Trust Preferred Securities, the holders of Income PRIDES will be beneficial owners of the underlying Trust Preferred Securities, these Trust Preferred Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the Purchase Contracts. See "Description of the Purchase Contracts -- Pledged Securities and Pledge Agreement" and "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." MCN will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of MCN Financing. MCN Financing exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of approximately seven (7) years, but may terminate earlier as provided in the Declaration.


     Pursuant to the Declaration, the number of MCN Trustees will initially be three. Two of the MCN Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with MCN. The third trustee will be a financial institution that is unaffiliated with MCN, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For the purpose of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as trustee (the "Guarantee Trustee") under the Guarantee and as Delaware Trustee for the purposes of the Trust Act (as defined herein), until removed or replaced by the holder of the Common Securities. See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. See "Description of the Trust Preferred Securities -- Voting Rights."


     The Institutional Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Junior Subordinated Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. MCN, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any MCN Trustee and to increase or decrease the number of MCN Trustees; provided, that the number of MCN Trustees shall be at least three, a majority of which shall be Regular Trustees. MCN will pay all fees and expenses related to MCN Financing and the offering of the Trust Securities. See "Description of the Junior Subordinated
Debentures -- Miscellaneous."

     The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Trust Preferred Securities."

     The trustee in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of the Trust shall be c/o MCN Energy Group Inc., 500 Griswold Street, Detroit, Michigan 48226, and its telephone number is (313) 256-5500.

                                  RISK FACTORS

     Prospective purchasers of Securities should consider, in addition to the other information contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus, the following characteristics of the Securities.


LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION; RISK OF DECLINE IN EQUITY VALUE



     The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock, because the value of Common Stock to be received by a holder of Purchase Contracts on the Purchase Contract Settlement Date will only exceed the Stated Amount if the Applicable Market Value of the Common Stock exceeds the Threshold Appreciation Price (which represents an
appreciation of      % over the closing price of the Common Stock on the date
hereof). If the Applicable Market Value of the Common Stock is less than the closing price of the Common Stock on the date hereof, such value to be received by the holder on the Purchase Contract Settlement Date will be less than the Stated Amount paid for the Income PRIDES, in which case an investment in the Income PRIDES will result in a loss. Accordingly, a holder of the Purchase Contracts assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.


FACTORS AFFECTING TRADING PRICES


     The trading prices of the Income PRIDES and the Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock in the secondary market, the general level of interest rates and the credit quality of the Company. It is impossible to predict whether the price of Common Stock or interest rates generally will rise or fall. Trading prices of Common Stock will be influenced by MCN's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities for arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Trust Preferred Securities and Common Stock.



VOTING RIGHTS



     Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees and will generally have no voting rights except in the limited circumstances described under "Description of Trust Preferred Securities -- Voting Rights." Holders of Purchase Contracts underlying the Income PRIDES or Growth PRIDES will have no voting rights.


DILUTION OF COMMON STOCK


     The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on the Purchase Contract Settlement Date is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of MCN that modify its capital structure. See "Description of the Purchase Contracts -- Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on the Purchase Contract Settlement Date will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions. MCN is not restricted from issuing additional Common Stock during the term of either the Purchase Contracts or the Trust Preferred Securities. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on the Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of the Income PRIDES or Growth PRIDES.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET


     It is not possible to predict how the Income PRIDES, the Growth PRIDES or the Trust Preferred Securities will trade in the secondary market or whether the market for any such securities will be liquid or illiquid. The Income PRIDES and the Growth PRIDES are novel securities and there is currently no secondary market for either the Income PRIDES or Growth PRIDES. Application has been made to list the Income PRIDES on the NYSE. The Growth PRIDES and the Trust Preferred Securities will not be listed or traded on any securities exchange. The Company and the Trust have been advised by the Representatives that they presently intend to make a market for the Growth PRIDES and the Trust Preferred Securities; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance as to the liquidity of any such market that may develop for the Income PRIDES, the Growth PRIDES or the Trust Preferred Securities, the ability of holders to sell such securities, the price at which holders would be able to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES were to substitute Treasury Securities for the Trust Preferred Securities, thereby converting their Income PRIDES to Growth PRIDES, the liquidity of Income PRIDES could be adversely affected. There can be no assurance that the Income PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES will not be suspended as a result of the election by holders to create Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES to fall below the minimum requirements for listing the securities on the NYSE.


PLEDGED SECURITIES ENCUMBERED

     Although holders of FELINE PRIDES will be beneficial owners of the underlying Trust Preferred Securities or the Treasury Securities (together, the "Pledged Securities"), as the case may be, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the Purchase Contracts. Thus, rights of the holders to their Pledged Securities will be subject to the Company's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts, in the event that the Company becomes the subject of a case under the United States Bankruptcy Code (the "Bankruptcy Code"), the delivery of the Pledged Securities to holders of the Securities may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code.


TAX EVENT OR INVESTMENT COMPANY EVENT DISTRIBUTION



     Upon the occurrence of a Tax Event or an Investment Company Event, the Trust will be dissolved (except in the limited circumstances described in the following sentence) with the result that the Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities would be distributed to the holders of the Trust Preferred Securities on a pro rata basis. In the case of the occurrence of a Tax Event, such dissolution and distribution shall be conditioned on the Company being unable to avoid such Tax Event within a 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Preferred Securities and will involve no material cost. See "Description of the Trust Preferred Securities -- Special Event Distribution."



     Under current United States Federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Trust Preferred Securities, including the Collateral Agent. See "Certain Federal Income Tax Consequences -- Receipt of Junior Subordinated Debentures upon Liquidation of the Trust."



     There can be no assurance as to the impact on the market prices for the Income PRIDES of a distribution of the Junior Subordinated Debentures in exchange for Trust Preferred Securities upon a dissolution or liquidation of the Trust. Because the Income PRIDES will consist of Junior Subordinated Debentures and related Purchase Contracts upon the occurrence of an Investment Company Event, or, in certain circumstances, a Tax Event or liquidation of the Trust, prospective purchasers of Income PRIDES are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the Trust Preferred Securities -- Special Event Distribution" and "Description of the Junior Subordinated Debentures -- General."


RIGHT TO DEFER CURRENT PAYMENTS


     The Company may, at its option, defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date. However, deferred installments of Contract Adjustment Payments will bear
additional Contract Adjustment Payments at the rate of      % per annum
(compounding on each succeeding Payment Date) until paid (such deferred installments of Contract Adjustment Payments together with the additional Contract Adjustment Payments shall be referred to herein as the "Deferred Contract Adjustment Payments"). If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments, and Deferred Contract Adjustment Payments, will terminate.



     In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Purchase Contracts will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to a holder of Securities divided by (y) the Applicable Market Value. See "Description of the Purchase Contracts -- Contract Adjustment Payments."


     The Company also has the right under the Indenture (as such term is defined in "Description of Junior Subordinated Debentures" herein) to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Junior Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Trust Preferred Securities, held either as a component of the Income PRIDES or held separately, would be deferred (but despite such deferral, would accrue interest compounded on a quarterly basis) by MCN Financing during any such extended interest payment period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period, in the aggregate, not extending beyond the maturity date of the Junior Subordinated Debentures. See "Description of the Trust Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."


     The Company believes that the likelihood that it will exercise its right to defer payments of interest on the Junior Subordinated Debentures is remote and that, therefore, the Junior Subordinated Debentures should not be considered to be issued with OID unless it actually exercises such deferral right. There is no assurance that the Internal Revenue Service (the "IRS") will agree with such position. See "Certain Federal Income Tax Consequences -- Distributions on Trust Preferred Securities."



     Should MCN exercise its right to defer payments of interest by extending the interest payment period, each holder of Trust Preferred Securities held either as a component of the Income PRIDES or held separately will accrue income (as OID) in respect of the deferred interest allocable to its Trust Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of Trust Preferred Securities. As a result, each such holder of Trust Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from MCN Financing related to such income if such holder disposes of its Trust Preferred Securities prior to the record date for the date on which distributions of such amounts are made. MCN has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should MCN determine to exercise such right in the future, the market price of the Trust Preferred Securities is likely to be affected. A holder that disposes of its Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust Preferred Securities. In addition, as a result of the existence of MCN's right to defer interest payments, the market price of the Trust Preferred Securities (which represent an undivided beneficial interest in the assets of MCN Financing) may be more volatile than the market price of other securities that are not subject to such deferral. See "United States Federal Income Taxation -- Distributions on Trust Preferred Securities."


RANKING OF CONTRACT ADJUSTMENT PAYMENTS AND SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES



     MCN's obligations with respect to the Contract Adjustment Payments and the Guarantee are subordinate and junior in right of payment to all liabilities of MCN (other than the unsecured, subordinated yield enhancement payments payable by the Company at a rate of 2 1/4% per annum on its 5,865,000 8 3/4% PRIDES having a final settlement date of April 30, 1999 (the "Yield Enhancement Payments") and MCN's guarantee of its other subordinated debentures, with which they rank pari passu). The obligations of MCN under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of MCN and pari passu with other subordinated debentures issued by MCN and obligations to or rights of MCN's other general unsecured creditors and other junior subordinated debentures issued hereafter. No payment of principal of (including redemption payments, if any), premium, if any, or interest on the Junior Subordinated Debentures may be made if (i) any Senior Indebtedness of MCN is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. As of December 31, 1996, Senior Indebtedness aggregated approximately $1,673 million. There are no terms in the Trust Preferred Securities, the Junior Subordinated Debentures or the Guarantee that limit MCN's ability to incur additional indebtedness, including indebtedness that ranks senior to the Contract Adjustment Payments, the Junior Subordinated Debentures and the Guarantee. See "Description of the Preferred Securities Guarantees -- Status of the Trust Preferred Securities Guarantees", "Description of the Purchase Contracts -- Contract Adjustment Payments" and "Description of the Junior Subordinated Debentures" in the accompanying Prospectus, and "Description of the Junior Subordinated
Debentures -- Subordination" herein.



PURCHASE CONTRACT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF PURCHASE CONTRACT AGENT



     Although the Trust Preferred Securities constituting a part of the Income PRIDES will be issued pursuant to a Declaration (as defined herein) qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act, and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders will not have the benefit of the protection of the Trust Indenture Act. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under the Indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will not be required to resign as agent in the event of a "conflicting interest," will not be obligated to establish a separate account for the benefit of holders in the case of a credit relationship with the Company at the time of a default under the Purchase Contract Agreement and will not be required to furnish any annual reports. With respect to the Trust Preferred Security, a holder of Income PRIDES as the holder of an underlying Trust Preferred Security, will have the protections of the Declaration, which will be qualified under the Trust Indenture Act.


PROPOSED TAX LEGISLATION


     On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed a number of changes to federal income tax laws. One proposal would treat as equity, for U.S. federal income tax purposes, debt instruments with a maximum term of more than 15 years that are not shown as indebtedness on the issuer's consolidated balance sheet. Another proposal would preclude the issuer from deducting interest on debt instruments payable in stock of the issuer. A debt instrument would be treated as payable in stock of the issuer if it were part of an arrangement designed to result in payment of debt with such stock, such as certain issuances of a forward contract in connection with the issuance of debt. Neither proposal, if enacted into law in its current form, would be effective for debt instruments issued prior to the date of first Congressional committee action. There can be no assurance, however, that legislation enacted after the date hereof will not adversely affect the tax treatment of the Junior Subordinated Debentures or cause a Tax Event, resulting in the distribution of the Junior Subordinated Debentures to holders of Trust Preferred Securities. See "Description of the Trust Preferred Securities -- Special Event Distribution."


                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS


     MCN Common Stock began trading on the NYSE on January 4, 1989, following the effective date of the restructuring of MichCon and subsequent formation of MCN as its holding company. The high and low sales prices of the Common Stock of MCN, as reported on the NYSE Composite Tape, and the dividends declared on the Common Stock during the fiscal years ended December 31, 1995 and 1996, and for the first quarter of fiscal 1997 through March 5, 1997, are set out below:



                                                         CASH DIVIDENDS
                                           HIGH    LOW   PAID PER SHARE
                                           ----    ----  --------------
1995
  First Quarter..........................  18 5/8  16 3/8     .2225
  Second Quarter.........................  19 7/8  18         .2225
  Third Quarter..........................  20      17 7/8     .2225
  Fourth Quarter.........................  23 1/2  19 3/8     .2325

1996
  First Quarter..........................  25 1/2  21 5/8     .2325
  Second Quarter.........................  25 5/8  22 3/4     .2325
  Third Quarter..........................  27 5/8  22 3/4     .2325
  Fourth Quarter.........................  30 1/2  26 5/8     .2425

1997
  First Quarter (through March 5,
     1997)...............................  32 5/8  28 1/2     .2425



     For a recent closing sales price for the Common Stock, as reported on the NYSE, see the cover page of this Prospectus Supplement. As of February 28, 1997, the approximate number of holders of record of Common Stock was 23,298.


     The timing and amount of future cash dividends will depend on the financial condition of MCN, the income from its subsidiaries, internal cash requirements and other factors deemed relevant by the MCN's Board of Directors.

     MCN sponsors a dividend reinvestment and stock purchase plan under which holders of record of MCN Common Stock may purchase a limited amount of MCN Common Stock without paying brokerage fees and other expenses. Under this plan, the MCN Common Stock may be purchased in the open market at prevailing prices or purchased from MCN at the average of the high and low sales prices on the NYSE for the trading day immediately preceding the purchase.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for MCN on a historical basis for the periods indicated.


                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                              1996   1995   1994   1993   1992
                                                              ----   ----   ----   ----   ----
MCN(1)(2)(3)................................................  2.28   2.55   2.70   3.15   2.82


---------------
(1) MCN has authority to issue up to 25,000,000 shares of preferred stock, no par value; however, there are currently no shares outstanding and MCN currently does not have a preferred stock dividend obligation. Therefore, the Ratio of Combined Earnings to Fixed Charges and Preferred Stock Dividends is equal to the Ratio of Earnings to Fixed Charges and is not disclosed separately.

(2) The Ratio of Earnings to Fixed Charges is based on earnings from operations. "Earnings" consist of the pre-tax income of majority-owned and 50%-owned companies adjusted to include any income actually received from less than 50%-owned companies, plus fixed charges, less interest capitalized during the period for nonutility companies and less the preferred stock dividend requirements of MichCon included in fixed charges but not deducted in the determination of pre-tax income. "Fixed Charges" represent (a) interest (whether expensed or capitalized), (b) amortization of debt discount, premium and expense, (c) an estimate of interest implicit in rentals, and
    (d) in the case of MCN, the preferred securities dividend requirements of subsidiaries (MichCon, MCN Michigan Limited Partnership and MCN Financing
    I), increased to reflect the pre-tax earnings requirement for MichCon.

(3) In June 1996, MCN sold its computer operations subsidiary, Genix. For purposes of calculating the Ratio of Earnings to Fixed Charges, Genix has been classified as a discontinued operation and is therefore excluded from the ratio for all periods presented.

                                USE OF PROCEEDS

     All of the proceeds from the sale of the Income PRIDES, of which the Trust Preferred Securities are a component, will be invested by the Trust in Junior Subordinated Debentures of MCN pursuant to the Indenture described herein and ultimately will be used by MCN for general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt. Any additional amounts received by the Company upon settlement of the Purchase Contracts, whether on the Purchase Contract Settlement Date or Early Settlement Date, are also expected to be used for such general corporate purposes.

                                 CAPITALIZATION


     The following table sets forth the unaudited summary capitalization at December 31, 1996 of the Company and its consolidated subsidiaries on a historical basis and on a pro forma basis after giving effect to the sale by the Company of the FELINE PRIDES offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds". The table should be read in conjunction with MCN's consolidated financial statements and notes thereto and other financial data incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.



                                                                  AT DECEMBER 31, 1996
                                                              ----------------------------
                                                                ACTUAL      AS ADJUSTED(1)
                                                              ----------    --------------
                                                                 (DOLLARS IN THOUSANDS)
Short-Term Debt (includes notes payable and current portion
  of long-term debt and capital leases).....................  $  420,873      $
                                                              ==========      ==========
Long-Term Debt (including capital leases)(2)................  $1,252,040      $
MCN-obligated mandatorily redeemable preferred securities of subsidiaries holding solely subordinated debentures of
  MCN(3)....................................................     173,809
Common Stockholders' Equity.................................     784,568
                                                              ----------      ----------
Total Capitalization........................................  $2,210,417      $
                                                              ==========      ==========


---------------
(1) Adjusted for the sale of Trust Preferred Securities, the application of the estimated net proceeds to the purchase of Junior Subordinated Debentures of MCN and the application by MCN of the estimated net proceeds of Junior Subordinated Debentures for the purposes set out under "Use of Proceeds".


(2) Includes a $100 million term loan, due 2000, of MCNIC Oil & Gas Company, a wholly-owned subsidiary of MCN Investment, with recourse to MCN limited to certain events, including the realization of tax credits and performance under swap contracts.



(3) The sole assets of the subsidiaries are as follows: MCN Financing I --
    8 5/8% junior subordinated debentures of MCN due 2036 with a principal amount of $82,474,250; MCN Michigan Limited Partnership -- 9 3/8% subordinated deferrable interest debt securities of MCN due 2024 with a
    principal amount of $101,100,000; and MCN Financing III --    % subordinated
    debentures of MCN due 2002 with a principal amount of approximately
    $       . Upon redemption of such debt, the preferred securities of such subsidiaries will be mandatorily redeemable.


                              ACCOUNTING TREATMENT


     The financial statements of MCN Financing will be reflected in MCN's
consolidated financial statements with the $          Trust Preferred Securities
shown as MCN-obligated mandatorily redeemable preferred securities of subsidiaries holding solely subordinated debentures of MCN. The financial statement footnotes of MCN will reflect that the sole asset of MCN Financing
will be approximately $          principal amount of      % Junior Subordinated
Debentures due             , 2002 of MCN. See "Capitalization". Under current
generally accepted accounting principles, the Purchase Contracts will not be recorded on the Company's consolidated balance sheet but will be disclosed in the footnotes to the financial statements.

                        DESCRIPTION OF THE FELINE PRIDES

     The following description of certain terms of the Securities offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Securities offered hereby set forth in the accompanying Prospectus, to which reference is hereby made. The summaries of certain provisions of documents described below do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of such documents (including the definitions therein of certain terms), forms of which are on file with the Commission. Wherever particular Sections of, or terms defined in, such documents are referred to herein, such Sections or defined terms are incorporated by reference herein. Capitalized terms not defined herein have the meanings assigned to such terms in the accompanying Prospectus.


     Each FELINE PRIDES will be issued under a Purchase Contract Agreement between the Company and the Purchase Contract Agent. Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an Income PRIDE) with a Stated Amount of $50 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date
of May   , 2000, for an amount equal to the Stated Amount, a number of new shares of Common Stock equal to the Settlement Rate described below under "Description of the Purchase Contracts -- General," and (ii) the Company will pay Contract Adjustment Payments to the holder, and (b) (i) beneficial ownership
of a      % Trust Preferred Security, having a liquidation amount per Trust
Preferred Security equal to the Stated Amount, representing a preferred, undivided beneficial interest in the assets of the Trust, which will consist solely of the Junior Subordinated Debentures, or (ii) upon the occurrence of an Investment Company Event, or, in certain circumstances, a Tax Event or liquidation of the Trust as described below, Junior Subordinated Debentures of the Company having a principal amount equal to the Stated Amount. As long as the FELINE PRIDES are in the form of Income PRIDES, the Trust Preferred Securities will be pledged to the Collateral Agent, to secure the holder's obligation to purchase Common Stock under the Purchase Contract.


SUBSTITUTION OF PLEDGED SECURITIES


     Each holder will have the right, at any time after issuance of the Income PRIDES, to substitute for any Trust Preferred Securities held by the Collateral Agent Treasury Securities, in a principal amount per Purchase Contract equal to the Stated Amount per Trust Preferred Security. Holders may make such substitution only in integral multiples of 20 Income PRIDES. Securities with respect to which Treasury Securities have been substituted for Trust Preferred Securities as collateral to secure a holder's obligation under the Purchase Contracts, will be referred to as Growth PRIDES(SM). To create each Growth PRIDES, the Income PRIDES holder will (a) deposit with the Collateral Agent a Treasury Security and (b) transfer 20 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Income PRIDES holder has deposited a Treasury Security with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 20 Trust Preferred Securities underlying such Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the 20 Trust Preferred Securities from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 20 Income PRIDES, (ii) transfer the 20 Trust Preferred Securities to such holder and (iii) deliver one Growth PRIDES to the holder. Each Growth PRIDES will therefore consist of a unit with a face amount of $1,000 comprised of (a) 20 Purchase Contracts, each with respect to which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date for an amount equal to the Stated Amount, a number of shares of Common Stock of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder Contract Adjustment Payments, and (b) beneficial ownership of a Treasury Security having a principal amount at maturity equal to $1,000. The Trust Preferred Securities released to the holder thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments will be payable by the Company on the Growth PRIDES on March 31, June 30, September 30 and December 31 of each year from the time each Growth PRIDES was created. In addition, interest would accrete on the underlying Treasury Securities. Distributions on any Trust Preferred Securities still outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES will continue to be
payable by the Trust at the rate of    % of the Stated Amount per annum, subject
to the deferral right described above.



     Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or recreating Income PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection therewith. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Miscellaneous."



RECREATING INCOME PRIDES



     A holder of each Growth PRIDES may recreate 20 Income PRIDES by (a) depositing with the Collateral Agent 20 Trust Preferred Securities and (b) transferring a Growth PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Growth PRIDES holder has deposited 20 Trust Preferred Securities with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the Treasury Security related to such Growth PRIDES. Upon such deposit and receipt of instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the Treasury Security from the pledge of the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the Growth PRIDES, (ii) transfer the Treasury Security to such holder and (iii) deliver 20 Income PRIDES to the holder.


CURRENT PAYMENTS


     Holders of Income PRIDES are entitled to receive cash distributions at a
rate of      % of the Stated Amount per annum, payable quarterly in arrears. The quarterly payments on the Income PRIDES set forth on the cover page of this Prospectus Supplement will consist of (i) cumulative cash distributions on the
Trust Preferred Securities payable by the Trust at the rate of      % of the
Stated Amount per annum, and (ii) Contract Adjustment Payments, payable by the
Company, until the Purchase Contract Settlement Date, at the rate of      % of
the Stated Amount per annum.



     The ability of the Trust to make the quarterly distributions on the Trust Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Junior Subordinated Debentures. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Junior Subordinated Debentures, to defer the interest payments on the Junior Subordinated Debentures. As a consequence of such deferral, quarterly distributions to holders of Income PRIDES (or any Trust Preferred Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue interest thereon compounded quarterly at the same rate as interest on the Junior Subordinated Debentures). The Company also has the right to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date; however, deferred Contract Adjustment Payments will bear additional Contract
Adjustment Payments at the rate of   % per annum (such deferred installments of
Contract Adjustment Payments together with the additional Contract Adjustment Payments shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts -- Contract Adjustment Payments" and "Description of the Trust Preferred Securities -- Distributions."



     Subject to the Company's rights of deferral, in the event a holder of Income PRIDES substituted Treasury Securities for the Trust Preferred Securities, such holder would still receive quarterly Contract Adjustment Payments. In addition, interest would accrete on the underlying Treasury Securities.


VOTING RIGHTS


     Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees and will generally have no voting rights except in the limited circumstances described under "Description of Trust Preferred Securities -- Voting Rights." Holders of Purchase Contracts underlying the Income PRIDES or Growth PRIDES will have no voting rights.

LISTING OF THE SECURITIES


     Application has been made to list the Income PRIDES on the NYSE under the symbol "MCN prI." The Growth PRIDES and the Trust Preferred Securities will not be listed or traded on any securities exchange.


NYSE SYMBOL OF COMMON STOCK

     The Common Stock of the Company is listed on the NYSE under the symbol
"MCN."

                     DESCRIPTION OF THE PURCHASE CONTRACTS

GENERAL


     Each Purchase Contract underlying a FELINE PRIDES (unless earlier terminated or settled at the holder's option) will obligate the holder of such Purchase Contract to purchase, and the Company to sell, on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of new shares of Common Stock equal to the Settlement Rate. The Settlement Rate will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is equal to or greater than
the Threshold Appreciation Price, the Settlement Rate will be           , (b) if
the Applicable Market Value is less than the Threshold Appreciation Price but
greater than $      , the Settlement Rate will equal the Stated Amount divided by the Applicable Market Value, and (c) if the Applicable Market Value is less
than or equal to $      , the Settlement Rate will be    . "Applicable Market
Value" means the average of the Closing Prices (as defined) per share of Common Stock on each of the twenty consecutive Trading Days (as defined) ending on the second Trading Day immediately preceding the Purchase Contract Settlement Date.



     No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable in respect of Purchase Contracts being settled by a holder of Income PRIDES or Growth PRIDES the holder will be entitled to receive an amount of cash equal to such fraction of a share times the Applicable Market Value.



     On the Purchase Contract Settlement Date, unless a holder of Income PRIDES
(i) has settled the underlying Purchase Contracts prior to the Purchase Contract Settlement Date through the early delivery of cash to the Purchase Contract Agent or (ii) has notified the Purchase Contract Agent of its intention to settle the related Purchase Contract with separate cash on the Purchase Contract Settlement Date in the manner described under "-- Early Settlement" and under "-- Notice to Settle with Cash", respectively, and has so settled the Purchase Contract or an event described under "-- Termination" below occurs, such holder will be deemed to have requested the Trust to put its Junior Subordinated Debenture to the Company, in an amount per Junior Subordinated Debenture equal to $50, plus accumulated and unpaid distributions, if any. Upon the repurchase of the Junior Subordinated Debentures by the Company pursuant to a Put Option (as defined herein), the proceeds from such repurchase shall simultaneously be applied to redeem Trust Preferred Securities of such holder having an aggregate Stated Amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repurchased and will be automatically applied to satisfy in full such holder's obligation to purchase Common Stock under the Purchase Contract. See "Description of the Junior Subordinated Debentures -- Put Option". With respect to each Growth PRIDES outstanding on the Purchase Contract Settlement Date, the principal amount of the Treasury Securities underlying each Growth PRIDES, when paid at maturity, will be automatically transferred to the Company to satisfy in full the holder's obligation to purchase Common Stock under the 20 Purchase Contracts per Growth PRIDES. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a "FELINE PRIDES Certificate") and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder. In the event that a holder of either an Income PRIDES or Growth PRIDES effects the early settlement of a Purchase Contract through the delivery of cash or a holder of

Income PRIDES settles a Purchase Contract with cash on the Purchase Contract Settlement Date, the underlying Trust Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein.



     Prior to the date on which shares of Common Stock are issued in settlement of Purchase Contracts, the Common Stock underlying the related Purchase Contracts will not be deemed to be outstanding for any purpose and the holder thereof will generally not have any voting rights, rights to dividends or other distributions or other rights or privileges of a stockholder by virtue of holding such Purchase Contracts. See "Description of Trust Preferred Securities -- Voting Rights."



     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Purchase Contracts be deemed to have (a) irrevocably agreed to be bound by the terms of the Purchase Contracts and the Pledge Agreement for so long as such holder remains a holder of such FELINE PRIDES and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts on behalf of and in the name of such holder.


EARLY SETTLEMENT


     A holder of Income PRIDES or Growth PRIDES may settle the underlying Purchase Contracts prior to the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of the certificate completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary (as defined below), procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent. HOLDERS MAY SETTLE SECURITIES EARLY ONLY IN INTEGRAL MULTIPLES OF 20 Income PRIDES or one Growth PRIDES.



     Upon Early Settlement of Purchase Contracts underlying any Income PRIDES or
Growth PRIDES, (a) the holder will receive           shares of Common Stock per
Income PRIDES having a Stated Amount of $50 or           shares of Common Stock
per Growth PRIDES having a face amount of $1,000 (regardless of the market price of the Common Stock on the date of purchase), subject to adjustment under certain circumstances, (b) the Trust Preferred Securities underlying such Income PRIDES or, if substituted, the Treasury Securities underlying such Growth PRIDES, will thereupon be transferred to the holder free and clear of the Company's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments (as defined below), if any, on the Purchase Contracts being settled will be forfeited and (d) the holder's right to receive future Contract Adjustment Payments will terminate and, except as contemplated by clause (a) above, no adjustment will be made to or for the holder on account of current or deferred amounts accrued in respect thereof.


     If the Purchase Contract Agent receives the FELINE PRIDES Certificate, accompanied by the completed "Election to Settle Early" and requisite check, from a holder of Securities by 5:00 p.m., New York City time, on a Business Day, that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day, the next Business Day will be considered the settlement date.


     Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, the Company will cause the shares of Common Stock being purchased to be issued, and the Trust Preferred Securities or, if substituted, the Treasury Securities securing such Purchase Contracts, to be released from the pledge under the Pledge Agreement described below and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee.

NOTICE TO SETTLE WITH CASH


     A holder of an Income PRIDES wishing to settle the related Purchase Contract with separate cash on the Purchase Contract Settlement Date must notify the Purchase Contract Agent by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES at the offices of the Purchase Contract Agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. Such form must be accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled.



CONTRACT ADJUSTMENT PAYMENTS



     Contract Adjustment Payments will be fixed at a rate per annum of     % of
the Stated Amount per Purchase Contract. Contract Adjustment Payments in arrears for more than one quarter will bear interest thereon at the rate per annum
of     % thereof compounded quarterly. Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30
day-months. Contract Adjustment Payments will accrue from             , 1997 and
will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1997.



     Contract Adjustment Payments will be payable to the holders thereof as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the Income PRIDES or Growth PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent who will hold amounts received in respect of the Contract Adjustment Payments for the benefit of the holders of the Purchase Contracts underlying the Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "Book-Entry System" below. In the event that the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which Contract Adjustment Payments are to be made on the Purchase Contracts underlying the Income PRIDES or Growth PRIDES is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.



     The Company's obligations with respect to Contract Adjustment Payments are subordinate and junior in right of payment to all liabilities of the Company (other than the Yield Enhancement Payments payable by the Company in respect of its 8 3/4% PRIDES and MCN's guarantee of other subordinated debentures issued by the Company, with which they rank pari passu). See "Risk Factors -- Ranking of Contract Adjustment Payments and Subordinated Obligations Under the Guarantee and Junior Subordinated Debentures."



OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS



     The Company may, at its option and upon prior written notice to the holders of the Income PRIDES or Growth PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments on the Purchase Contracts until no later than the Purchase Contract Settlement Date. However, Deferred Contract Adjustment Payments will bear additional Contract Adjustment Payments at the
rate of     % per annum (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments will terminate.



     In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Income PRIDES or Growth

PRIDES will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to a holder of either Income PRIDES or Growth PRIDES divided by (y) the Applicable Market Value.



     No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the holder will be entitled to receive an amount in cash equal to such fraction of a share times the Applicable Market Value.



     In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing.


ANTI-DILUTION ADJUSTMENTS

     The formula for determining the Settlement Rate will be subject to adjustment upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined) thereof; (c) subdivisions, splits and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months and (ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a subsidiary for the Common Stock concluded within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price (as defined) of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (f) the successful completion of a tender or exchange offer made by the Company or any subsidiary for the Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer.

     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract.

     If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may be deemed to be the receipt of taxable income to holders of Securities. See "Certain Federal Income Tax Consequences -- Adjustment of Settlement Rate."


     In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     The Company will be required, within ten Business Days following the occurrence of an event that requires or permits an adjustment in the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

     Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

TERMINATION


     The Purchase Contracts, and the rights and obligations of the Company and of the holders of the FELINE PRIDES thereunder (including the right to receive accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the Trust Preferred Securities or, if substituted, the Treasury Securities held by it to the Purchase Contract Agent for distribution to the holders. Upon such termination, however, such release and termination may be subject to a limited delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted.


PLEDGED SECURITIES AND PLEDGE AGREEMENT


     The Trust Preferred Securities underlying the Income PRIDES or, if substituted, the Treasury Securities underlying the Growth PRIDES (together, the Pledged Securities) will be pledged to the Collateral Agent, for the benefit of
the Company, pursuant to a pledge agreement, to be dated as of             ,
1997 (the "Pledge Agreement"), to secure the obligations of the holders to purchase Common Stock under the Purchase Contracts. The rights of holders of Income PRIDES or Growth PRIDES to the underlying Pledged Securities will be subject to the Company's security interest therein created by the Pledge Agreement. No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities underlying such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for Trust Preferred Securities, (ii) to substitute Trust Preferred Securities for Treasury Securities (for both (i) and (ii), as provided for under "Description of the FELINE PRIDES -- Substitution of Pledged Securities") or (iii) upon the termination or Early Settlement of the related Purchase Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of an Income PRIDES will be entitled through the Purchase Contract Agent and the Collateral Agent to all of the proportional rights and preferences of a Trust Preferred Security (including distribution, voting, redemption, repayment and liquidation rights) and each holder of a Growth PRIDES will retain beneficial ownership of the Treasury Securities pledged in respect of such Purchase Contracts. The Company will have no interest in the Pledged Securities other than its security interest.

     The Collateral Agent will, upon receipt of distributions on the Pledged Securities, distribute such payments to the Purchase Contract Agent, which will in turn distribute those payments, together with Contract Adjustment Payments received from the Company, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the Record Date immediately preceding the date of such distribution. See "Description of the Securities -- Current Payments."


BOOK-ENTRY SYSTEM

     The Depository Trust Company (the "Depositary") will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security Certificates.


     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.


     No FELINE PRIDES represented by Global Security Certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or any nominee of the Depositary unless the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security Certificates or has ceased to be qualified to act as such as required by the Purchase Contract Agreement or there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts. All FELINE PRIDES represented by one or more Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.


     As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefore and will not be considered to be owners or holders of such Global Security Certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Trust

Preferred Securities, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.


     Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or per-sons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests.

                  CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                       AGREEMENT AND THE PLEDGE AGREEMENT

GENERAL

     Distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.


     On the Purchase Contract Settlement Date, shares of Common Stock will be delivered, or, if the Purchase Contracts have terminated, Pledged Securities will be delivered potentially after a limited delay (see "Description of the Purchase Contracts -- Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificate at the office of the Purchase Contract Agent.



     If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on the Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the applicable Purchase Contract and in payment of any Deferred Contract Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.



     If the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, the Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

     The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

     No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

MODIFICATION


     The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than 66 2/3% of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (a) change any Payment Date, (b) change the amount or type of Pledged Securities underlying the Purchase Contract, impair the right of the holder of any Pledged Securities to receive distributions on the underlying Pledged Securities (except for the rights of holders of Income PRIDES to substitute the Treasury Securities for the Trust Preferred Securities or the rights of holders of Growth PRIDES to substitute Trust Preferred Securities for the Treasury Securities) or otherwise adversely affect the holder's rights in or to such Pledged Securities, (c) change the place or currency of payment or reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, (d) impair the right to institute suit for the enforcement of any Purchase Contract, (e) reduce the amount of Common Stock purchasable under any Purchase Contract, increase the price to purchase Common Stock on settlement of any Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the holder's rights under any Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than 66 2/3% of such class.


NO CONSENT TO ASSUMPTION


     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.


CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Junior Subordinated Debentures, the Purchase Contract Agreement and the Pledge Agreement, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.

TITLE

     The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the Purchase Contracts and for all other purposes.

REPLACEMENT OF FELINE PRIDES CERTIFICATES

     In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued.


     Notwithstanding the foregoing, the Company will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the Purchase Contract Settlement Date or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that, in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Purchase Contract Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, transfer the principal amount of the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate.


GOVERNING LAW

     The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT


     The First National Bank of Chicago will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.


     The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

INFORMATION CONCERNING THE COLLATERAL AGENT


     The Chase Manhattan Bank will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.


     The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.


MISCELLANEOUS



     The Purchase Contract Agreement will provide that the Company will pay all fees and expenses related to (i) the offering of the FELINE PRIDES, (ii) the retention of the Collateral Agent and (iii) the enforcement by the Purchase Contract Agent of the rights of the holders; provided, however, that holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or recreating Income PRIDES, shall be responsible for any fees or expenses payable to the Collateral Agent in connection therewith, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and the Company shall not be responsible for any such fees or expenses.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The Trust Preferred Securities, which form a component of the Income PRIDES, and which, under certain circumstances, will trade separately, will be issued pursuant to the terms of the Declaration. See "Description of the FELINE PRIDES -- Substitution of Pledged Securities." The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Trust Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL


     The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Junior Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee, when taken together with MCN's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including the obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Preferred Securities), provides a full and unconditional guarantee of amounts due on the Trust Preferred Securities. The Guarantee will be held by Wilmington Trust Company, the Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Trust Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures (except in the limited circumstances in which the holder may take Direct Action). See "-- Declaration Events of Default" and "-- Voting Rights."


DISTRIBUTIONS


     Distributions on the Trust Preferred Securities will be fixed at a rate per
annum of     % of the stated liquidation amount of $50 per Trust Preferred
Security. Distributions in arrears for more than one quarter will bear interest
thereon at the rate per annum of     % thereof compounded quarterly. The term
"distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.



     Distributions on the Trust Preferred Securities will be cumulative and will
accrue from             , 1997 and will be payable quarterly in arrears on March
31, June 30, September 30 and December 31 of each year, commencing June 30, 1997, when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.


     The Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated

Debentures, which right, if exercised, would defer quarterly distributions on the Trust Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Junior Subordinated Debentures) during any such extended interest payment period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period, in the aggregate, not extending beyond the maturity date of the Junior Subordinated Debentures. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase shares of the Company's Common Stock,
(ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to such Junior Subordinated Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Preferred Securities Guarantee). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the maturity date of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.


     Distributions on the Trust Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Trust Preferred Securities will be limited to payments received from the Company on the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.



     Distributions on the Trust Preferred Securities will be payable to the holders thereof, including the Collateral Agent, as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee which will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Preferred Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Trust Preferred Securities do not continue to remain in book-entry form, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Trust Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date.

MATURITY


     Subject to the holder's right to require the Trust to put the Junior Subordinated Debentures to the Company on the Purchase Contract Settlement Date,
the Junior Subordinated Debentures will mature on May   , 2002. Upon the
repayment of the Junior Subordinated Debentures at maturity, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid. See "Description of the Junior Subordinated Debentures."


SPECIAL EVENT DISTRIBUTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), which change or amendment, in the case of (a) or (b), becomes effective on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust would be subject to federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) interest payable to the Trust on the Junior Subordinated Debentures would not be deductible by the Company for federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.


     "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel experienced in practice under the 1940 Act (as defined below) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").



     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Trust shall, except in the limited circumstances described below, be dissolved, with the result that the Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence, of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, such dissolution and distribution shall be conditioned on the Company being unable to avoid such Tax Event within such 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost. If a Special Event occurs, Junior Subordinated Debentures distributed to the Collateral Agent in liquidation of such holder's interest in the Trust would continue to be pledged to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.


     After the date for any distribution of Junior Subordinated Debentures upon dissolution of the Trust, (i) the Trust Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Trust Preferred Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.


     There can be no assurance as to the market prices for either the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities or the Junior Subordinated Debentures that an investor may receive if a dissolution and liquidation of the Trust were to occur may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities forming a part of the Income PRIDES offered hereby.


     Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION


     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, Junior Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Preferred Securities on a pro rata basis to the holders of the Trust Preferred Securities in exchange for such Trust Preferred Securities.



     The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Trust Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Trust Common Securities with regard to such distributions.



     Pursuant to the Declaration, the Trust shall terminate (i) on February 3, 2004, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities effected thereby voting together as a single class to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debentures upon the occurrence of an Investment Company Event or a Tax Event or (v) upon the entry of a decree of a judicial dissolution of the holder of the Trust Common Securities, the Company or the Trust.


DECLARATION EVENTS OF DEFAULT


     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Trust Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. If a Declaration Event of Default with respect to the Trust Preferred Securities is waived by holders of Trust Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities without any further act, vote or consent of the holders of the

Common Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, any holder of Trust Preferred Securities may institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Junior Subordinated Debentures, on the date such interest or principal is otherwise payable, then a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment (a "Direct Action") to such holder directly of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, MCN will be subrogated to the rights of such holder of Trust Preferred Securities under the Declaration to the extent of any payment made by MCN to such holder of Trust Preferred Securities in such Direct Action. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures. See "Effect of Obligations under the Junior Subordinated Debentures and the Guarantee."



     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. MCN and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.


VOTING RIGHTS


     Except as described herein, under the Trust Act and the Trust Indenture Act and under "Description of the Preferred Securities Guarantees -- Modification of the Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.


     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Junior Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under Section 513 of the Indenture (as defined herein), (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Trust Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Declaration, a record holder of Trust Preferred Securities may, after such holder's written request to the Institutional Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures or the Declaration without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of the Trust Preferred Securities of any notice of default received from the Debt Trustee (as defined below) with respect to the Junior Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Preferred Securities and the Common Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Preferred Securities and the Common Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Preferred Securities and the Trust Common Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Preferred Securities and the Trust Common Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of federal income tax, the Trust will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding.


     The procedures by which holders of Trust Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.


     Holders of the Trust Preferred Securities will have no rights to appoint or remove the Company Trustees, who may be appointed, removed or replaced solely by MCN as the indirect or direct holder of all of the Trust Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS


     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Preferred Securities or (y) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debentures, (iii) if the Trust Preferred Securities are listed any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee (as described in the accompanying Prospectus). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY


     The Depositary will act as securities depositary for the Trust Preferred Securities. The Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global Trust Preferred Securities certificates, representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with the Depositary.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Trust Preferred Securities as represented by a global certificate.

     Purchases of Trust Preferred Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial owners will not receive certificates representing their ownership interests in the Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Trust Preferred Securities deposited by Participants with the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Trust Preferred Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.


     So long as the Depositary or its nominee is the registered owner or holder of a Global Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the Declaration and the Trust Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with the Depositary applicable procedures, in addition to those provided for under the Declaration.



     The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the Depositary's interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such directions. However, if there is an Event of Default under the Trust Preferred Securities, the Depositary will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.


     Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants or Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, the Depositary would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Trust Preferred Securities are credited on the record date

(identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among the Depositary, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a recordholder of a beneficial interest in the Trust.


     Distribution payments on the Trust Preferred Securities will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of the Depositary, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to the Depositary is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.


     Except as provided herein, a Beneficial Owner in a global Trust Preferred Security certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Trust Preferred Securities.


     Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interest in the Global Certificates among Participants of the Depositary, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Company, the Trust or any Trustee will have any responsibility for the performance by the Depositary or its Participants or Indirect Participants under the rules and procedures governing the Depositary. The Depositary may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Trust Preferred Securities certificates are required to be printed and delivered to holders. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through the Depositary (or any successor depositary) with respect to the Trust Preferred Securities. In that event, certificates for the Trust Preferred Securities will be printed and delivered to holders. In each of the above circumstances, the Company will, appoint a paying agent with respect to the Preferred Securities.



     The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that MCN and the Trust believe to be reliable, but neither MCN nor the Trust takes responsibility for the accuracy hereof.


REGISTRAR, TRANSFER AGENT AND PAYING AGENT


     Payments in respect of the Trust Preferred Securities represented by the Global Certificates shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that Wilmington Trust Company shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).


     The Institutional Trustee will act as registrar, transfer agent and paying agent for the Trust Preferred Securities.


     Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charge which may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.


INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee.

GOVERNING LAW

     The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities or vary the terms thereof.

     Holders of the Trust Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

     Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities issued by the Trust, the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the Guarantee. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding directly against the Trust, the Guarantee Trustee or any other person or entity. A summary description of the Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Particular Terms of the Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Subordinated Debt Securities Indenture, dated as of September 1, 1994 (as supplemented by the First Supplemental Indenture, dated April 17, 1996, and the Second Supplemental Indenture, dated July 24, 1996, as so supplemented, the "Base Indenture") between the Company and NBD Bank, N.A., (now known as NBD Bank, a Michigan banking corporation) as Trustee (the "Debt Trustee"), as
supplemented by a Third Supplemental Indenture, dated as of             , 1997
(the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"). Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Trust Preferred Securities -- Special Event Distribution."

GENERAL

     The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture. The Junior Subordinated Debentures will be limited in aggregate
principal amount to $          , such amount being the sum of the aggregate
stated liquidation of the Trust Preferred Securities and the capital contributed by the Company in exchange for the Common Securities (the "Company Payment").


     The Junior Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional
Interest (as defined herein), if any, on May   , 2002.



     If Junior Subordinated Debentures are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in the Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee in Wilmington, Delaware; provided, that at the option of the Company, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debentures is the Institutional Trustee, the payment of principal and interest on the Junior Subordinated Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.


     The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

     The Indenture provides that the Junior Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of the Company and pari passu with Company trade creditors and other junior subordinated debentures issued by the Company. No payment of principal, premium, if any, or interest on the Junior Subordinated Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Junior Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full.


     The term "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Debt Securities Indenture or thereafter incurred or created:
(i) indebtedness of the Company for money borrowed by the Company (including purchase money obligations with an original maturity in excess of one year) or evidenced by debentures (other than the Subordinated Debt Securities), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by the Company; (ii) obligations with respect to letters of credit; (iii) indebtedness of the Company constituting a guarantee of indebtedness of others of the type referred to in the preceding clauses (i) and (ii); or (iv) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (i), (ii) and (iii) unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or such renewal extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities. In November 1994, MCN issued approximately $101 million Series A Subordinated Deferrable Interest Debt Securities to MCN Michigan Limited Partnership that rank pari passu with the Junior Subordinated Debentures and in July 1996, MCN issued approximately $82 million of junior subordinated debentures due July 30, 2036 (the "8 5/8% Debentures") to MCN Financing I that also rank pari passu with the Junior Subordinated Debentures.



     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of December 31, 1996, Senior Indebtedness of the Company aggregated approximately $1,673 million.


INTEREST


     Each Junior Subordinated Debenture shall bear interest at the rate of     %
per annum from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing June 30, 1997, to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than one Business Day but less than 60 Business Days prior to the Interest Payment Date.


     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a

Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PROPOSED TAX LEGISLATION


     On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed a number of changes to federal income tax laws. One proposal would treat as equity, for U.S. federal income tax purposes, debt instruments with a maximum term of more than 15 years that are not shown as indebtedness on the issuer's consolidated balance sheet. Another proposal would preclude the issuer from deducting interest on debt instruments payable in stock of the issuer. A debt instrument would be treated as payable in stock of the issuer if it were part of an arrangement designed to result in payment of debt with such stock, such as certain issuances of a forward contract in connection with the issuance of debt. Neither proposal, if enacted into law in its current form, would be effective for debt instruments issued prior to the date of first Congressional committee action. There can be no assurance, however, that legislation enacted after the date hereof will not adversely affect the tax treatment of the Junior Subordinated Debentures or cause a Tax Event, resulting in the distribution of the Junior Subordinated Debentures to holders of Trust Preferred Securities. See "Description of the Trust Preferred Securities -- Special Event Distribution."



REDEMPTION



     The Company will not have the ability to redeem the Junior Subordinated Debentures prior to the stated maturity date.


PUT OPTION


     In accordance with the terms of the Junior Subordinated Debentures, holders have the right to require the Company to repurchase, on the Purchase Contract Settlement Date, either in whole or in part, the Junior Subordinated Debentures at an amount per Junior Subordinated Debenture equal to $50, plus accumulated and unpaid distributions, if any (the "Put Option"). See "Description of Purchase Contracts -- General."


OPTION TO EXTEND INTEREST PAYMENT PERIOD


     The Company shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debentures, to defer payments of interest by extending the interest payment period for a period not extending, in the aggregate, beyond the maturity date of the Junior Subordinated Debentures. At the end of any Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of the Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by MCN of its obligations pursuant to any contract or security outstanding on the date of such event requiring MCN to purchase shares of MCN Common Stock, (ii) as a result of a reclassification of the Company capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such the Company capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Junior Subordinated Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Preferred Securities Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such

Extension Period, including all such previous and further extensions, may not extend beyond the maturity date of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Trust Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice, if applicable, to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Trust Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Trust Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debentures, the Company shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice, if applicable, to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.


ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Junior Subordinated Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT


     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debentures, will have the right to declare the principal of and the interest on the Junior Subordinated Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures. See "Particular Terms of the Subordinated Debt Securities -- Events of Default and Notice Thereof" in the accompanying Prospectus for a description of the Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Trust Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debentures. See "Description of the Trust Preferred
Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, MCN acknowledges that a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of and interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. Notwithstanding any payments made to such holder of Trust Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by the Trust or the Institutional Trustee of the Trust, and the Company shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Junior Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY


     If Junior Subordinated Debentures are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Junior Subordinated Debentures. For a description of the Depositary and the specific terms of the depositary arrangements, see "Description of the Trust Preferred
Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. The Company may appoint a successor to the Depositary or any successor depositary in the event the Depositary or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.


     None of the Company, the Trust, the Institutional Trustee, any paying agent and any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Company Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Trust Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by the Company.

                        EFFECT OF OBLIGATIONS UNDER THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debentures and engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities; (iii) MCN shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the MCN Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Trust Preferred Securities (to the extent funds therefor are available) are guaranteed by MCN as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. If MCN does not make interest payments on the Junior Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Trust Preferred Securities only if and to the extent that MCN has made a payment of interest or principal on the Junior Subordinated Debentures held by the Trust as its sole asset.


     If MCN fails to make interest or other payments on the Junior Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Trust Preferred Securities may institute a legal proceeding against MCN to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company for payment. MCN, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Trust Preferred Securities. If MCN fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against MCN to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

     The Guarantee, when taken together with MCN's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Trust Preferred Securities. See "Description of the Preferred Securities Guarantees -- General" in the accompanying Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the material United States ("U.S.") federal income tax consequences of the purchase, ownership and disposition of Income PRIDES, Trust Preferred Securities and Growth PRIDES. The summary represents the opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Special Tax Counsel"), special tax counsel to the Company, insofar as it relates to matters of law and legal conclusions. Unless otherwise stated, the summary deals only with holders who purchase Income PRIDES upon their original issuance for an amount equal to the Stated Amount of the Trust Preferred Securities and who hold the Income PRIDES, or upon the substitution of Treasury Securities, the Growth PRIDES and Trust Preferred Securities, as capital assets. The summary does not address the federal income tax consequences of the purchase, ownership or disposition of Treasury Securities. The summary deals only with holders who are citizens or residents of the U.S., corporations, partnerships or other entities organized in or under the laws of the U.S. or any political subdivision thereof, or estates or trusts defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"). The summary does not address the tax considerations applicable to investors that may be subject to special U.S. federal income tax treatment, such as dealers in securities, persons holding the Income PRIDES, Growth PRIDES or Trust Preferred Securities as part of a "straddle" or a "conversion transaction" for U.S. federal income tax purposes or as part of a synthetic security or other integrated investment, or persons who have a functional currency other than the U.S. dollar, and does not address the tax consequences under state, local or foreign law. The summary is based upon the Code, Treasury regulations thereunder and administrative and judicial interpretations thereof as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     No statutory, judicial or administrative authority directly addresses the characterization of the FELINE PRIDES or instruments similar to the FELINE PRIDES for U.S. federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. ACCORDINGLY, A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE FELINE PRIDES SHOULD CONSULT ITS TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE FELINE PRIDES, INCLUDING THE APPLICATION OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Trust Preferred Securities, Special Tax Counsel will render an opinion generally to the effect that, under current law and assuming full compliance with the terms of the Trust Agreement, the Indenture, and certain other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified, for U.S. federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of Trust Preferred Securities generally will be treated as the owner of an undivided beneficial interest in the Junior Subordinated Debentures and, as further discussed below, will be required to include in ordinary income such holder's allocable share of interest or OID paid or accrued on the Junior Subordinated Debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the Junior Subordinated Debentures, Special Tax Counsel will render an opinion generally to the effect that, under current law and assuming full compliance with the terms of the Indenture and certain other documents, and based upon certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures to be held by the Trust will be classified, for U.S. federal income tax purposes, as indebtedness of the Company.

PROPOSED TAX LEGISLATION


     On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed a number of changes to federal income tax laws. One proposal would treat as equity, for U.S. federal income tax purposes, debt instruments with a maximum term of more than 15 years that are not shown as indebtedness on the issuer's consolidated balance sheet. Another proposal would preclude the issuer from deducting interest on debt instruments payable in stock of the issuer. A debt instrument would be treated as payable in stock of the issuer if it were part of an arrangement designed to result in payment of debt with such stock, such as certain issuances of a forward contract in connection with the issuance of debt. Neither proposal, if enacted into law in its current form, would be effective for debt instruments issued prior to the date of first Congressional committee action. There can be no assurance, however, that legislation enacted after the date hereof will not adversely affect the tax treatment of the Junior Subordinated Debentures or cause a Tax Event, resulting in the distribution of the Junior Subordinated Debentures to holders of Trust Preferred Securities. See "Description of the Trust Preferred Securities -- Special Event Distribution."


INITIAL TAX BASIS IN TRUST PREFERRED SECURITY AND PURCHASE CONTRACT

     The purchase price of each Income PRIDES will be allocated between the Trust Preferred Security and the Purchase Contract included in a Income PRIDES in proportion to their respective fair market values at the time of purchase. Such allocation will establish the Holder's initial tax basis in the Trust Preferred Security and Purchase Contract.

     The Company intends to take the position that, at the time of issuance of the Income PRIDES, the fair market value of each Trust Preferred Security equals its Stated Amount and the fair market value of each Purchase Contract equals zero. As a result, a holder should allocate the entire purchase price for a Income PRIDES (i.e., the Stated Amount of a Trust Preferred Security) to the Trust Preferred Security and should not allocate any portion of the purchase price to the Purchase Contract. The Company's position will be binding upon each holder unless the holder explicitly discloses a contrary position on a statement attached to the holder's timely filed U.S. federal income tax return for the taxable year in which the Income PRIDES is acquired.

DISTRIBUTIONS ON TRUST PREFERRED SECURITIES

     Under applicable Treasury regulations, a debt instrument will be issued with OID if there is more than a remote contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by the Company of its option to defer the payment of stated interest on the Junior Subordinated Debentures would, among other things, prevent the Company from declaring dividends on any of its capital stock, the Company believes that the likelihood of its exercising the option is remote within the meaning of such regulations. As a result, the Company intends to take the position, based upon the advice of Special Tax Counsel, that the Junior Subordinated Debentures will not be issued with OID. Accordingly, based upon this position, a holder of Trust Preferred Securities will include stated interest payments on the Junior Subordinated Debentures in ordinary income at the time that such payments are paid or accrued, in accordance with such holder's regular method of accounting. Because such regulations have not yet been addressed in any published rulings or other published interpretations issued by the IRS, it is possible that the IRS could take a position contrary to the position taken by the Company.

     If the Company were to exercise its option to defer the payment of stated interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures would be treated, solely for purposes of the OID rules, as being re-issued at such time with OID. Under these rules, a holder of Trust Preferred Securities would be required to include OID in ordinary income, on a current basis, over the period that the Trust Preferred Securities are held even though the Company would not make actual cash payments during the extended interest payment period. The amount of OID includible in the taxable income of a holder of Trust Preferred Securities would be determined on the basis of a constant yield method over the remaining term of the instrument, and the actual payment of stated interest on the Junior Subordinated Debentures would not be separately reported as taxable income. The amount of OID that would accrue, in the aggregate, during an extended interest payment period would approximately equal the amount of the cash payment due at the end of such period. Any OID included in income would increase such holder's tax basis in the Trust Preferred Security and actual payments of stated interest would reduce such tax basis.

     Because income on the Trust Preferred Securities will constitute interest for U.S. federal income tax purposes, corporate holders of Trust Preferred Securities will not be entitled to a dividends-received deduction in respect of such income.

CONTRACT ADJUSTMENT PAYMENTS



     There is no authority for the treatment of the Contract Adjustment Payments under current law. For U.S. federal income tax information reporting purposes, the Company intends to report the Contract Adjustment Payments and the Deferred Contract Adjustment Payments (if any) in the taxable year in which they are paid to holders. The Company intends to take the position that the Contract Adjustment Payments constitute taxable income to holders when received or accrued, in accordance with the holder's regular method of accounting. Holders should consult their respective tax advisors concerning the treatment of the Contract Adjustment Payments and Deferred Contract Adjustment Payments, including the possibility that the receipt of a Contract Adjustment Payments may be treated as a loan, purchase price adjustment, rebate or option premium rather than being includible in income on a current basis. The Company does not intend to deduct the Contract Adjustment Payments or Deferred Contract Adjustment Payments because it views them as a cost of issuing the Common Stock. Contract Adjustment Payments and Deferred Contract Adjustment Payments received by a regulated investment company should be treated as income derived with respect to such company's business of investing in stocks and securities.


RECEIPT OF JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF THE TRUST

     If the Company exercises its right to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed, on a pro rata basis, to holders of Trust Preferred Securities (or to the Collateral Agent on behalf of such holders), such distribution would not be taxable to such holders. In such event, each holder of Trust Preferred Securities would have a tax basis in the Junior Subordinated Debentures received in the liquidation equal to the tax basis in the holder's Trust Preferred Securities surrendered therefor, and the holding period of such Junior Subordinated Debentures would include the period during which the holder had held the Trust Preferred Securities. If, however, the Trust is classified, for U.S. federal income tax purposes, as an association taxable as a corporation at the time of such liquidation, the distribution of Junior Subordinated Debentures would constitute a taxable event to holders of Trust Preferred Securities.

POSTING OF TREASURY SECURITIES TO CREATE GROWTH PRIDES


     A holder of an Income PRIDES that chooses to substitute a Treasury Security for Trust Preferred Securities held by the Collateral Agent generally will not recognize taxable gain or loss upon release of the Trust Preferred Securities to the holder, and the holder's tax basis in the Trust Preferred Securities and Purchase Contract will remain unchanged. In general, the substitution of the Treasury Security should not constitute a taxable event (except with respect to a holder who, because of the holder's particular tax status or the circumstances under which the holder holds the Treasury Security, may be subject to tax, such as a person who holds the Treasury Security as part of a "straddle" or a "conversion transaction" for U.S. federal income tax purposes). Such holder will continue to include in income any OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, by such holder with respect to such Treasury Security. Holders should consult their respective tax advisors concerning the tax consequences of purchasing, owning and disposing of Treasury Securities.


POSTING OF TRUST PREFERRED SECURITIES TO RECREATE INCOME PRIDES


     A holder of a Growth PRIDES that delivers Trust Preferred Securities to the Collateral Agent generally will not recognize taxable gain or loss upon release of the Treasury Security to the holder.


SALE OR DISPOSITION

     A holder generally will recognize gain or loss upon the sale or other disposition of an Income PRIDES, a Growth PRIDES or a Trust Preferred Security (including a redemption of a Trust Preferred Security by the Trust). In the case of an Income PRIDES or a Growth PRIDES, such gain or loss will be separately calculated with respect to the Trust Preferred Security or Treasury Security, as the case may be, and the related Purchase Contract by allocating the sum of any cash and the fair market value of any property received upon the sale or other disposition between the two components in proportion to their respective fair market values. The amount of gain or loss with respect to each component generally should equal the difference between the amount so allocated to each component (reduced by any amount attributable to accrued interest or Contract Adjustment Payments, which will be taxable as described above) and the holder's tax basis in the respective components. In the case of a Trust Preferred Security, the amount of gain or loss will equal the difference between the sum of any cash and the fair market value of any property received upon the sale or other disposition of such Trust Preferred Security (reduced by any amount attributable to accrued interest or Contract Adjustment Payments, which will be taxable as described above) and the holder's tax basis in the Trust Preferred Security. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss (determined separately for each component of an Income PRIDES or a Growth PRIDES and for a Trust Preferred Security) if the holder held the respective component of the Income PRIDES or Growth PRIDES or the Trust Preferred Security, as the case may be, for more than one year at the time of such sale or disposition.


PURCHASE OF COMMON STOCK UNDER PURCHASE CONTRACT


     A holder of an Income PRIDES that directs the Trust to put its Junior Subordinated Debenture to the Company on the Purchase Contract Settlement Date will not recognize taxable gain or loss upon the exercise of such Put Option because the holder's tax basis in its Trust Preferred Security should equal the amount received (the Stated Amount) and be automatically applied to the holder's purchase of the Common Stock. A holder of an Income PRIDES will not recognize taxable gain or loss upon the tender of cash to settle the Purchase Contract and the release of the Trust Preferred Security to such holder. A holder of a Growth PRIDES will not recognize taxable gain or loss upon the tender of cash to settle the Purchase Contract early and the release of the Treasury Securities to such holder. A holder of a Growth PRIDES will recognize taxable gain or loss upon the automatic application of the Treasury Security to settle the Purchase Contract on the Purchase Contract Settlement Date equal to the difference, if any, between the fair market value of the Treasury Security automatically applied to purchase the Common Stock and the holder's tax basis in such Treasury Security.


     A holder's tax basis in the Common Stock will equal the purchase price for such Common Stock plus the holder's tax basis, if any, in the Purchase Contract. The holding period for the Common Stock will begin on the day after the purchase of such Common Stock.

OWNERSHIP OF COMMON STOCK ACQUIRED UNDER PURCHASE CONTRACT

     Assuming that the Company has current or accumulated earnings and profits, for U.S. federal income tax purposes, at least equal to the amount of any dividend, a holder of Common Stock will include such a dividend in income when paid, and the dividend will be eligible for the dividends-received deduction if received by an otherwise qualifying corporate holder that meets the holding period and other requirements for such deduction.

     Upon the sale or other disposition of the Common Stock, a holder will recognize gain or loss equal to the difference between the amount of cash and fair market value of any property received and the holder's tax basis in such Common Stock. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holder held the Common Stock for more than one year at the time of such sale or disposition.

ADJUSTMENT OF SETTLEMENT RATE

     Holders of Income PRIDES or Growth PRIDES might be treated as receiving a constructive distribution from the Company if (i) the Settlement Rate is adjusted and, as a result of such adjustment, the proportionate interest of such holders in the assets or earnings and profits of the Company is increased, and
(ii) the adjustment is not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate for certain taxable distributions with respect to the Common Stock. Thus, although not currently anticipated, under certain circumstances, an increase in the Settlement Rate may be taxable to holders of Income PRIDES and Growth PRIDES as a dividend to the extent of the current accumulated earnings and profits of the Company. Each Holder would be required to include its allocable share of such constructive dividend in gross income but would not receive any cash related thereto.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") among the Company, the Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Brothers Inc, Smith Barney Inc. and Ladenburg Thalmann & Co. Inc., who are acting as representatives (the "Representatives") for the underwriters named below (the "Underwriters"), the Company and the Trust have agreed to sell to the Underwriters, and each of the Underwriters severally has agreed to purchase from the Company and the Trust, the number of Income PRIDES set forth opposite each Underwriter's name. In the Underwriting Agreement, the several Underwriters severally have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES offered hereby if any of the Income PRIDES are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.



                                                                NUMBER OF
                        UNDERWRITERS                          INCOME PRIDES
                        ------------                          -------------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
Donaldson, Lufkin & Jenrette Securities Corporation.........
Salomon Brothers Inc .......................................
Smith Barney Inc. ..........................................
Ladenburg Thalmann & Co. Inc. ..............................

                                                                ---------
          Total.............................................    2,300,000
                                                                =========



     The Representatives have advised the Company and the Trust that they propose initially to offer the Income PRIDES to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to
certain dealers at such price less a concession not in excess of $          per
Income PRIDES. The Underwriters may allow, and such dealers may reallow, a
discount not in excess of $          per Income PRIDES on sales to certain other
dealers. After the initial public offering, the public offering price, concession and discount may be changed.



     Until the distribution of the Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Securities or shares of Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.



     If the Underwriters create a short position in the Securities in connection with the Offering, i.e., if they sell more Securities than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Securities in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described below.



     The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from the Underwriters and any selling group members who sold those Securities as part of the Offering.



     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.



     Neither the Company, the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities or the Common Stock. In addition, neither the Company, the Trust nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



     The Company and the Trust have granted to the Underwriters an option, exercisable for 30 days following the date of this Prospectus Supplement, to purchase up to an aggregate of additional 345,000 Income PRIDES from the Company and the Trust, at the price to the public set forth on the cover page of this Prospectus Supplement, less the underwriting discount. The Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the Income PRIDES offered hereby. If the Underwriters exercise their over-allotment option, each of the Underwriters has severally agreed, subject to certain conditions, to effect the foregoing transactions with respect to approximately the same percentage of such Income PRIDES that the respective number of Income PRIDES set forth opposite its name in the foregoing table bears to the Income PRIDES offered hereby.



     The Company and the Trust have agreed, for a period of      days after the
date of this Prospectus Supplement, to not, without the prior written consent of Merrill Lynch, Pierce, Fenner and Smith Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Income PRIDES, Purchase Contracts, Trust Originated Preferred Securities or Common Stock, as the case may be, or any securities of the Company similar to the Income PRIDES, Purchase Contracts, Trust Originated Preferred Securities or Common Stock or any security convertible into or exchangeable or exercisable for Income PRIDES, Purchase Contracts, Trust Originated Preferred Securities or Common Stock other than to the Underwriters pursuant to the Underwriting Agreement, other than shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with any employee benefit, dividend reinvestment and stock option and stock purchase plans of the Company and its subsidiaries and other than the Growth PRIDES or shares of Common Stock issuable upon early settlement of the Income PRIDES or exercise of stock options.



     Prior to this offering, there has been no public market for the Income PRIDES. The public offering price for the Income PRIDES was determined in negotiations between the Company, the Trust and the Representatives. In determining the terms of the Income PRIDES, including the public offering price, the Company, the Trust and the Representatives considered the market price of the Company's Common Stock and also considered the Company's recent results of operations, the future prospects of the Company and the industry in general, market prices and terms of, and yields on, securities of other companies considered to be comparable to the Company and prevailing conditions in the securities markets. Application has been made to list the Income PRIDES on the NYSE under the symbol "MCN prI." The Growth PRIDES and the Trust Preferred Securities will not be listed or traded on any securities exchange. The Company and the Trust have been advised by the Representatives that they presently intend to make a market for the Growth PRIDES and the Trust Preferred Securities; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance that an active trading market will develop for the Income PRIDES, the Growth PRIDES or the Trust Preferred Securities or that the Income PRIDES will trade in the public market subsequent to the offering at or above the initial public offering price.


     The Company has agreed to indemnify the Underwriters against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, MCN and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS


     The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Indenture, the Guarantee, the Junior Subordinated Debentures and certain matters relating thereto will be passed upon for MCN by Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary of MCN. Certain matters will be passed upon for the Company and the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, which has also acted as special tax counsel for the Company in connection with the Securities. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the Trust. Certain legal matters will be passed upon for the Underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York. Mr. Schiffer is a full-time employee and officer of MCN and owned 23,941 shares of MCN Common Stock as of February 26, 1997. LeBoeuf, Lamb, Greene & MacRae, L.L.P., from time to time renders legal services to the Company.

            ======================================================


    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MCN, MCN FINANCING III OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MCN OR MCN FINANCING III SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                                  PAGE
                                                  ----
Selected Historical Financial Information.......   S-3
Prospectus Summary..............................   S-5
MCN Energy Group Inc. ..........................  S-13
MCN Financing III...............................  S-14
Risk Factors....................................  S-15
Price Range of Common Stock and Dividends.......  S-19
Ratio of Earnings to Fixed Charges and Ratio of
  Earnings to Combined Fixed Charges and
  Preferred Stock Dividends.....................  S-20
Use of Proceeds.................................  S-20
Capitalization..................................  S-21
Accounting Treatment............................  S-21
Description of the FELINE PRIDES................  S-22
Description of the Purchase Contracts...........  S-24
Certain Provisions of the Purchase Contract
  Agreement and the Pledge Agreement............  S-30
Description of the Trust Preferred Securities...  S-33
Description of the Guarantee....................  S-42
Description of the Junior Subordinated
  Debentures....................................  S-43
Effect of Obligations Under the Junior
  Subordinated Debentures and the Guarantee.....  S-48
Certain Federal Income Tax Consequences.........  S-50
Underwriting....................................  S-54
Legal Matters...................................  S-56
PROSPECTUS
Available Information...........................     3
Incorporation of Certain Documents by
  Reference.....................................     4
MCN Energy Group Inc. ..........................     5
The MCN Trusts..................................     5
Use of Proceeds.................................     6
Ratio of Earnings to Fixed Charges and Ratio of
  Earnings to Combined Fixed Charges and
  Preferred Stock Dividends.....................     7
Description of MCN Debt Securities..............     8
Particular Terms of the Senior Debt
  Securities....................................    12
Particular Terms of the Subordinated Debt
  Securities....................................    16
Description of MCN Capital Stock................    20
Description of the MCN Trust Preferred
  Securities....................................    23
Description of the Preferred Securities
  Guarantees....................................    25
Effect of Obligations Under the Subordinated
  Debt Securities and the Guarantee.............    27
Description of Stock Purchase Contracts and
  Stock Purchase Units..........................    28
Plan of Distribution............................    29
Validity of Securities..........................    30
Experts.........................................    30


            ======================================================
            ======================================================

                          2,300,000 FELINE PRIDES(SM)


                           MCN ENERGY GROUP INC. LOGO

                               MCN Financing III
                          ---------------------------

                             PROSPECTUS SUPPLEMENT
                          ---------------------------
                              MERRILL LYNCH & CO.


                          DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION



                              SALOMON BROTHERS INC



                               SMITH BARNEY INC.



                         LADENBURG THALMANN & CO. INC.

                                          , 1997
                  (SM)Service Mark of Merrill Lynch & Co. Inc.

            ======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MARCH 7, 1997

PROSPECTUS
                                  $685,105,000

                         [MCN ENERGY GROUP INC. LOGO]
                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                  COMMON STOCK
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                            ------------------------

                                MCN FINANCING II
                               MCN FINANCING III
                                MCN FINANCING IV
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                             MCN ENERGY GROUP INC.
                            ------------------------

     MCN Corporation, a Michigan Corporation, doing business as MCN Energy Group Inc., ("MCN" or the "Company") may offer, from time to time, (i) unsecured senior debt securities (the "Senior Debt Securities") consisting of debentures, notes or other unsecured evidences of indebtedness, (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities") consisting of debentures, notes and other unsecured evidence of indebtedness (item (i) or (ii) above being referred to herein as the "Debt Securities"), (iii) Common Stock, $.01 par value ("MCN Common Stock"), (iv) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase Common Stock or (v) Stock Purchase Units ("Stock Purchase Units," "FELINE PRIDES(SM)," "Income PRIDES(SM)" or "Growth PRIDES(SM)"), each representing ownership of a Stock Purchase Contract and Debt Securities or Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contract, in each case in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of sale.

     MCN Financing II, MCN Financing III and MCN Financing IV (each, an "MCN Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, which may be designated as preferred securities or capital securities, representing undivided beneficial interests in the assets of the respective MCN Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the MCN Trusts out of moneys held by each of the MCN Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by MCN to the extent described herein (each a "Guarantee"). See "Description of the Preferred Securities Guarantees" below. MCN's obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to all other liabilities of MCN and rank pari passu with the most senior preferred stock, if any, issued from time to time by MCN. Subordinated Debt Securities may be issued and sold from time to time in one or more series to an MCN Trust, or a trustee of such MCN Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such MCN Trust. The Subordinated Debt Securities purchased by an MCN Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such MCN Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

     Specific terms of the particular Subordinated Debt Securities, the Preferred Securities and the related Preferred Securities Guarantees, together with the Stock Purchase Contracts, the Stock Purchase Units, the MCN Common Stock and the Senior Debt Securities, in respect of which this Prospectus is being delivered (the "Offered Securities") will be
                                                        (Continued on next page)
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997.

(Continued from cover)

set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities, the designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, interest rate (which may be fixed or variable), the time and method of calculating interest payments, the right of the Company, if any, to defer payment or interest on the Subordinated Debt Securities and the maximum length of such deferral period, put options, if any, public offering price, ranking as senior or subordinated debt, any listing on a securities exchange and other specific terms of the offering, (ii) in the case of MCN Common Stock, the designation, number of shares, public offering price and other specific terms of the offering, (iii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities of a specific series and the terms upon which the proceeds of the sale of the Preferred Securities will be used to purchase a specific series of Subordinated Debt Securities of MCN, (iv) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contract or visa versa, and the terms of the offering and sale thereof, and (v) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof. The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of the offering, provided, however, that the aggregate offering price to the public of the Offered Securities will be limited to $685,105,000.

     The Company's Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "MCN". See "Description of MCN Capital Stock -- Price Range of MCN Common Stock and Common Stock Dividends".

     MCN and/or each of the MCN Trusts may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of MCN and/or any MCN Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement.

     This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MCN OR THE MCN TRUSTS OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             AVAILABLE INFORMATION

     MCN is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning MCN can be inspected and copied at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. Such reports, proxy statements and other information may also be inspected at the offices of the NYSE, on which MCN Common Stock is traded, at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by MCN and the MCN Trusts with the SEC under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to MCN, the MCN Trusts, and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of any of the MCN Trusts have been included herein. MCN does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the MCN Trusts will be owned, directly or indirectly, by MCN, a reporting company under the Exchange Act, (ii) each of the MCN Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such MCN Trust and investing the proceeds thereof in Subordinated Debt Securities issued by MCN, and (iii) MCN's obligations described herein and in any accompanying prospectus supplement under the Declarations of each Trust, the Guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Securities. See "Particular Terms of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantees."

     The MCN Trusts are not currently subject to the information reporting requirements of the 1934 Act. The MCN Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by MCN (File No. 1-10070) with the SEC pursuant to the 1934 Act are incorporated by reference herein and made a part hereof:


          1. Annual Report on Form 10-K for the year ended December 31, 1996.



          2. The description of MCN's Common Stock as contained in its Form 8-B dated September 29, 1988.



          3. The description of MCN's Preferred Share Purchase Rights contained in its Form 8-A dated December 28, 1989.



          4. MCN's Current Report on Form 8-K dated January 14, 1997.


     All documents filed by MCN pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained in this Prospectus or in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     MCN undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Investor Relations, MCN Energy Group Inc., 500 Griswold Street, Detroit, Michigan 48226; telephone 1-800-548-4655.

                             MCN ENERGY GROUP INC.

     In January 1997, MCN Corporation began doing business under the name MCN Energy Group Inc., subject to shareholder approval to be sought at the Company's 1997 Annual Shareholders' Meeting. The name change reflects the company's growth during the past five years into a diversified energy company. MCN Energy Group Inc. will retain its current New York Stock Exchange symbol of MCN.


     MCN is a diversified energy holding company with natural gas markets and investments throughout North America. MCN operates through two major business groups, Diversified Energy and Gas Distribution. MCN, organized in 1988, is exempt from most provisions of the Public Utility Holding Company Act of 1935.



     DIVERSIFIED ENERGY, operating through MCN Investment Corporation (MCNIC), is involved in the following businesses: Exploration & Production (E&P) with proved gas and oil reserves in the Midwest/ Appalachia, Midcontinent/Gulf Coast and Western regions; Pipelines & Processing with gathering, processing and transmission facilities near areas of rapid reserve development and growing consuming markets; Energy Marketing; Power Generation with investments in electric generation facilities; and Gas Storage with investments in storage facilities.



     GAS DISTRIBUTION consists principally of Michigan Consolidated Gas Company (MichCon), a Michigan corporation organized in 1898 that, with its predecessors has been in business for nearly 150 years. MichCon is a natural gas distribution and intrastate transmission company serving 1.2 million customers in more than 500 communities throughout Michigan. MichCon is subject to the accounting requirements and rate regulation of the Michigan Public Service Commission
(MPSC) with respect to the distribution and intrastate transportation of natural gas.



     The mailing address of MCN's principal executive office is 500 Griswold Street, Detroit, Michigan 48226 and its telephone number is (313) 256-5500.


                                 THE MCN TRUSTS

     Each of MCN Financing II, MCN Financing III and MCN Financing IV is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the MCN Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 6, 1996 (as amended by the Amendment to the Declaration of Trust, dated May 29, 1996), in the case of MCN Financing II, and February 3, 1997, in the case of MCN Financing III and MCN Financing IV. Each MCN Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each MCN Trust. Other than MCN Financing III, which has a term of seven years, each MCN Trust has a term of approximately 45 years, but may earlier terminate as provided in the Declaration. Each MCN Trust's business and affairs will be conducted by the trustees (the "MCN Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the MCN Trustees of an MCN Trust. The duties and obligations of the MCN Trustees shall be governed by the Declaration of such MCN Trust. A majority of the MCN Trustees (the "Regular Trustees") of each MCN Trust will be persons who are employees or officers of or affiliated with the Company. In certain limited circumstances set forth in a Prospectus Supplement, the holders of a majority of the Preferred Securities will be entitled to appoint one additional Regular Trustee, who need not be an employee or officer of or otherwise affiliated with the Company. One MCN Trustee of each MCN Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee" or the "Institutional Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one MCN Trustee of each MCN Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the MCN Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each MCN Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of each MCN Trust shall be c/o MCN Energy Group Inc., 500 Griswold Street, Detroit, Michigan 48226; telephone 1-313-256-5500.

                                USE OF PROCEEDS

     Each MCN Trust will use the proceeds received from the sale of its Preferred Securities to purchase Subordinated Debt Securities from MCN. Unless otherwise indicated in a Prospectus Supplement with respect to the proceeds from the sale of the particular Offered Securities to which such Prospectus Supplement relates, MCN intends to add the net proceeds from the sale of Offered Securities to its general funds, to be used for general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for MCN on a historical basis for the periods indicated.


                                             YEAR ENDED DECEMBER 31,
                                      -------------------------------------
                                      1996     1995    1994    1993    1992
                                      -----    ----    ----    ----    ----
     MCN(1)(2)(3)...................  2.28     2.55    2.70    3.15    2.82


---------------

(1) MCN has authority to issue up to 25,000,000 shares of preferred stock, no par value, however, there are currently no shares outstanding and MCN currently does not have a preferred stock dividend obligation. Therefore, the Ratio of Combined Earnings to Fixed Charges and Preferred Stock Dividends is equal to the Ratio of Earnings to Fixed Charges and is not disclosed separately.

(2) The Ratio of Earnings to Fixed Charges is based on earnings from operations. "Earnings" consist of the pre-tax income of majority-owned and 50%-owned companies adjusted to include any income actually received from less than 50%-owned companies, plus fixed charges, less interest capitalized during the period for nonutility companies and less the preferred stock dividend requirements of MichCon included in fixed charges but not deducted in the determination of pre-tax income. "Fixed Charges" represent (a) interest (whether expensed or capitalized), (b) amortization of debt discount, premium and expense, (c) an estimate of interest implicit in rentals, and
    (d) in the case of MCN, the preferred securities dividend requirements of subsidiaries (MichCon, MCN Michigan Limited Partnership and MCN Financing
    I), increased to reflect the pre-tax earnings requirement for MichCon.

(3) In June 1996, MCN sold its computer operations subsidiary, Genix. For purposes of calculating the Ratio of Earnings to Fixed Charges, Genix has been classified as a discontinued operation and is therefore excluded from the ratio for all periods presented.

                       DESCRIPTION OF MCN DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities may be issued, from time to time, in one or more series and will constitute either Senior Debt Securities or Subordinated Debt Securities. Senior Debt Securities will be issued under an Indenture (the "Senior Debt Securities Indenture"), between the Company and NBD Bank, N.A., now known as NBD Bank, a Michigan banking corporation ("NBD"), as trustee (the "Senior Debt Securities Trustee"). NBD is a wholly-owned subsidiary of First Chicago NBD Corporation. The Subordinated Debt Securities will be issued under an Indenture, dated as of September 1, 1994, as supplemented by the First Supplemental Indenture dated April 17, 1996, and the Second Supplemental Indenture dated July 24, 1996, (the "Subordinated Debt Securities Indenture") between the Company and NBD as trustee (the "Subordinated Debt Securities Trustee").

     The Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture are referred to herein individually as an "Indenture" and, collectively, as the "Indentures," and the Senior Debt Securities Trustee and the Subordinated Debt Securities Trustee are referred to herein as the "Trustee."

     The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Certain capitalized terms herein are defined in the Indentures.

GENERAL

     The Debt Securities will be unsecured obligations of the Company.

     The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities may be issued thereunder, from time to time, in one or more series.

     Reference is made to the Prospectus Supplement relating to the Debt Securities being offered (the "Offered Debt Securities") for, among other things, the following terms thereof: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest or the method by which such rate or rates shall be determined and the date from which such interest will accrue or the method by which such date or dates shall be determined; (5) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) the dates, if any, on which, and the price or prices at which, the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of such sinking funds; (7) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other detailed terms and provisions of such optional redemption; (8) the right of the Company, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of any such deferral period; (9) the right of Holders, if any, to put the Subordinated Debt Securities to the Company; and (10) any other terms of the Offered Debt Securities (which terms shall not be inconsistent with the appropriate Indenture). For a description of the terms of the Offered Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth herein.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of, and any premium or interest on, the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the Place of Payment, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     For purposes of the descriptions of both the Senior Debt Securities and the Subordinated Debt Securities, certain defined terms have the following meanings:

     "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses
(i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     "Significant Subsidiary" means a Subsidiary or Subsidiaries of the Company possessing assets (including the assets of its own Subsidiaries but without regard to the Company or any other Subsidiary) having a book value, in the aggregate, equal to not less than 10% of the book value of the aggregate assets of the Company and its Subsidiaries calculated on a consolidated basis.

     "Capitalized Lease Obligations" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

     The Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof.

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below) that will be deposited with, or on behalf of, a Depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the

Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. The term "Global Security", when used with respect to any series of Debt Securities, means a Debt Security that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

THE TRUSTEE

     NBD is the Trustee under the Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture. An affiliate of NBD has extended lines of credit to various subsidiaries of MCN. MCN and various of its subsidiaries maintain bank accounts and have other customary banking relationships with NBD in the ordinary course of business. Mr. Thomas H. Jeffs II, President and Chief Operating Officer of NBD, serves as a Director of MCN. Mr. Alfred R. Glancy III, Chairman, President and Chief Executive Officer of MCN, serves as a Director of NBD.

                 PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

     The following description of the Senior Debt Securities sets forth certain general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Senior Debt Securities so offered will be described in the Prospectus Supplement relating to such Senior Debt Securities.

RESTRICTIONS

     The Senior Debt Securities Indenture provides that the Company shall not consolidate with, merge with or into any other corporation (whether or not the Company shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless: (1) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company are sold, assigned, transferred or leased is a corporation (or constitute corporations) organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental to the Senior Debt Securities Indenture, all the obligations of the Company under the Senior Debt Securities and the Senior Debt Securities Indenture, executed and delivered to the Trustee in form satisfactory to the Trustee; (2) immediately before and after giving effect to such transaction or series of transactions, no Event of Default, and no Default, with respect to the Senior Debt Securities shall have occurred and be continuing; and (3) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures comply with the Senior Debt Securities Indenture.

     The Senior Debt Securities Indenture also provides that the Company will not, nor will it permit any Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Company or any of its Subsidiaries, except: (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books; (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries; (v) Liens on the capital stock, partnership interest, or other evidence of ownership of any Subsidiary or such Subsidiary's assets that secure project financing for such Subsidiary; (vi) Liens arising in connection with first mortgage bonds issued by any Significant Subsidiary pursuant to any first mortgage indenture in effect as of the date of the Senior Debt Securities Indenture, as such indenture may be supplemented from time to time; (vii) purchase money liens upon or in property now owned or hereafter acquired in the ordinary course of business (consistent with the Company's business practices) to secure (A) the purchase price of such property or (B) Indebtedness incurred solely for the purpose of financing the acquisition, construction, or improvement of any such property to be subject to such liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals, or replacements of any of the foregoing for the same or a lesser amount; provided that no such lien shall extend to or cover any property other than the property being acquired, constructed, or improved and replacements, modifications, and proceeds of such property, and no such extension, renewal, or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed, or replaced; (viii) Liens existing on the date Senior Debt Securities are first issued; and (ix) Liens for no more than 90 days arising from a transaction involving accounts receivable of the Company (including the sale of such accounts receivable), where such accounts receivable arose in the ordinary course of the Company's business.

     The Senior Debt Securities Indenture provides that the Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any lender or investor (other than the Company or a Subsidiary), or to which such lender or investor (other than the Company or a Subsidiary) is a party, providing for the leasing by the Company or such Subsidiary for a period, including renewals, in excess of three years of any real property located within the United States which has been owned by the Company or such Subsidiary for more than six months and which has been or is to be sold or transferred by the Company or such Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such real property unless either (a) the Company or such Subsidiary could create Indebtedness secured by a lien consistent with the restrictions set forth in the foregoing paragraph on the real property to be leased in an amount equal to the Value of such transaction without equally and ratably securing the Senior Debt Securities or (b) the Company, within six months after the sale or transfer shall have been made, applies an amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such arrangement or
(ii) the fair market value of the real property so leased to the retirement of Senior Debt Securities and other obligations of the Company ranking on a parity with the Senior Debt Securities.

RANKING OF SENIOR DEBT SECURITIES

     The Senior Debt Securities will rank pari passu in right of payment with all other unsecured indebtedness of the Company, except that the Senior Debt Securities will be senior in right of payment to any subordinated indebtedness which, by its terms, is subordinate to the Senior Debt Securities.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The following are Events of Default under the Senior Debt Securities Indenture with respect to Senior Debt Securities of any series: (1) failure to pay interest on any Senior Debt Security of that series when due, continued for 30 days; (2) failure to pay the principal of (or premium, if any, on) any Senior Debt Security of that series when due and payable at Maturity, upon redemption or otherwise; (3) failure to observe or perform any other covenant, warranty or agreement contained in the Senior Debt Securities of that series or in the Senior Debt Securities Indenture (other than a covenant, agreement or warranty included in the Senior Debt Securities Indenture solely for the benefit of Senior Debt Securities other than that series), continued for a period of 60 days after notice has been given to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series; (4) failure to pay at final maturity, or acceleration of, Indebtedness of the Company having an aggregate principal amount of more than 1% of the Company's consolidated total assets (determined as of its most recent fiscal year-end), unless cured within 10 days after notice has been given to the Company by the Trustee or Holders of at least 10% in aggregate principal amount of the Outstanding Senior Debt Securities of that series; (5) certain events of bankruptcy, insolvency or reorganization relating to the Company; and
(6) any other Event of Default with respect to Senior Debt Securities of that series specified in the Prospectus Supplement relating thereto or Supplemental Indenture under which such series of Senior Debt Securities is issued.

     The Senior Debt Securities Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to Senior Debt Securities of any series, give the Holders of Senior Debt Securities of that series notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in payment on any Senior Debt Securities of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Senior Debt Securities of that series.

     If an Event of Default with respect to Senior Debt Securities of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series, by notice in writing to the Company (and to the Trustee if given by the Holders of at least 25% in aggregate principal amount of the Senior Debt Securities of that series), may declare the unpaid principal of and accrued interest to the date of acceleration on all the Outstanding Senior Debt Securities of that series to be due and payable immediately and, upon any such declaration, the Senior Debt Securities of that series shall become immediately due and payable.

     If an Event of Default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Outstanding Senior Debt Securities of any series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Senior Debt Security of that series.

     Any such declaration with respect to Senior Debt Securities of any series may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Senior Debt Securities of that series) may be waived by the Holders of a majority of the principal amount of the Outstanding Senior Debt Securities, upon the conditions provided in the Senior Debt Securities Indenture.

     The Senior Debt Securities Indenture provides that the Company shall periodically file statements with the Trustee regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to Senior Debt Securities of any series, in performing such covenants, of which the signers may have knowledge.

MODIFICATION OF SENIOR DEBT SECURITIES INDENTURE; WAIVER

     The Senior Debt Securities Indenture may be modified by the Company and the Trustee without the consent of any Holders with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Senior Debt Securities Indenture and (ii) to make any change that does not materially adversely affect the interests of any Holder of Senior Debt Securities of any series. In addition, under the Senior Debt Securities Indenture, certain rights and obligations of the Company and the rights of Holders of the Senior Debt Securities may be modified by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Debt Securities of each series affected thereby; but no extension of the maturity of any Senior Debt Securities of any series, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any Holder of Senior Debt Securities of any series, other modification in the terms of payment of the principal of, or interest on, any Senior Debt Securities of any series, or reduction of the percentage required for modification, will be effective against any Holder of any Outstanding Senior Debt Security of any series affected thereby without the Holder's consent. The Senior Debt Securities Indenture does not limit the aggregate amount of Senior Debt Securities of the Company which may be issued thereunder.

     The Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Senior Debt Securities Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series waive any past Event of Default or Default under the Senior Debt Securities Indenture with respect to that series, except an Event of Default or a Default in the payment of the principal of, or premium, if any, or any interest on any Senior Debt Security of that series or in respect of a provision which under the Senior Debt Securities Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of that series affected.

DEFEASANCE

     The Company may terminate its substantive obligations in respect of Senior Debt Securities of any series (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Senior Debt Securities of that series) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations sufficient to pay all remaining indebtedness on the Senior Debt Securities of that series,
(ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Senior Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the Senior Debt Securities Indenture.

              PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

     The following description of the Subordinated Debt Securities sets forth the general terms and provisions of the Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply will be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

     For purposes of the description of the Subordinated Debt Securities, certain defined terms have the following meanings:

     "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Debt Securities Indenture or thereafter incurred or created: (i) indebtedness of the Company for money borrowed by the Company (including purchase money obligations with an original maturity in excess of one year) or evidenced by debentures (other than the Subordinated Debt Securities), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by the Company; (ii) obligations with respect to letters of credit; (iii) indebtedness of the Company constituting a guarantee of indebtedness of others of the type referred to in the preceding clauses (i) and (ii); or (iv) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (i), (ii) and (iii) unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

     "Project Finance Indebtedness" means Indebtedness of a Subsidiary (other than a Utility and other than the Company) secured by a Lien on any property, acquired, constructed or improved by such Subsidiary after the date of execution of the Subordinated Debt Securities Indenture which Lien is created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement or on any property existing at the time of acquisition thereof; provided that such a Lien shall not apply to any property theretofore owned by any such Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located; and provided further that such Indebtedness, by its terms, shall limit the recourse of any holder of such Indebtedness (or trustee on such holder's behalf) in the event of any default in such Indebtedness to the assets subject to such Liens and the capital stock of, or the dividends received from, the Subsidiary issuing such Indebtedness. Notwithstanding the foregoing, Project Finance Indebtedness shall include all Indebtedness that would constitute Project Finance Indebtedness but for the fact that such Indebtedness was issued prior to the execution of the Subordinated Debt Securities Indenture and taking into account the fact that the property subject to the Lien may have been acquired prior to the execution of the Subordinated Debt Securities Indenture.

RESTRICTIONS

     The Subordinated Debt Securities Indenture provides that the Company shall not consolidate with, merge with or into any other corporation (whether or not the Company shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless: (1) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company are sold, assigned, transferred or leased is a corporation (or constitute corporations) organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by indentures supplemental to the Subordinated Debt Securities Indenture executed and delivered to the Trustee in form satisfactory to the

Trustee, all the obligations of the Company under the Subordinated Debt Securities and the Subordinated Debt Securities Indenture; (2) immediately before and after giving effect to such transaction or series of related transactions or series of transactions, no Event of Default, and no Default, with respect to the Subordinated Debt Securities shall have occurred and be continuing; and (3) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale, assignment, transfer or lease and such supplemental indentures comply with the Subordinated Debt Securities Indenture.

     The Subordinated Debt Securities Indenture also provides that the Company will not, nor will it permit any Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Company or any of its Subsidiaries, except: (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books; (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries; (v) Liens on the capital stock, partnership interest, or other evidence of ownership of any Subsidiary or such Subsidiary's assets that secure Project Financing for such Subsidiary; (vi) Liens arising in connection with first mortgage bonds issued by any Significant Subsidiary pursuant to any first mortgage indenture in effect as of the date of the Subordinated Debt Securities Indenture, as such indenture may be supplemented from time to time; (vii) purchase money liens upon or in property now owned or hereafter acquired in the ordinary course of business (consistent with the Company's business practices) to secure (A) the purchase price of such property or (B) Indebtedness incurred solely for the purpose of financing the acquisition, construction, or improvement of any such property to be subject to such liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals, or replacements of any of the foregoing for the same or a lesser amount; provided that no such lien shall extend to or cover any property other than the property being acquired, constructed, or improved and replacements, modifications, and proceeds of such property, and no such extension, renewal, or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed, or replaced; (viii) Liens existing on the date Subordinated Debt Securities are first issued; and
(ix) Liens for no more than 90 days arising from a transaction involving accounts receivable of the Company (including the sale of such accounts receivable), where such accounts receivable arose in the ordinary course of the Company's business.

     The Subordinated Debt Securities Indenture provides that the Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any lender or investor (other than the Company or a Subsidiary), or to which such lender or investor (other than the Company or a Subsidiary) is a party, providing for the leasing by the Company or such Subsidiary for a period, including renewals, in excess of three years of any real property located within the United States which has been owned by the Company or such Subsidiary for more than six months and which has been or is to be sold or transferred by the Company or such Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such real property unless either (a) the Company or such Subsidiary could create Indebtedness secured by a lien consistent with the restrictions set forth in the foregoing paragraph on the real property to be leased in an amount equal to the Value of such transaction without equally and ratably securing the Subordinated Debt Securities or (b) the Company, within six months after the sale or transfer shall have been made, applies an amount equal to the greater of
(i) the net proceeds of the sale of the real property leased pursuant to such arrangement or (ii) the fair market value of the real property so leased to the retirement of Subordinated Debt Securities and other obligations of the Company ranking senior to or on a parity with the Subordinated Debt Securities.

EVENTS OF DEFAULT AND NOTICE THEREOF


     The following are Events of Default under the Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of any series: (1) failure to pay interest on any Subordinated Debt Securities of that series when due, continued for 30 days; however, if the Company is permitted by the terms of the Subordinated Debt Securities of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debt Securities; (2) failure to pay the principal of (or premium, if any, on) any Subordinated Debt Securities of that series when due and payable at Maturity, upon redemption or otherwise; however, if the Company is permitted by the terms of the Subordinated Debt Securities, of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debt Securities; (3) failure to observe or perform any other covenant, warranty or agreement contained in the Subordinated Debt Securities of that series or in the Subordinated Debt Securities Indenture (other than a covenant, agreement or warranty included in the Subordinated Debt Securities Indenture solely for the benefit of Subordinated Debt Securities of a series other than that series), continued for a period of 60 days after notice has been given to the Company by the applicable Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series; (4) failure to pay at final maturity, or acceleration of, Indebtedness of the Company, (but excluding Project Finance Indebtedness and certain other gas and oil reserve-based financing with limited recourse to MCN as described below), having an aggregate principal amount of more than 1% of the Company's consolidated total assets (determined as of its most recent fiscal year-end), unless cured within 10 days after notice has been given to the Company by the Trustee or Holders of at least 10% in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series; (5) certain events of bankruptcy, insolvency or reorganization relating to the Company; and
(6) any other Event of Default with respect to Subordinated Debt Securities of that series specified in the Prospectus Supplement relating thereto; as noted in
(4) above, it will not be an Event of Default under the Subordinated Debt Securities Indenture if a default occurs in certain gas and oil reserve-based financing of MCNIC Oil & Gas Company (formerly known as Supply Development Group, Inc. and a Subsidiary of the Company) or its Subsidiaries if the obligations of MCN and its Subsidiaries with respect to such Indebtedness (other than MCNIC Oil & Gas Company and its Subsidiaries) are limited to (i) payments with respect to Section 29 tax credits, (ii) payments with respect to certain material contracts of the borrower (generally limited to gas and oil supply contracts and gas and oil hedging contracts) and (iii) certain environmental obligations of the borrowers. As of December 31, 1996, $100,000,000 of such gas and oil reserve-based Indebtedness was outstanding. From time to time, MCN or its Subsidiaries may establish additional similar reserve-based credit facilities with respect to which a default would not result in an Event of Default under the Subordinated Debt Securities Indenture.


     The Subordinated Debt Securities Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to Subordinated Debt Securities of any series, give the Holders of Subordinated Debt Securities of that series notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in payment on any Subordinated Debt Securities of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Subordinated Debt Securities of that series.

     If an Event of Default with respect to Subordinated Debt Securities of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series, by notice in writing to the Company (and to the Trustee if given by the Holders of at least 25% in aggregate principal amount of the Subordinated Debt Securities of that series), may declare the unpaid principal of and accrued interest to the date of acceleration on all the Outstanding Subordinated Debt Securities of that series to be due and payable immediately and, upon any such declaration, the Subordinated Debt Securities of that series shall become immediately due and payable.

     In addition, in the case of a Junior Subordinated Debenture issued to an MCN Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, then a holder of Preferred Securities of such MCN Trust may directly institute a proceeding against the Company for payment.

     If an Event of Default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Outstanding Subordinated Debt Securities of any series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Subordinated Debt Security of that series.

     Any such declaration with respect to Subordinated Debt Securities of any series may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Subordinated Debt Securities of that series) may be waived by the Holders of a majority of the principal amount of the Outstanding Subordinated Debt Securities of that series, upon the conditions provided in the Subordinated Debt Securities Indenture.

     The Subordinated Debt Securities Indenture provides that the Company shall periodically file statements with the Trustees regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to Subordinated Debt Securities of any series, in performing such covenants, of which the signers may have knowledge.

MODIFICATION OF SUBORDINATED DEBT SECURITIES INDENTURE; WAIVER

     The Subordinated Debt Securities Indenture may be modified by the Company and the Trustee without the consent of any Holders with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Subordinated Debt Securities Indenture and (ii) to make any change that does not materially adversely affect the interests of any Holder of Subordinated Debt Securities of any series. In addition, under the Subordinated Debt Securities Indenture, certain rights and obligations of the Company and the rights of Holders of the Subordinated Debt Securities may be modified by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of each series affected thereby; but no extension of the maturity of any Subordinated Debt Securities of any series, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any Holder of Subordinated Debt Securities of any series, other modification in the terms of payment of the principal of, or interest on, any Subordinated Debt Securities of any series, or reduction of the percentage required for modification, will be effective against any Holder of any Outstanding Subordinated Debt Security of any series affected thereby without the Holder's consent. The Subordinated Debt Securities Indenture does not limit the aggregate amount of Subordinated Debt Securities of the Company which may be issued thereunder.

     The Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of any series may on behalf of the Holders of all Subordinated Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Subordinated Debt Securities Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of any series may on behalf of the Holders of all Subordinated Debt Securities of that series waive any past Event of Default or Default under the Subordinated Debt Securities Indenture with respect to that series, except an Event of Default or a Default in the payment of the principal of, or premium, if any, or any interest on any Subordinated Debt Security of that series or in respect of a provision which under the Subordinated Debt Securities Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Subordinated Debt Security of that series affected.

DEFEASANCE

     The Company may terminate its substantive obligations in respect of Subordinated Debt Securities of any series (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Subordinated Debt Securities of that series) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations sufficient to pay all remaining indebtedness on the Subordinated Debt Securities of that series, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Subordinated Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the Subordinated Debt Securities Indenture.

SUBORDINATION

     The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company and pari passu with MCN trade creditors. No payment on account of principal of, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all Senior Indebtedness by reason of the maturity thereof (by lapse of time, acceleration or otherwise) has been made or duly provided for in cash or in a manner satisfactory to the Holders of such Senior Indebtedness. In addition, the Subordinated Debt Securities Indenture provides that if a default has occurred giving the holders of such Senior Indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute such an event of default, then unless and until such event shall have been cured or waived or shall have ceased to exist, no payment on account of principal, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Subordinated Debt Securities may be made. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. The Subordinated Debt Securities Indenture provisions described in this paragraph, however, do not prevent the Company from making a sinking fund payment with Subordinated Debt Securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof. Upon any distribution of its assets in connection with any dissolution, liquidation or reorganization of the Company, all Senior Indebtedness must be paid in full before the Holders of the Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordinated provisions, in the event of the Company's insolvency, holders of the Subordinated Debt Securities may recover ratably less than senior creditors of the Company.

                        DESCRIPTION OF MCN CAPITAL STOCK

     The following is a brief description of certain provisions relating to MCN capital stock:


     MCN has authority to issue up to 125,000,000 shares of capital stock, which are divided into two classes as follows: 25,000,000 shares of MCN Preferred Stock, no par value ("MCN Preferred Stock") and 100,000,000 shares of MCN Common Stock, par value $.01 per share. On February 28, 1997, there were no shares of MCN Preferred Stock outstanding and 67,453,128 shares of MCN Common Stock outstanding.


MCN COMMON STOCK

     Voting Rights: The holders of MCN Common Stock are entitled to one vote for each share on all matters voted upon by MCN's shareholders and, subject to any voting rights of outstanding MCN Preferred Stock, the holders of such shares possess all voting power.

     Any action required or permitted to be taken by any shareholder of MCN must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders. Except as otherwise permitted by law, special shareholder meetings of MCN may be called only pursuant to a resolution approved by the Board.

     The holders of MCN Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares of MCN Common Stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so and, in such event, the holders of the remaining shares voting for the election of directors would not be able to elect any person or persons to the Board at that meeting.

     Dividend Rights: The holders of MCN Common Stock are entitled to such dividends as may be declared from time to time by the Board from funds legally available therefore subject to: (1) preferential dividend rights, if any, of any series of MCN Preferred Stock then outstanding; and (2) applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for MCN Preferred Stock.

     Liquidation Rights: In the event of liquidation, the holders of MCN Common Stock will be entitled to receive pro rata any assets distributable to shareholders in respect of shares held by them, subject to the rights of any holders of MCN Preferred Stock.

     No Preemptive Rights: No holder of MCN Common Stock has any right to subscribe to any additional securities which may be issued by MCN.

     Redemption and Conversion Provisions: MCN Common Stock does not have any redemption provisions or conversion rights.

     Preferred Share Purchase Rights: MCN Common Stock currently trades with Preferred Share Purchase Rights. The Rights, which cannot be traded separately from MCN Common Stock, are intended to protect shareholders in the event of an unsolicited attempt to acquire MCN and become exercisable upon the occurrence of certain triggering events. Triggering events include acquisition by a person or group of beneficial ownership of 20% or more of MCN's Common Stock. The Rights could also have the effect of delaying, deferring or preventing a takeover or change in control of MCN that has not been approved by the Board of Directors.

     Transfer Agent: The transfer agent and registrar for MCN Common Stock is First Chicago Trust Company of New York, 525 Washington Boulevard, Jersey City, New Jersey 07310.

PRICE RANGE OF MCN COMMON STOCK AND COMMON STOCK DIVIDENDS

     MCN Common Stock began trading on the NYSE on January 4, 1989, following the effective date of the restructuring of MichCon and subsequent formation of MCN as its holding company. The high and low sales prices of the Common Stock of MCN, as reported on the NYSE Composite Tape, and the dividends declared on the Common Stock, have been as follows:


                                                                     CASH
                                                                  DIVIDENDS
                                                 HIGH    LOW    PAID PER SHARE
                                                 ----    ---    --------------
     1995
       First Quarter...........................  18 5/8  16 3/8     .2225
       Second Quarter..........................  19 7/8  18         .2225
       Third Quarter...........................  20      17 7/8     .2225
       Fourth Quarter..........................  23 1/2  19 3/8     .2325

     1996
       First Quarter...........................  25 1/2  21 5/8     .2325
       Second Quarter..........................  25 5/8  22 3/4     .2325
       Third Quarter...........................  27 5/8  22 3/4     .2325
       Fourth Quarter..........................  30 1/2  26 5/8     .2425

     1997
       First Quarter (through March 5, 1997)...  32 5/8  28 1/2     .2425



     The closing price of MCN Common Stock on March 5, 1997 was $29 7/8 per share. The book value of the Company's Common Stock on December 31, 1996 was $11.66 per share.


     The timing and amount of future cash dividends will depend on the financial condition of MCN, the income from its subsidiaries, internal cash requirements and other factors deemed relevant by MCN's Board of Directors.

     MCN sponsors a dividend reinvestment and stock purchase plan under which holders of record of MCN Common Stock may purchase a limited amount of MCN Common Stock without paying brokerage fees and other expenses. Under this plan, the MCN Common Stock may be purchased in the open market at prevailing prices or purchased from MCN at the average of the high and low sales prices on the NYSE for the trading day immediately preceding the purchase.

MCN PREFERRED STOCK

     The Board of Directors of MCN is authorized, without further action by the shareholders of MCN, to issue up to 25,000,000 shares of MCN Preferred Stock, without par value, in one or more series, from time to time, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as may be provided in a resolution or resolutions adopted by the Board of Directors. The authority of the Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares and designation; (ii) the dividend rate and whether the dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and provisions applying; (iv) whether the shares are subject to a purchase, retirement or sinking fund and, if so, the terms and provisions applying; (v) whether shares shall be convertible and, if so, the terms and provisions applying; (vi) what voting rights are to apply, if any, not to exceed one vote per share; (vii) the rights to which the holders of shares are entitled upon voluntary or involuntary liquidation or dissolution; and (viii) what restrictions are to apply, if any, on the issue or reissue of any additional MCN Preferred Stock. If MCN Preferred Stock of a class were to be issued, it would be preferred to the MCN Common Stock with respect to dividends and other matters and might have the effect of making more difficult any change in control of MCN.

     Management cannot currently foresee whether or when MCN might issue any shares of MCN Preferred Stock.

OTHER PROVISIONS

     The Articles of Incorporation of MCN provide for a classified Board of Directors; the removal of directors by a two-thirds vote of shareholders (but only for cause) or by vote of two-thirds of the other directors (with or without cause); procedures for nomination by shareholders of candidates for election as a director; director consideration of other constituencies when evaluating a business combination; the prohibition of shareholder action by written consent; supermajority (two-thirds) shareholder vote to amend or repeal the foregoing provisions; and limitations on the personal liability of directors. These provisions are generally intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and ensure the careful consideration of proposed business combinations and any appropriate alternatives for MCN's stockholders. Such provisions may have the effect of making more difficult or discouraging a proxy contest, or delaying, deferring or preventing a future takeover or change in control of MCN.

               DESCRIPTION OF THE MCN TRUST PREFERRED SECURITIES

     Each MCN Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each MCN Trust authorizes the Regular Trustees of such MCN Trust to issue on behalf of such MCN Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the Preferred Securities, to be issued by each MCN Trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the MCN Trust and as described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Company for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such MCN Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such MCN Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a periodic basis to holders of such Preferred Securities as of a record date in each period during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such MCN Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such MCN Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such MCN Trust to the holders of Preferred Securities of such MCN Trust upon voluntary or involuntary dissolution, winding-up or termination of such MCN Trust; (vi) the obligation, if any, of such MCN Trust to purchase or redeem Preferred Securities issued by such MCN Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such MCN Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among the Company and the Underwriters based on, among other factors, redemption prices of securities similar to the Preferred Securities and market conditions generally); (vii) the voting rights, if any, of Preferred Securities issued by such MCN Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more MCN Trusts, or of both, as a condition to specified action or amendments to the Declaration of such MCN Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such MCN Trust not inconsistent with the Declaration of such

MCN Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." The Preferred Securities Guarantee of MCN, when taken together with MCN's obligations under the Subordinated Debt Securities and the relevant Supplemental Indenture, and its obligations under each Declaration, including obligations to pay costs, expenses, debts and liabilities of the MCN Trust (other than with respect to the Trust Securities), would provide a full and unconditional guarantee of amounts due on Preferred Securities issued by each of MCN Financing II, MCN Financing III and MCN Financing IV. Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each MCN Trust will issue one series of Common Securities. The Declaration of each MCN Trust authorizes the Regular Trustees of such trust to issue on behalf of such MCN Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by an MCN Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the MCN Trustees of an MCN Trust. All of the Common Securities of each MCN Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If an Event of Default under the Declaration of an MCN Trust occurs and is continuing, then the holders of Preferred Securities of such MCN Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such an MCN Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities of such MCN Trust may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such MCN Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

PROPOSED TAX LEGISLATION


     On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law that would, among other things, deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after the date of first Congressional committee action. The proposed legislation, if enacted in its current form, would not apply to the Subordinated

Debt Securities if they have been issued prior to the date of first Congressional committee action. There can be no assurance, however, that legislation enacted after the date hereof will not adversely affect the ability of MCN to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" in the Prospectus Supplement relating thereto.


               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by MCN for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable MCN Trust.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by an MCN Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such MCN Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such MCN Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by an MCN Trust to the extent not paid by such MCN Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such MCN Trust shall have funds available therefore;
(ii) the redemption price (the "Redemption Price") and all accrued and unpaid distributions to the date of redemption to the extent such MCN Trust has funds available therefore with respect to any Preferred Securities called for redemption by such MCN Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such MCN Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such MCN Trust has funds available therefore and (b) the amount of assets of such MCN Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such MCN Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable MCN Trust to pay such amounts to such holders.

     Each Preferred Securities Guarantee will be a guarantee with respect to the Preferred Securities issued by the applicable MCN Trust, but will not apply to any payment of distributions except to the extent such MCN Trust shall have funds available therefore. If the Company does not make interest payments on the Subordinated Debt Securities purchased by an MCN Trust, such MCN Trust will not pay distributions on the Preferred Securities issued by such MCN Trust and will not have funds available therefore. See "Description of the MCN Debt
Securities -- Particular Terms of the Subordinated Debt Securities." The Preferred Securities Guarantee, when taken together with MCN's obligations under the Subordinated Debt Securities, the Subordinated Debt Securities Indenture, and the Declaration will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the MCN Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantee, except that upon an event of default under the Subordinated Debt Securities Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable MCN Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such MCN Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of MCN Common Stock in connection with the satisfaction by MCN of its obligations under any employee benefit plans or the satisfaction by MCN of its obligations pursuant to any contract or security outstanding on the date of such event requiring MCN to purchase shares of MCN Common Stock, (ii) as a result of a reclassification of MCN capital stock or the exchange or conversion of one class or series of MCN's capital stock for another class or series of MCN capital stock or, (iii) the purchase of fractional interests in shares of MCN's capital stock pursuant to the conversion or exchange provisions of such MCN capital stock or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Preferred Securities Guarantee).

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable MCN Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable MCN Trust then outstanding.

TERMINATION

     Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable MCN Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such MCN Trust, (b) upon distribution of the Subordinated Debt Securities held by such MCN Trust to the holders of the Preferred Securities of such MCN Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such MCN Trust upon liquidation of such MCN Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable MCN Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities to which such Preferred Securities Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities to which such Preferred Securities Guarantee relates may institute a legal proceeding directly against the Company to enforce such holder's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant MCN Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such MCN Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     The Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by MCN in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable MCN Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Preferred Guarantee Trustee, upon the occurrence of an event of default under such Preferred Securities Guarantee, from exercising the rights and powers vested in it by such Preferred Securities Guarantee.

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
                 SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of each of the MCN Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the MCN Trusts, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) MCN shall pay all, and the applicable

MCN Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable MCN Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the MCN Trustees shall not take or cause or permit the applicable MCN Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable MCN Trust.

     Payments of distributions (to the extent funds therefore are available) and other payments due on the Preferred Securities (to the extent funds therefore are available) are guaranteed by MCN as and to the extent set forth under "Description of the Preferred Securities Guarantees." If MCN does not make interest payments on the Subordinated Debt Securities purchased by the applicable MCN Trust, it is expected that the applicable MCN Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the applicable MCN Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that MCN has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable MCN Trust as its sole asset. The Guarantee, when taken together with MCN's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable MCN Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Preferred Securities.

     If MCN fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights" in any accompanying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against MCN to enforce the Institutional Trustee's rights under the subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of MCN to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, MCN will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by MCN to such holder of Preferred Securities in such Direct Action. MCN, under the Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If MCN fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against MCN to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the applicable MCN Trust, the Preferred Guarantee Trustee, or any other person or entity.

     MCN and each of the MCN Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by MCN of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees -- General."

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     MCN may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase

Units," "FELINE PRIDES(SM)," "Income PRIDES(SM)" or "Growth PRIDES(SM)") consisting of a Stock Purchase Contract and Debt Securities or Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Purchase Contracts. The Stock Purchase Contracts may require MCN to make periodic payments to the holders of the Stock Purchase Units or visa versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                              PLAN OF DISTRIBUTION

     MCN and/or any MCN Trust may sell the Offered Securities (i) to or through underwriters or dealers; (ii) directly to purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to MCN and/or an MCN Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

     If dealers are utilized in the sale of Offered Securities, MCN and/or the applicable MCN Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     The Offered Securities may be sold directly by MCN and/or an MCN Trust or through agents designated by MCN and/or such MCN Trust from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by MCN and/or the applicable MCN Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Offered Securities may be sold directly by MCN and/or an MCN Trust to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, dealers and underwriters may be entitled under agreements with MCN and/or an MCN Trust to indemnification by MCN and/or the applicable MCN Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for MCN and/or an MCN Trust in the ordinary course of business.

     Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                             VALIDITY OF SECURITIES


     The validity of the Offered Securities of MCN will be passed upon for MCN by Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary of MCN, and for the underwriters by LeBoeuf, Lamb, Greene and MacRae, L.L.P., a partnership including professional corporations, New York, New York. Mr. Schiffer is a full-time employee and officer of MCN and owned 23,941 shares of MCN Common Stock as of February 26, 1997. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the MCN Trusts by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the MCN Trusts. Certain United States federal income taxation matters will be passed upon for MCN and the MCN Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to MCN and the MCN Trusts. LeBoeuf, Lamb, Greene & MacRae, L.L.P. from time to time renders legal services to the Company.


                                    EXPERTS


     The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by DELOITTE & TOUCHE LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



     MCN's Annual Report on Form 10-K for the year ended December 31, 1996, includes various oil and gas reserve information summarized from reports prepared by the independent petroleum consultants Ryder Scott Company; Miller and Lents, Ltd.; Lee Keeling & Associates, Inc.; S.A. Holditch & Associates, Inc.; Questa Engineering Corporation and Advanced Resources International, Inc. This reserve information and related schedules have been incorporated herein by reference in reliance upon such reports given upon the authority of said firms as experts in oil and gas reserve estimation.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:


SEC Registration Fee........................................  $  151,516
NYSE Listing Fee............................................     100,000
Printing and Engraving......................................     325,000
Rating Agency Fee...........................................     275,000
Accounting Fees.............................................      70,000
Legal Fees..................................................     500,000
Blue Sky Fees...............................................      50,000
Transfer Agent's Fees.......................................      10,000
Fees of Trustee, Purchase Contract Agent and Collateral
  Agent.....................................................      25,000
Miscellaneous...............................................      93,484
                                                              ----------
          Total.............................................  $1,600,000
                                                              ==========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA") contain detailed provisions concerning the indemnification of directors and officers against judgments, penalties, fines and amounts paid in settlement of litigation.

     Article VI, Section 6.1 of the By-Laws of MCN provides that MCN shall indemnify its officers, directors, employees, agents and other persons to the fullest extent of the MBCA.

     Article NINTH of MCN's Articles of Incorporation provides that a director of MCN shall not be personally liable to MCN or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to MCN or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 551(1) of the MBCA, or
(iv) any transaction from which the director derived an improper personal benefit. If the MBCA is amended after the date of MCN's Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of MCN shall be eliminated or limited to the fullest extent permitted by the MBCA, as so amended.

     MCN has entered into indemnification contracts with each officer and director of MCN, and certain officers of its subsidiaries, that contain provisions essentially similar to the provisions of the MBCA and MCN's Articles of Incorporation referred to above. In addition, MCN maintains directors' and officers' liability insurance which covers certain liabilities arising from the performance of their responsibilities as directors and officers.

     The Declaration of each MCN Trust provides that no Institutional Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or officer, director, shareholder, member, partner, employee, representative or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of the MCN Trust or its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the MCN Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such MCN Trust and in a manner such Fiduciary

Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or, in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions.

     The Declaration of each MCN Trust also provides that to the full extent permitted by law, MCN shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of the Trust), by reason of the fact that he is or was a Company Indemnified Person, against expenses (including attorneys' fees), judgments, fines and any amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each MCN Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matters to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each MCN Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by MCN as authorized in the Declaration. The directors and officers of MCN and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by MCN or the MCN Trusts.

ITEM 16. EXHIBITS.

     Exhibits identified in parentheses below are on file with the SEC and are incorporated by reference to such previous filings.


    EXHIBIT
    NUMBER                       DESCRIPTION OF DOCUMENT
    -------                      -----------------------
     1-1       Form of Underwriting Agreement with respect to the MCN
               Senior Debt Securities (to be filed under subsequent Form
               8-K).
     1-2       Form of Underwriting Agreement with respect to the MCN
               Subordinated Debt Securities (to be filed under subsequent
               Form 8-K).
     1-3       Form of Underwriting Agreement with respect to MCN Common
               Stock (to be filed under subsequent Form 8-K).
     1-4       Form of Underwriting Agreement with respect to the MCN
               Income PRIDES (to be filed under subsequent Form 8-K).
     1-5       Form of Underwriting Agreement for Offering of Preferred
               Securities (to be filed under subsequent Form 8-K).
     4-1       Articles of Incorporation of MCN Corporation (Exhibit 3-1 to
               MCN's March 31, 1994 Form 10-Q).
     4-2       By-Laws of MCN Corporation, as amended (Exhibit 3-2 to MCN's
               March 31, 1993 Form 10-Q).
     4-3       Description of MCN's Preferred Share Purchase Rights (Form
               8-A dated December 28, 1989).
     4-4       Senior Debt Securities Indenture between MCN Corp. and NBD
               Bank, N.A., (now known as NBD Bank) as Trustee. (Exhibit 4-4 to MCN's September 29, 1994 Form S-3 Registration Statement
               No. 33-55665).
     4-5       Subordinated Debt Securities Indenture between MCN Corp. and
               NBD Bank, N.A., as Trustee. (Exhibit 4-5 to MCN's September
               29, 1994 Form S-3 Registration Statement No. 33-55665).
     4-6       First Supplemental Indenture to Subordinated Debt Securities
               Indenture between MCN Corp. and NBD Bank, as Trustee, dated
               April 17, 1996 (Exhibit 4-18 to MCN's April 19, 1996
               Amendment No. 2 to Form S-3 Registration Statement No.
               333-01521).
     4-7       Form of Preferred Security (included in Exhibits 4-21, 4-22 and 4-23).*
     4-8       Form of Junior Subordinated Debenture relating to MCN
               Financing II (included in Exhibit 4-24).*
     4-9  (a)  Form of Junior Subordinated Debenture relating to MCN
               Financing III (included in Exhibit 4-25).*
     4-9  (b)  Form of Junior Subordinated Debenture relating to MCN
               Financing IV (included in Exhibit 4-26).*
     4-10      Form of Guarantee Agreement with respect to Preferred
               Securities of MCN Financing II (Exhibit 4-8(b) to MCN's
               April 10, 1996 Amendment No. 1 to Form S-3 Registration
               Statement No. 333-01521).
     4-11      Form of Guarantee Agreement with respect to Preferred
               Securities of MCN Financing III.*
     4-12      Form of Guarantee Agreement with respect to Preferred
               Securities of MCN Financing IV.*
     4-13      Form of Purchase Contract Agreement, between MCN Corporation and The First National Bank of Chicago, as Purchase Contract
               Agent (including as Exhibit A the form of the Security
               Certificate).*
     4-14      Form of Pledge Agreement, among MCN Corporation, The Chase
               Manhattan Bank, as Collateral Agent and The First National
               Bank of Chicago, as Purchase Contract Agent.*
     4-15      Certificate of Trust of MCN Financing II (Exhibit 4-12 to
               MCN's March 7, 1996 Form S-3 Registration Statement No.
               333-01521).

    EXHIBIT
    NUMBER                       DESCRIPTION OF DOCUMENT
    -------                      -----------------------
     4-16      Certificate of Trust of MCN Financing III.**
     4-17      Certificate of Trust of MCN Financing IV.**
     4-18      Declaration of Trust of MCN Financing II (Exhibit 4-14 to
               MCN's March 7, 1996 Form S-3 Registration Statement No.
               333-01521).
     4-19      Declaration of Trust of MCN Financing III.*
     4-20      Declaration of Trust of MCN Financing IV.*
     4-21      Form of Amended and Restated Declaration of Trust of MCN
               Financing II (Exhibit 4-16 to MCN's March 7, 1996 Form S-3
               Registration Statement No. 333-01521).
     4-22      Form of Amended and Restated Declaration of Trust of MCN
               Financing III.*
     4-23      Form of Amended and Restated Declaration of Trust of MCN
               Financing IV.*
     4-24      Form of Supplemental Indenture to Subordinated Debt
               Securities Indenture to be used in connection with the
               issuance of Junior Subordinated Debentures related to MCN
               Financing II.*
     4-25      Form of Supplemental Indenture to Subordinated Debt
               Securities Indenture to be used in connection with issuance of Junior Subordinated Debentures related to MCN Financing
               III.*
     4-26      Form of Supplemental Indenture to Subordinated Debt
               Securities Indenture to be used in connection with issuance of Junior Subordinated Debentures related to MCN Financing
               IV.*
     5-1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
               regarding the validity of certain of the Offered
               Securities.*
     5-2       Opinion of Daniel L. Schiffer, Senior Vice President,
               General Counsel and Secretary for MCN Corporation regarding the validity of certain of the Offered Securities.*
     8-1       Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
    12-1       Computation of Ratio of Earnings to Fixed Charges and Ratio
               of Earnings to Fixed Charges and Preferred Stock Dividends.
               (Exhibit 12-1 to MCN's December 31, 1996, Form 10-K).
    23-1       Independent Auditors' Consent -- Deloitte & Touche LLP.***
    23-2       Consent of S.A. Holditch & Associates, Inc.***
    23-3       Consent of Lee Keeling & Associates, Inc.***
    23-4       Consent of Ryder Scott Company.***
    23-5       Consent of Miller and Lents, Ltd.***
    23-6       Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibits 5-1 and 8-1).*
    23-7       Consent of Daniel L. Schiffer, Senior Vice President,
               General Counsel and Secretary for MCN Corporation (included in Exhibit 5-2).*
    23-8       Consent of Questa Engineering Corporation.*
    23-9       Consent of Advanced Resources International, Inc.*
    24-1       Powers of Attorney for MCN Corporation.****
    24-2       Board Resolution authorizing issuance of the Offered
               Securities.**
    25-1       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, NBD Bank, N.A., as Trustee under the
               Senior Debt Indenture.*
    25-2       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of NBD Bank, N.A., as Trustee under the
               Subordinated Debt Securities Indenture.*
    25-3       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of MCN for the benefit of the holders of the Preferred Securities of MCN Financing
               II.**

    EXHIBIT
    NUMBER                       DESCRIPTION OF DOCUMENT
    -------                      -----------------------
    25-4       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of MCN for the benefit of the holders of Preferred Securities of MCN Financing III.**
    25-5       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of MCN for the benefit of the holders of the Preferred Securities of MCN Financing
               IV.**
    25-6       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee
               under the Amended and Restated Declaration of Trust of MCN
               Financing II.**
    25-7       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee
               under the Amended and Restated Declaration of Trust of MCN
               Financing III.**
    25-8       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee
               under the Amended and Restated Declaration of Trust of MCN
               Financing IV.**


---------------
   * Indicates document filed herewith.


  ** Indicates documents previously filed.



 *** Updated version filed herewith.



**** Additional Powers of Attorney filed herewith.


References are to MCN (File No. 1-10070) for documents incorporated by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by MCN pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, MCN Financing II, MCN Financing III and MCN Financing IV certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that they have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Detroit and State of Michigan on March 7, 1997.


                                          MCN FINANCING II

                                          By /s/  DANIEL L. SCHIFFER

                                            ------------------------------------
                                            Daniel L. Schiffer, Trustee

                                          By /s/  SEBASTIAN COPPOLA

                                            ------------------------------------
                                            Sebastian Coppola, Trustee

                                          MCN FINANCING III

                                          By /s/  DANIEL L. SCHIFFER

                                            ------------------------------------
                                            Daniel L. Schiffer, Trustee

                                          By /s/  SEBASTIAN COPPOLA

                                            ------------------------------------
                                            Sebastian Coppola, Trustee

                                          MCN FINANCING IV

                                          By /s/  DANIEL L. SCHIFFER

                                            ------------------------------------
                                            Daniel L. Schiffer, Trustee

                                          By /s/  SEBASTIAN COPPOLA

                                            ------------------------------------
                                            Sebastian Coppola, Trustee

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on March 7, 1997.


                                          MCN CORPORATION
                                          (Registrant)

                                          By: /s/  HAROLD GARDNER

                                            ------------------------------------
                                            Harold Gardner
                                            Vice President, Controller and
                                            Chief Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities with MCN Corporation and on the dates indicated.



                       SIGNATURE                                      TITLE                   DATE
                       ---------                                      -----                   ----
                           *                              Chairman, President, Chief      March 7, 1997
--------------------------------------------------------  Executive Officer and Director
                  Alfred R. Glancy III

                           *                              Vice Chairman, Chief Financial  March 7, 1997
--------------------------------------------------------  Officer and Director
                  William K. McCrackin

                  /s/  HAROLD GARDNER                     Vice President, Controller and  March 7, 1997
--------------------------------------------------------  Chief Accounting Officer
                     Harold Gardner

                           *                              Director                        March 7, 1997
--------------------------------------------------------
                    Stephen E. Ewing

                           *                              Director                        March 7, 1997
--------------------------------------------------------
                     Roger Fridholm

                           *                              Director                        March 7, 1997
--------------------------------------------------------
                   Frank M. Hennessey

                           *                              Director                        March 7, 1997
--------------------------------------------------------
                   Thomas H. Jeffs II

                           *                              Director                        March 7, 1997
--------------------------------------------------------
                    Dale A. Johnson

                           *                              Director                        March 7, 1997
--------------------------------------------------------
                  Helen O. Petrauskas

                           *                              Director                        March 7, 1997
--------------------------------------------------------
                     Howard F. Sims

                           *                              Director                        March 7, 1997
--------------------------------------------------------
                    Bill M. Thompson

*By           /s/  HAROLD GARDNER
    ----------------------------------------------------
                   Harold Gardner
                   Attorney-in-Fact

                                 EXHIBIT INDEX


    EXHIBIT
    NUMBER                       DESCRIPTION OF DOCUMENT
    -------                      -----------------------
     1-1       Form of Underwriting Agreement with respect to the MCN
               Senior Debt Securities (to be filed under subsequent Form
               8-K).
     1-2       Form of Underwriting Agreement with respect to the MCN
               Subordinated Debt Securities (to be filed under subsequent
               Form 8-K).
     1-3       Form of Underwriting Agreement with respect to MCN Common
               Stock (to be filed under subsequent Form 8-K).
     1-4       Form of Underwriting Agreement with respect to the MCN
               Income PRIDES (to be filed under subsequent Form 8-K).
     1-5       Form of Underwriting Agreement for Offering of Preferred
               Securities (to be filed under subsequent Form 8-K).
     4-1       Articles of Incorporation of MCN Corporation (Exhibit 3-1 to
               MCN's March 31, 1994 Form 10-Q).
     4-2       By-Laws of MCN Corporation, as amended (Exhibit 3-2 to MCN's
               March 31, 1993 Form 10-Q).
     4-3       Description of MCN's Preferred Share Purchase Rights (Form
               8-A dated December 28, 1989).
     4-4       Senior Debt Securities Indenture between MCN Corp. and NBD
               Bank, N.A., (now known as NBD Bank) as Trustee. (Exhibit 4-4 to MCN's September 29, 1994 Form S-3 Registration Statement
               No. 33-55665).
     4-5       Subordinated Debt Securities Indenture between MCN Corp. and
               NBD Bank, N.A., as Trustee. (Exhibit 4-5 to MCN's September
               29, 1994 Form S-3 Registration Statement No. 33-55665).
     4-6       First Supplemental Indenture to Subordinated Debt Securities
               Indenture between MCN Corp. and NBD Bank, as Trustee, dated
               April 17, 1996 (Exhibit 4-18 to MCN's April 19, 1996
               Amendment No. 2 to Form S-3 Registration Statement No.
               333-01521).
     4-7       Form of Preferred Security (included in Exhibits 4-21, 4-22 and 4-23).*
     4-8       Form of Junior Subordinated Debenture relating to MCN
               Financing II (included in Exhibit 4-24).*
     4-9  (a)  Form of Junior Subordinated Debenture relating to MCN
               Financing III (included in Exhibit 4-25).*
     4-9  (b)  Form of Junior Subordinated Debenture relating to MCN
               Financing IV (included in Exhibit 4-26).*
     4-10      Form of Guarantee Agreement with respect to Preferred
               Securities of MCN Financing II (Exhibit 4-8(b) to MCN's
               April 10, 1996 Amendment No. 1 to Form S-3 Registration
               Statement No. 333-01521).
     4-11      Form of Guarantee Agreement with respect to Preferred
               Securities of MCN Financing III.*
     4-12      Form of Guarantee Agreement with respect to Preferred
               Securities of MCN Financing IV.*
     4-13      Form of Purchase Contract Agreement, between MCN Corporation and The First National Bank of Chicago, as Purchase Contract
               Agent (including as Exhibit A the form of the Security
               Certificate).*
     4-14      Form of Pledge Agreement, among MCN Corporation, The Chase
               Manhattan Bank, as Collateral Agent and The First National
               Bank of Chicago, as Purchase Contract Agent.*
     4-15      Certificate of Trust of MCN Financing II (Exhibit 4-12 to
               MCN's March 7, 1996 Form S-3 Registration Statement No.
               333-01521).
     4-16      Certificate of Trust of MCN Financing III.**

    EXHIBIT
    NUMBER                       DESCRIPTION OF DOCUMENT
    -------                      -----------------------
     4-17      Certificate of Trust of MCN Financing IV.**
     4-18      Declaration of Trust of MCN Financing II (Exhibit 4-14 to
               MCN's March 7, 1996 Form S-3 Registration Statement No.
               333-01521).
     4-19      Declaration of Trust of MCN Financing III.*
     4-20      Declaration of Trust of MCN Financing IV.*
     4-21      Form of Amended and Restated Declaration of Trust of MCN
               Financing II (Exhibit 4-16 to MCN's March 7, 1996 Form S-3
               Registration Statement No. 333-01521).
     4-22      Form of Amended and Restated Declaration of Trust of MCN
               Financing III.*
     4-23      Form of Amended and Restated Declaration of Trust of MCN
               Financing IV.*
     4-24      Form of Supplemental Indenture to Subordinated Debt
               Securities Indenture to be used in connection with the
               issuance of Junior Subordinated Debentures related to MCN
               Financing II.*
     4-25      Form of Supplemental Indenture to Subordinated Debt
               Securities Indenture to be used in connection with issuance of Junior Subordinated Debentures related to MCN Financing
               III.*
     4-26      Form of Supplemental Indenture to Subordinated Debt
               Securities Indenture to be used in connection with issuance of Junior Subordinated Debentures related to MCN Financing
               IV.*
     5-1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
               regarding the validity of certain of the Offered
               Securities.*
     5-2       Opinion of Daniel L. Schiffer, Senior Vice President,
               General Counsel and Secretary for MCN Corporation regarding the validity of certain of the Offered Securities.*
     8-1       Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
    12-1       Computation of Ratio of Earnings to Fixed Charges and Ratio
               of Earnings to Fixed Charges and Preferred Stock Dividends.
               (Exhibit 12-1 to MCN's December 31, 1996, Form 10-K).
    23-1       Independent Auditors' Consent -- Deloitte & Touche LLP.***
    23-2       Consent of S.A. Holditch & Associates, Inc.***
    23-3       Consent of Lee Keeling & Associates, Inc.***
    23-4       Consent of Ryder Scott Company.***
    23-5       Consent of Miller and Lents, Ltd.***
    23-6       Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibits 5-1 and 8-1).*
    23-7       Consent of Daniel L. Schiffer, Senior Vice President,
               General Counsel and Secretary for MCN Corporation (included in Exhibit 5-2).*
    23-8       Consent of Questa Engineering Corporation.*
    23-9       Consent of Advanced Resources International, Inc.*
    24-1       Powers of Attorney for MCN Corporation.****
    24-2       Board Resolution authorizing issuance of the Offered
               Securities.**
    25-1       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, NBD Bank, N.A., as Trustee under the
               Senior Debt Indenture.*
    25-2       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of NBD Bank, N.A., as Trustee under the
               Subordinated Debt Securities Indenture.*
    25-3       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of MCN for the benefit of the holders of the Preferred Securities of MCN Financing
               II.**
    25-4       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of MCN for the benefit of the holders of Preferred Securities of MCN Financing III.**

    EXHIBIT
    NUMBER                       DESCRIPTION OF DOCUMENT
    -------                      -----------------------
    25-5       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of MCN for the benefit of the holders of the Preferred Securities of MCN Financing
               IV.**
    25-6       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee
               under the Amended and Restated Declaration of Trust of MCN
               Financing II.**
    25-7       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee
               under the Amended and Restated Declaration of Trust of MCN
               Financing III.**
    25-8       Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Wilmington Trust Company as Trustee
               under the Amended and Restated Declaration of Trust of MCN
               Financing IV.**


---------------
   * Indicates document filed herewith.


  ** Indicates documents previously filed.



 *** Updated version filed herewith.



**** Additional Powers of Attorney filed herewith.


References are to MCN (File No. 1-10070) for documents incorporated by reference.